As Filed With the Securities and Exchange Commission on August 3, 2001
                                       Registration Statement No. ___________
=============================================================================
                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                   FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      College Bound Student Alliance, Inc.
                (Name of small business issuer in its charter)

        Nevada                      8748                     84-1416023
(State or jurisdiction       (Primary Standard           (I.R.S. Employer
 of incorporation or       Industrial Code Number)    Identification Number)
 organization)

                       333 South Allison Parkway, Suite 100
                         Lakewood, Colorado 80226-3115
                                (303)  804-0155
   (Address and telephone number of issuer's principal executive offices)

                    Jerome M. Lapin, Chief Executive Officer
                       333 South Allison Parkway, Suite 100
                         Lakewood, Colorado 80226-3115
                                (303)  804-0155
             (Name, address and telephone number of agent for service)

Approximate date of proposed sale to public: As soon as the registration statement is effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                        CALCULATION OF REGISTRATION FEE
============================================================================
                                                   Proposed
                                      Estimated    Maximum
Title of Each                         offering     Aggregate    Amount of
Class of Securities    Amount to be   Price        Offering     Registration
to be Registered       Registered(1)  Per Unit     Price        Fee
----------------------------------------------------------------------------
Common stock,
$.001 par value         11,500,000    $0.06175(2)  $710,125(2)  $177.53

Common stock               489,500    $0.50(3)     $244,750(3)  $ 61.19
underlying Selling
Shareholder Warrant
                                                     TOTAL      $238.72
=============================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) In accordance with Rule 457(c), the aggregate offering price of our stock is estimated solely for calculating the registration fees due for this filing. This estimate is based on the average of the high and low sales price of our stock reported by the OTC Bulletin Board on August 1, 2001.

(3) In accordance with Rule 457(g), the shares issuable upon the exercise of the warrant is determined by the higher of (i) the exercise price of the warrant, (ii) the offering price of the common stock in the registration statement, or (iii) the average sales price of the common stock as determined by 457 (c).






























                                 SUBJECT TO COMPLETION:  DATED AUGUST 3, 2001
-----------------------------------------------------------------------------


                           Up to 11,989,500 Shares

                      COLLEGE BOUND STUDENT ALLIANCE, INC.

                                 Common Stock

                          ----------------------------

     * Swartz Private Equity, LLC ("Swartz") may use this prospectus in connection with sales of up to 11,989,500 shares of our common stock.

-----------------------------------------------------------------------------

Consider carefully the risk factors beginning on page 4 in this prospectus.

-----------------------------------------------------------------------------

     Our common stock is traded on the OTC Bulletin Board under the symbol "GRAD". On August 1, 2001, the reported closing price for our common stock on the OTC Bulletin Board was $0.061.

     Swartz may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. Swartz, in addition to being a Selling Shareholder, is also considered an "underwriter" within the meaning of the Securities Act in connection with its sales of our common stock. We will not receive any proceeds from the sale of shares by Swartz, however, we will receive proceeds from Swartz under an investment agreement.

     The information in this prospectus is not complete and may be changed. Neither us nor Swatz may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




               The date of this prospectus is ________, 2001.













                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Prospectus Summary ................................................   3

Risk Factors ......................................................   4

Market Price of and Dividends on the Company's Equity and Other
  Shareholder Matters  ............................................  10

Use of Proceeds ...................................................  11

Selected Financial Information ....................................  11

Management's Discussion and Analysis of Financial Condition
 and Results of Operations.........................................  11

Description of Business ...........................................  25

Management ........................................................  33

Security Ownership of Certain Beneficial Owners
 and Management ...................................................  39

Certain Relationships and Related Transactions ....................  41

Selling Security Holder ...........................................  43

Description of Securities .........................................  50

Plan of Distribution ..............................................  50

Experts ...........................................................  52

Legal Matters .....................................................  52

Additional Information ............................................  52

Index to Financial Statements .....................................  F-1

                              PROSPECTUS SUMMARY

     The following is a summary of the pertinent information regarding this Offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. The Prospectus should be read in its entirety, as this summary does not constitute a complete recitation of facts necessary to make an investment decision.

The Company
-----------

     College Bound Student Alliance, Inc., a Nevada corporation ("we", "us," "our," "CBSA," or the "Company") is an education and career preparation company. CBSA's breadth of services and products combined with the experience of helping over 100,000 students achieve their higher education goals make it a market leader. We offer customers a comprehensive set of service and product offerings that focus on helping students and families achieve their higher educational goals.

     We primarily provide career assessment, college preparation and admissions services to high school students and their families as they plan and prepare for the student's future education. Services include career counseling, career assessment, SAT/ACT preparation courses, college financial planning and college selection.

The Offering
------------

Selling Shareholder      "Selling Shareholder" means Swartz Private Equity,
                         LLC ("Swartz").

Securities Offered       A total of 11,989,500 shares of common stock,
                         including 489,500 shares of common stock underlying the commitment warrants.

Offering Price           The shares being registered hereunder are being
                         offered by Swartz from time to time at the then current market price.

Common stock to be       37,197,229 shares; including all of the shares
 Outstanding after the   issuable upon the exercise of warrants held by
 Offering                Swartz.  We currently have a total of
                         25,207,729 shares issued and outstanding, so if all of the shares that may be offered are actually sold, our issued and outstanding shares would increase by about 47.6%. Pursuant to the terms of the investment agreement with Swartz, we are not obligated to sell any of the shares, other than the shares underlying the warrants, to Swartz unless it is beneficial to us.

Dividend Policy          We do not anticipate paying dividends on our
                         common stock in the foreseeable future.

Use of Proceeds          The shares offered by this prospectus are being
                         sold by Swartz and we will not receive any proceeds of the offering, except that we will receive funds from Swartz under the investment agreement.
                         (See "Use of Proceeds"). We intend to use all such proceeds for repayment of debt, working capital, property and equipment, capital expenditures and general corporate purposes.

Summary Financial Information
-----------------------------

     The following financial information is summarized from our financial statements included in this prospectus.

                                Nine Months       Year Ended July 31,
                                   Ended          -------------------
                               April 30, 2001      2000         1999
                               --------------      ----         ----

Net Revenues                    $ 3,856,426      1,856,026      706,886
Loss from Operations            $(3,974,883)    (1,224,710)    (866,363)
Net loss per share              $     (0.17)         (0.07)       (0.05)
Total Assets                    $ 4,098,136      5,429,843    1,623,132
Total Liabilities               $ 7,442,934      4,814,652    1,661,193
Stockholders' Equity (Deficit)  $(3,344,798)       615,191      (38,061)


                                 RISK FACTORS

     The securities we are offering for sale in this prospectus are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire sum invested in the common shares. Before purchasing any of our common shares, prospective purchasers should carefully consider the following factors:

     1. We were previously a development stage business and have had only limited revenues.

     We commenced our current operations in 1997. We acquired College Bound Student Athletes, Inc. in April 1999, College Foundation Planners, Inc. in May 2000 and The College Partnership, Inc. in July 2000. Since we have limited revenues and financial results, prospective investors have limited information from which to base an assessment of our potential. There is no assurance that we will become profitable. We have experienced, and may continue to experience, many of the problems, delays and expenses encountered by any early stage business, some of which are beyond our control. These include, but are not limited to, substantial delays and expenses related to testing and developing new products, costs of merging certain operations of acquired companies, production and marketing expenses in connection with new products and technologies, high distribution and marketing costs, competition from larger and more established companies, lack of market acceptance of such products and technologies, and other unforeseen difficulties.

     2. We have an accumulated deficit, working capital deficit, a history of losses and future profitability is uncertain.

     To date, we have had significant losses. As of April 30, 2001 our accumulated deficit was $7,116,637 and our working capital deficit was $3,933,082. For the nine months ended April 30, 2001, we recorded a net loss of $4,209,035. For the fiscal years ended July 31, 2000 and 1999, we incurred net losses attributable to common stockholders of $1,444,098 and $899,043.
Such losses have resulted primarily from significant costs associated with the development of our products, marketing of those products and the interest charges and expenses related to previous equity and debt financings. We expect additional operating losses in the future unless and until we are able to generate operating revenues sufficient to support our expenditures. There is no assurance that (1) our sales will generate sufficient revenues to fund continuing operations, (2) that we will attain and sustain profitability in any future period, or (3) that we will have positive cash flows from operations.

     3.  We may need additional financing.

     We have recently completed financing of a portion of our open customer contract receivables of approximately $780,000, net of holdbacks and fees. We believe that our cash requirements through August 1, 2002 will be satisfied by the following sources; (1) cash expected to be generated from operations, (2) further financing of our receivables, and (3) exercising the equity line with Swartz Private Equity, LLC.

     Our ability to obtain funding under the equity line is subject to certain restrictions and limitations, including but not limited to, the effectiveness of a registration statement covering the shares of the common stock, price of the common stock, and volume limitations related to the common stock.

     We anticipate that our future cash requirements also may be satisfied by expanded product sales and improved operations, further financing of receivables and debt financing. However, we do not have any binding commitment with regard to additional funds, and there can be no assurance that any future funds required would be generated from operations or from the aforementioned or other potential sources. The lack of additional capital could force us to substantially curtail or cease operations and would therefore have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders.

     4. In the past, new services have been developed in a timely manner. However, we cannot assure a timely completion and introduction of future new or improved services on a cost-effective basis, or that such services, if introduced, will achieve market acceptance.

     We have new services in various stages of development. There can be no assurance that additional services can be introduced or completed to production or marketability due to the inherent risks of new services, limitations on financing, competition, uncertain customer acceptance, loss of key personnel and other factors. We have generated revenues from our various services to date and have no agreements or arrangements providing any assurance of revenues in the future.

     5.  We are dependent on market acceptance of our services.

     Our future is dependent upon the success of the current and future generations of one or more of our services. There can be no assurance that we can introduce any of our new services via the Internet or that, if introduced, they will achieve market acceptance such that in combination with existing services they will sustain us or allow us to achieve profitable operations.

     6. We face significant competition and possible obsolescence of our products.

     Competition from other and better established student service companies is significant and expected to increase. Some of the companies with which we compete and expect to compete with have greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have greater experience in the production and marketing of products. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to the Company. In addition, one or more of our competitors may succeed or may have already succeeded in developing technologies and products that are more effective than any of those offered or being developed by us, rendering our technology and products obsolete or noncompetitive.

     7. Our proprietary rights are subject to uncertainty; we may be subject to infringement claims against us.

     We rely on a combination of trademarks, trade secret laws, copyrights and confidentiality procedures to protect our intellectual property rights. Our competitors may also be able to design around our copyrights.

     There is currently no pending intellectual property litigation against us. There is no assurance, however, that our technologies or products do not and will not infringe the patents or proprietary rights of third parties. Problems with trademarks or other rights could potentially increase the cost of our products or delay or preclude new product development and commercialization by us. If infringement claims against us are deemed valid, we may seek licenses that might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future technology license positions or to defend against infringement claims. There can be no assurance that any of our products will not infringe upon the proprietary rights of others or that licenses we require from others will be available on commercially reasonable terms, if at all.

     8.  We face risks from possible computer system failures.

     Our computer systems may be vulnerable to failure, damage or interruption from power loss, telecommunications failure, break-ins, acts of God, and similar events. While we have reasonable backup systems, failures could occur and sufficient business interruption insurance may not be available to compensate us for losses that may occur. Any system error or failure that causes interruption in availability or loss of customer information or an increase in response time could result in a loss of customers.

     9. Our products may become dependent on the internet and college funding policies.

     Our new student services products will depend in large part upon a robust and growing educational industry and increased college enrollment from echoboomers (children of baby-boomers). There can be no assurance that the student services products necessary to make the Internet a viable commercial marketplace will be developed, or, if they are developed, that the Internet will become a viable commercial marketplace. Even if the Internet continues its robust growth, there can be no assurance of a market for our products given their dependence upon financial aid policies and rates and the intense competition from college competitors.

     10.  We depend on key personnel; we have no key person life insurance.

     Our performance is substantially dependent on the performance of our executive officers and key technical employees. Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel, especially management and highly skilled technical personnel with experience in education/sports marketing. We do not have "key person" life insurance policies on any of our executive officers or employees. The loss of the services of any of our executive officers or other technical employees could have a material adverse effect on our business, operating results or financial condition.

     Our future success and growth also depend on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon our business, operating results and financial condition.

     11. There may be adverse effects of future sales of our shares or the market for our shares.

     Future sales of common stock by existing stockholders pursuant to Rule 144 under the Securities Act or pursuant to additional registration statements could have an adverse effect on the price of our common stock. Additional shares of common stock may be deemed "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "Act"), and may only be sold pursuant to a registration statement under the Act, in compliance with Rule 144 under the Act, or pursuant to another exemption from registration.

     12. We may indemnify officers, directors and others for certain liabilities.

     Our Articles of Incorporation provides for the indemnification of our officers, directors, employees and agents, under certain circumstances, against attorney's fees and other expenses incurred by them and judgments rendered against them in any litigation to which they become a party arising from their association with or activities on our behalf. We may also bear the expenses of such litigation for any of our officers, directors, employees or agents, upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup even if so entitled.

     13. Our Articles of Incorporation excludes personal liability of directors for monetary damages.

     Our Certificate of Incorporation excludes personal liability on the part of our directors for monetary damages for breach of fiduciary duty, except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This exclusionary provision does not affect the liability of any director under federal or applicable state securities laws.

     14.  We do not expect to pay dividends.

     The Company does not contemplate paying cash dividends in the foreseeable future. Future dividends will depend on our earnings, if any, and our financial requirements.

     15.  Trading in our shares is subject to risks of low-priced stocks.

     Our common shares are currently defined as "penny stocks" under the Exchange Act and rules of the Securities and Exchange Commission adopted thereunder. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements upon broker-dealers who sell our securities to persons other than certain "accredited investors" (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse) or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, the broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, and the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Securities and Exchange Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our shares and thus may also affect the ability of purchasers of shares to resell those shares in the public markets.

     16. The authorization of preferred stock in our Articles of Incorporation may adversely affect the market for our shares.

     Our Articles of Incorporation authorize the issuance of a maximum of 10,000,000 shares of preferred stock on terms that may be fixed by our Board of Directors without stockholder action. The terms of any series of preferred stock could make our possible takeover or the removal of our management more difficult, discourage hostile bids for control in which stockholders may receive premiums for their shares of common stock or otherwise dilute the rights of holders of common stock.

     17. We may be unable to obtain sufficient funds from the investment agreement with Swartz to meet our liquidity needs.

     Because of our current debt structure, there may be circumstances when we might need to obtain funds from the investment agreement with Swartz. However, the future market price and volume of trading of our common stock limits the rate at which we can obtain money under the equity line agreement with Swartz. Further, we may be unable to satisfy the conditions contained in the investment agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we may be unable to obtain sufficient funds from Swartz to meet our liquidity needs.

     18. The exercise of our Put Rights may substantially dilute the interests of other security holders

     We will issue shares to Swartz upon exercise of our Put Rights at a price equal to the lesser of:

     -  the market price for each share of our common stock minus $.075; or

     -  91% of the market price for each share of our common stock.

     Accordingly, the exercise of our Put Rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the three year period of the investment agreement, we may need to register additional shares for resale to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in, or be unable to, access some of the up to $30 million available under our Put Rights.

     19. The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

     If and when we exercise our Put Rights and sell shares of our common stock to Swartz, if and to the extent that Swartz sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to Put shares to Swartz, we must issue more shares of our common stock for any given dollar amount invested by Swartz, subject to a designated minimum Put price that we specify. This may encourage short sales, which could place further downward pressure on the price of our common stock.

     20.  We may choose not to exercise our Put Rights.

     Based upon the market value of our common stock and our financial condition at the time, we may conclude that it is in our best business interests and those of our shareholders, not to exercise our Put Rights under the Investment agreement. Should we decide not to Put any shares to Swartz, under the terms of the Investment agreement, we would owe Swartz a non-usage fee equal to the difference between $300,000 and 10% of the value of the shares of common stock we Put to Swartz during each 18-month period during the term of the investment agreement.

     21.  We could lose pending litigation or regulatory matters.

     The Attorney General of Minnesota and Mr. Mike Hatch filed suit against The College Partnership, Inc., one of our subsidiaries, alleging deceptive trade practices, consumer fraud and false advertising and the plaintiffs are seeking injunctive and other relief. Our legal counsel is involved in ongoing settlement discussions and we currently anticipate that we will settle the matter by signing a cease and desist order with no admission of liability and by possibly paying a small settlement amount. If our settlement discussions are not successful we might be fined or other administrative action could be taken in the event that the case proceeds and the plaintiffs ultimately prevail on the merits.

     We are involved in several legal proceedings involving Wayne Gemas and Kevin Gemas relating to consulting and employment agreements we had with them and our acquisition of College Bound Student Athletes. If we are unsuccessful in these proceedings we may be required to pay substantial damages which could adversely affect our business.

                      MARKET PRICE OF AND DIVIDENDS ON THE
             COMPANY'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     Our common stock is currently traded on the OTC Bulletin Board under the symbol "GRAD". The following table sets forth the range of high and low bid quotations for each fiscal quarter within the last two fiscal years. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

      Fiscal Quarter Ended            High Bid           Low Bid
      --------------------            --------           -------

      October 31, 1998                 $0.75              $0.13
      January 31, 1999                 $0.36              $0.09
      April 30, 1999                   $0.49              $0.20
      July 31, 1999                    $0.60              $0.22

      October 31, 1999                 $0.52              $0.18
      January 31, 2000                 $0.71              $0.15
      April 30, 2000                   $1.60              $0.20
      July 31, 2000                    $0.31              $0.28

      October 31, 2000                 $0.42              $0.18
      January 31, 2001                 $0.21              $0.08
      April 30, 2001                   $0.38              $0.12

     As of July 11, 2001, there were 169 record holders of our common stock. Based on security position listings, we believe that there are approximately 1,600 beneficial owners of our common stock.

     Since our inception, no cash dividends have been declared on the common stock.

                               USE OF PROCEEDS

     The proceeds from the sale of the shares of common stock offered hereby will be received directly by Swartz. We will not receive any proceeds from the sale of the shares of common stock offered hereby. We will receive, however, proceeds from the sale of our common stock to Swartz. We intend to use the proceeds from the sale of common stock to Swartz for repayment of debt, working capital, strategic alliances, capital expenditures and general corporate purposes.


                       SELECTED FINANCIAL INFORMATION

     The following selected financial information should be read in conjunction with the financial statements of the company and the notes thereto included elsewhere herein.

                              As of and for the   As of and for the
                                Nine Months       Year Ended July 31,
                                   Ended          -------------------
                               April 30, 2001      2000         1999
                               --------------      ----         ----
Net Revenues                    $ 3,856,426      1,856,026      706,886
Loss from Operations            $(3,974,883)    (1,224,710)    (866,363)
Net loss per share              $     (0.17)         (0.07)       (0.05)
Total Assets                    $ 4,098,136      5,429,843    1,623,132
Total Liabilities               $ 7,442,934      4,814,652    1,661,193
Stockholders' Equity (Deficit)  $(3,344,798)       615,191      (38,061)


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We were dormant until 1997 when we changed our name to SportsStar Marketing, Inc. We acquired College Bound Student-Athletes, Inc. (CBS-Athletes) in April 1999. Both companies had been experiencing operating losses through the date of the combination, and have continued to experience losses after we merged and restructured the combined businesses. We believe the development of infrastructure for future growth and lack of liquid financial resources are primarily responsible for the losses.

     In August 1999 we hired a Chief Executive Officer and, in late 1999, completed a revised business plan. In February 2000 we completed a $1,000,000 offering, the proceeds of which were used for the repayment of debt, deferred compensation, and payments to vendors. Our plans were to increase sales through development and/or acquisition of new products, expanding and upgrading the number and quality of sales representatives, augmenting the personal evaluation seminar program, and designing an effective Internet e-commerce transaction site. To these ends, we engaged an information technology firm to further develop our Internet and e-commerce abilities. As a result, an improved website was released in July 2000. The improved website allows us to more fully describe our business plan and vision and to receive potential customer leads and orders. Additional capabilities, such as on-line catalog and product orders are planned for future upgrades to the website. Approximately $43,000 has been spent on website improvements.

     On April 15, 1999, we acquired CBS-Athletes. The purchase price of $945,901 consisted of $600,000 debt valued at $527,951, 522,500 shares of our common stock valued at $198,934, options to purchase up to 500,000 shares of our common stock at $.50 per share valued at $61,531, a covenant not to compete valued at $147,485 and $10,000 of acquisition costs. During 2000, the Company issued 22,500 shares of common stock valued at $8,028 as additional purchase price consideration. Additional payments of up to $1.1 million and options to purchase 500,000 shares of our common stock could be made upon CBS-Athletes achieving certain performance thresholds. The Company has determined that all of the five performance thresholds have not been met, although the former owner of CBS Athletes disagrees with our conclusion for the threshold relating to lowering production costs. Our additional liability, if any, if this threshold was met would be an additional payment to the former owners of $250,000 and could be paid in cash or common stock, at our option. This dispute is likely to be reviewed as part of the arbitration proceeding described under legal proceedings.

     Due to the acquisition of CBS-Athletes in April 1999, the results of operations of CBS-Athletes have been included in our financial statements from April 15, 1999. The purchase price was allocated to the fair values of identifiable assets and liabilities. We recorded three intangible assets in connection with the acquisition: a covenant not to compete of $147,485, software of $73,300, and recruiting systems technology of $1,057,108.

     On May 5, 2000, we acquired College Foundation Planners, Inc. (CFPI).
The purchase price of $434,414 consisted of $241,541 in promissory notes to seller, 500,000 restricted shares of our common stock valued at $148,500 and $44,373 of acquisition costs. In conjunction with this acquisition, the Company has issued 40,000 restricted shares of the Company's common stock valued at $10,125 to certain employees of CFPI. The employees were entitled to the shares upon completing one year of service (May 5, 2001). The purchase price is based on CFPI having defined net assets and maintaining defined revenue thresholds for periods before and after closing of the purchase. Two hundred fifty thousand of the 500,000 shares issued have been placed in escrow with an independent agent and will be released depending upon CFPI attaining contractual revenue thresholds. The Company believes it is probable that such performance thresholds will be met, accordingly the purchase price includes this contingent consideration. The Company also granted an option to purchase 500,000 shares of our common stock to the former owner and operator of CFPI as part of an employment contract, which become vested and exercisable only to the extent CFPI achieves contractual performance thresholds over the three years following the acquisition date, which if attained will be recognized as expense in the periods earned.

     The acquisition has been accounted for by the purchase method and the results of operations of CFPI have been included in our financial statements from May 1, 2000. The purchase price was allocated to the fair values of identifiable assets and liabilities as of April 30, 2000. In connection with the purchase we recorded an intangible asset for recruiting systems technology of $470,972 which is being amortized on a straight-line basis over 10 years.

     CFPI has contributed over $400,000 in gross revenue in fiscal 2001. The effect on net income and earnings per share are projected to be immaterial, as CFPI has historically operated on a break-even basis or at a moderate loss. While we have made some modifications to the products offered by CFPI, we anticipate making further changes to increase the profit margins through production efficiencies and economies of scale while retaining high quality standards. Further, we will broaden our product offerings through these offerings and may mass market them through our national sales force.

     We acquired all of the issued and outstanding common stock of College Resource Management, Inc. on July 31, 2000, which subsequently changed its name to The College Partnership, Inc. ("TCP"). TCP was a private company based in Grand Prairie, Texas and is incorporated in Delaware. It was purchased from its sole stockholder. The purchase price of $2,311,016 consisted of a $1,688,558 promissory note payable, 2,000,000 shares of our common stock valued at $504,000, and transaction costs of $118,458. The promissory note payable to seller has a stated interest rate of 7.5% that has been discounted at 11.5% for purposes of calculating the purchase price. The undiscounted obligation is $2 million. The purchase price has been allocated to the fair value of identifiable assets and liabilities. We recorded intangible and other assets in connection with the acquisition. The acquisition has been accounted for by the purchase method and the excess of cost over the fair value of acquired net tangibles assets of $1,145,588 was recognized as intangible assets and is being amortized on a straight-line basis over 10 years. The results of operations have been included in our financial statements starting August 1, 2000. We also assumed a software lease, the terms of which were re-negotiated in April 2001. The Company is to pay $16,667 per month from May 1, 2001 to February 1, 2002 when the monthly payments will increase to $50,000 per month. The monthly payments may increase upon the Company achieving $60,000 in monthly pre-tax income or receiving $1,500,000 in equity financing.

     We believe that our cash requirements through August 1, 2002 will be satisfied by the following sources; (1) the recently completed receivables financing, (2) cash expected to be generated from operations, and (3) exercising the equity line with Swartz Private Equity, LLC.

     We also have plans to raise capital through equity or combined debt and equity financing. The proceeds will be used to expand our product and service lines, to further develop our Internet capabilities, to further develop the corporate sponsorship program, for acquisitions, and for additional working capital, however, there can be no assurance that we will raise any capital. To fully utilize the infrastructure and the associated expense of maintaining it, we must continue to grow through expansion of product and service lines and acquisitions. However, the agreement with Swartz Private Equity grants Swartz a right of first refusal for any private capital raising transaction, and also requires that Swartz give prior approval of any sales of equity securities for cash in private transactions. These provisions limit our ability to raise additional capital.

     Our fiscal year end is July 31. The following is a summary of certain financial information as of and for the three and nine months ended April 30, 2001 and 2000 and the years ended July 31, 2000 and 1999.

     Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section and elsewhere herein.

RESULTS OF OPERATIONS: THREE AND NINE MONTHS ENDED APRIL 30, 2001

     Revenue is recognized consistent with Staff Accounting Bulletin No. 101(SAB 101). For customer agreements where there are multiple deliverables and fair value of the deliverables is not determinable, revenue is recognized over the service period on the straight-line basis. Prior to January 1, 2001, the multiple deliverables contracts included a service component that was contractually available over the one-year contract period. Customers paid the contracted fees at the beginning of the contract, in four equal installments in the first four months of the contract, monthly over the contract period, or weekly over the contract period. For those that paid at the beginning of the contract, revenue is deferred and recognized ratably on a straight-line basis over 12 months. For those that pay over four months, a portion of the first payment is deferred and all payments thereafter are deferred and revenue is recognized ratably on a straight-line basis over the contract period. For those that pay in monthly or weekly installments, revenue is recognized consistent with contractual collections and, accordingly, receivables and deferred revenues are not recognized at contract initiation. Effective January 1, 2001, the Company introduced a new customer agreement that does not contain multiple deliverables. The Company no longer offers the multiple deliverables customer agreements effective January 1, 2001. The new customer agreements obligate the Company to deliver a product called The College Action Plan (TM) (CAP). The CAP is typically delivered within 90 days. Revenue is recognized when the CAP is delivered.

    Results of operations for the three and nine month periods ended April 30, 2001 are effected by an inherent mismatch of revenue and expenses and are not indicative of the trend of the results for the year. As described in Note 4 to the Condensed Consolidated Financial Statements for the three and nine months ended April 30, 2001, estimated value of contracts sold for all company student services for the three and nine month periods ended April 30, 2001, less estimated reserves, were $3,604,248 and $8,094,841, respectively, as compared to recognized revenue of $1,805,160 and $3,856,426, respectively. This difference is caused principally by the policy of deferring revenue on contracts sold during the periods and recognizing revenue over the twelve-month service period for the multiple deliverable contracts or upon delivery of the CAP for the new contracts. This deferred recognition of revenue to future periods had a significant adverse impact on operating results for the three and nine month periods ended April 30, 2001, as the Company incurred and recorded approximately 70% of its costs relating to contracts sold prior to January 1, 2001, while it recorded only 17% of the related contract value in revenue. Accordingly, operating loss and net loss in the fourth fiscal quarter ended July 31, 2001, and the following fiscal quarters are expected to be significantly less than in the first, second and third quarters of fiscal 2001. The remaining impact of this deferral of revenue and expenses should be gradually eliminated in the first half of fiscal 2002.

     The balance of the operating losses for the three and nine months ended April 30, 2001, are due to: a) unusually high professional fees of approximately $168,000 and $580,000, respectively, relating principally to the Company's initial SEC registration filings; b) amortization of intangible assets and debt interest primarily relating to the acquisitions of approximately $183,000 and $551,000, respectively; c) costs relating to building infrastructure; d) merging operations; e) expanding, reorganizing, and upgrading the service offerings and related marketing expenses; and f) lower seasonal sales in the Company's second fiscal quarter ending January 31, 2001. Based on an analysis of activity for the first four months of calendar 2001, management estimates that the Company's principal operation operates at a pre-tax profit margin of about 16% before corporate expenses.

     GENERAL. The acquisition of The College Partnership, Inc. has dramatically affected the Company's revenue and expense recognition methods. The Company recognizes contract fee revenue from students on a straight-line basis over the twelve-month term of contracts with multiple deliverables. Customers have the option to pay the full contract price when the contract is signed, in four equal installments payable the first four months of the contract, in twelve equal monthly installments or in weekly installments over one year. Customers have the right to cancel the contract for a full refund within three days of contract signing. Amounts due under contracts are not recorded until cash is received. If a customer paying in four equal installments cancels their contract, all deferred revenue at that time is recognized as revenue. If a customer is paying in equal monthly or weekly installments, the revenue is recognized as the payments are received. Effective January 1, 2001, the Company introduced a new customer agreement that does not contain multiple deliverables. The Company no longer offers the multiple deliverables customer agreements effective January 1, 2001. The new customer agreements obligate the Company to deliver a product called The College Action Plan (TM) (CAP). The CAP is typically delivered within 90 days. Revenue is recognized when the CAP is delivered, based on cash received or contractual cash to be received less an allowance for estimated uncollectible accounts.

     Deferred revenue is recorded for cash received in advance for services the Company is obligated to perform. In addition, at April 30, 2001, the Company had $59,225 of deferred revenue remaining from the acquisition of TCP. Direct workshop marketing costs, which are included in selling, general and administrative expenses in the statements of operations, are expensed prior to delivering the products to customers. Those costs include obtaining potential customer lists, invitations to customers, postage, travel and marketing representative fees that represent approximately 30% of the revenue it produces. For the contracts included in deferred revenue, these costs have already been expensed. After the customer signs the contract the remaining service to fulfill the Company's contractual obligation include producing the CAP and continuing support as discussed below.

     The former contract is a multiple deliverable arrangement with two service elements; 1) a tailored profile to assist the client in selecting a college and 2) continuing support, generally for a one year period, in assisting clients in understanding the output as presented in the CAP, guidance in the college application process and assistance in identifying sources of educational financial assistance. These services are not separately priced nor can customers select only one service. The CAP is generally delivered within approximately 90 days after initiation of the client contract. Approximately 90% of direct costs and 70% of total costs are incurred and expensed within 60 days of the contract signing, although 83% of the revenue is deferred after 60 days.

     Student services revenue represents revenue from contracts recognized over the twelve-month period of the contract for the multiple deliverable contracts and upon delivery for the new CAP contracts. Corporate sponsor contributions, which are not restricted as to use by the sponsor, are recognized as revenue when received. Management believes that the Company's business is somewhat seasonal, with average customer contracts signed declining in the period beginning at Thanksgiving and ending at the New Year's holiday. Cash collections are directly related to the number of customer contracts signed not to the amount of revenue recognized in the period.

     REVENUE. For the three and nine month periods ended April 30, 2001, respectively, the Company signed 3,692 and 8,453 customer contracts, net of cancellations, which are higher than TCP's prior year. Customer contracts result in student service revenue being recognized over the twelve month contract period for the multiple deliverable contracts, or upon delivery of the CAP for the new contracts.

     Student services revenue increased $1,417,561 or 392% and $2,832,130 or 287% for the three and nine-month periods ended April 30, 2001 to $1,779,135 and $3,820,530, respectively, from $361,574 and $988,400, respectively, for the comparable periods in 2000, primarily as a result of the acquisition of

TCP on July 31, 2000. Revenue from student services is expected to increase in fiscal 2001 as the marketing and selling of other products is included in the TCP workshop marketing channel, leads increase, the number of representatives grows and the sales per representative increases.

     The Company has recently experienced substantial growth; however, there can be no assurance that growth will continue at historical rates or at all. The Company's ability to generate increased revenue and achieve profitability will depend upon its ability to increase sales through development and/or acquisition of new products, expanding and upgrading the number of sales representatives, further developing the workshop program and designing an effective Internet commerce site. The Company's ability to expand and develop these channels depends on a number of factors beyond its control, including general business and economic conditions. Expansion and development of existing and additional marketing and distribution channels will also depend, in part, upon the Company's ability to secure additional financial resources, technology, expertise and staff.

     Corporate sponsor contributions were $25,575 and $35,345, respectively, for the three and nine month periods ended April 30, 2001, as compared to $510,665 and $535,665 respectively for the three and nine months ended April 30, 2000. This decrease was due to a contribution from a single sponsor in the quarter ended April 30, 2000, which was not repeated in 2001.

     Other revenue decreased primarily because of changes regarding the policy of charging for training the franchise sales force.

     COST OF SERVICES. The cost of services for the three and nine month periods ended April 30, 2001 increased $64,687 or 21%, and $322,339, or 43% from comparable periods in 2000. The increase in cost of services is primarily attributable to the added operations of TCP and CFPI and the related increase in student services revenue. The higher percentage for the nine months over the three months ended April 30, 2001 is primarily attributable to the new contracts effective January 1, 2001 and an improved mix of costs associated with the new product. As a percentage of revenue, cost of services was 21% and 28% for the three and nine-month periods ended April 30, 2001, respectively, compared to 35% and 49%, respectively, for the same periods in 2000. This decrease as a percentage of revenue is partially attributable to an increase in selling prices and greater efficiencies achieved with the acquisitions.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expenses increased $1,782,502 or 436%, and $5,195,428, or 459% for the three and nine-month periods ended April 30, 2001, respectively, as compared to the same periods in 2000. The increases result from the selling and operating expenses of TCP and CFPI, legal expenses, accounting and auditing expenses, SEC filing related expenses and additional compensation for new staff. Because of increased management, staff and cost of new technology, general and administrative expenses are expected to increase in the future. Operating expenses are expected to increase in absolute dollars and continue at their current or a somewhat lower percentage of revenue due to the integration of TCP and CFPI, development of new products, and efforts to develop processing and production methodologies to increase the gross margin of each product.

     Results have also been affected by the costs associated with the integration of operational and administrative functions and building infrastructure for future expansion. There can be no assurance that the Company will be able to successfully integrate the businesses it has acquired or integrate them in a timely manner in accordance with its strategic objectives. Failure to integrate acquired businesses effectively and efficiently could have a material adverse effect on the business, financial condition, results of operations and liquidity.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased $82,943 or 133% and $272,755, or 165% for the three and nine-month periods ended April 30, 2001, as compared to the same periods in 2000. The additional depreciation and amortization was primarily due to the acquisitions of CFPI and TCP since their acquisitions resulted in intangible assets totaling $1,616,600. These assets are primarily being amortized over a 10-year period.

     OPERATING LOSS. Operating loss for the three month and nine month periods ended April 30, 2001 was $904,436 and $3,974,883 respectively, compared to an operating income of $92,775 and operating loss of $513,138, respectively, for the comparable periods in 2000. The increase in operating loss is primarily attributable to a) an increase in revenue deferral on contracts sold during the periods for which a majority of the expenses were recognized, b) $1,676,270 increase in deferred revenue offset by an increase in deferred customer contract expenses of $755,638, c) an increase in selling expenses associated with TCP, d) increased legal, accounting and auditing fees, in connection with the Company's SEC filings, e) increased amortization due to the acquisitions of TCP and CFPI, f) costs of merging operations and building infrastructure, and g) higher investor and public relations expenses. Management anticipates generating positive cash flows from operations during the fiscal year ending July 31, 2002.

     NON-OPERATING INCOME (EXPENSE). Net interest expense for the three and nine-month periods ended April, 2001 increased $67,039, or 435%, and $177,424 or 256%, respectively, from the comparable periods in 2000. The increase in interest expense relates to the financing of acquisitions. Interest expense is directly related to the level of borrowings and related interest rates. Interest expense is expected to increase in fiscal 2001 due to the acquisition of CFPI that was completed in May 2000, the acquisition of TCP that was completed in July 2000 and financing of receivables in June 2001.

     NET LOSS AND NET LOSS PER SHARE. The net loss for the three and nine month periods ended April 30, 2001 was $986,872 and $4,209,035 respectively, as compared to net income of $77,378 and net loss of $582,545, respectively, for the comparable periods in 2000. The basic and diluted net loss per share for the three and nine month periods ended April 30, 2001 was $0.04 and $0.17, respectively, as compared to net income per share of $0.00 in the third quarter and net loss of $0.03 per share for the nine months for the comparable periods in 2000. The Company has options to purchase approximately 4,695,000 shares of its common stock to employees and warrants to Swartz outstanding as of April 30, 2001, which could potentially dilute earnings per share in the future.

RESULTS OF OPERATIONS: YEAR ENDING JULY 31, 2000 VERSUS JULY 31, 1999

     REVENUE. For the year ended July 31, 2000, total revenue increased $1,149,140 or 163% to $1,856,026 as compared to $706,886 for 1999. Revenue is expected to continue increasing in fiscal 2001, primarily due to the purchase of TCP and the expansion of sales of products developed from the CFPI acquisition. The revenue sources are planned to diversify as more products are developed.

     Student services revenue increased for the fiscal year 2000 to $1,285,779 from $499,154 in 1999, primarily as a result of a full year's activity from the acquisition of CBS-Athletes in 2000 compared to three and one half months in 1999, and CFPI's revenue of approximately $100,000. Revenue from profiling is planned to increase in fiscal 2001 as the marketing and selling of the product is included in the TCP workshop, the number of representatives grows and the sales per representative increases.

     Corporate sponsor revenue increased $504,665 or 1628% for the year ended July 31, 2000 to $535,665 from $31,000 for 1999. The increase consisted primarily of a $500,000 contribution from EUR AM Consulting that is not restricted as to use by the sponsor. While we will continue to search for similar sponsorships in the future, there is no assurance that we will receive additional sponsorships.

     Other revenue increased $14,477 or 72% for the year ended July 31, 2000 to $34,582 from $20,105 for 1999.

     We have discontinued the sale of franchises and anticipate no future franchise fee revenue from the sale of franchise regions. Accordingly, no franchise fee revenue was received in 2000 compared to $156,627 for 1999.

     COST OF SERVICES. The cost of services for 2000 increased $668,453 or 162% to $1,081,468 from $413,015 for 1999. The increase in cost of services is primarily attributable to the inclusion of a full year's activity of CBS-Athletes. As a percentage of student services revenue, cost of services was 84% for the current year, as compared to 83% for the prior year. Cost of service increased as a percentage of revenue because of fixed costs of production. On an annualized basis, the revenue from CBS-Athletes was decreased in 2000 compared to 1999, but the fixed costs remained. Cost of services is comprised primarily of sales commissions, production costs, and marketing.

     OPERATING EXPENSES. Selling, general and administrative expenses increased 67% or $707,745 to $1,756,919 for 2000, as compared to $1,049,174 for 1999. The increase results from the operating expenses of CBS-Athletes included for the full year of fiscal 2000, CFPI included for the last quarter of fiscal 2000, corporate expenses and additional compensation for new staff. Because of increased management, staff and cost of new technology, we anticipate selling, general and administrative expenses to increase and continue at their current percentage of revenue due to our integration of TCP, CFPI and CBS-Athletes, development of new products, and efforts to develop processing and production methodologies to reduce the cost of each product.

     Our results have also been affected by the costs associated with the integration of operational and administrative functions and building infrastructure for future expansion. There can be no assurance that we will be able to successfully integrate the businesses we have acquired or integrate them in a timely manner in accordance with our strategic objectives. Failure to integrate acquired businesses effectively and efficiently could have a material adverse effect on our business, financial condition, results of operations and liquidity.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 118% or $131,289 to $242,349 for 2000, as compared to $111,060 for 1999. The additional depreciation and amortization was primarily due to the acquisition of CFPI and CBS-Athletes, since their acquisitions, resulted in intangible assets totaling $1,528,080. These assets are generally being amortized over a 10-year period. Amortization expense is expected to further increase in fiscal 2001 due to the acquisition of TCP and a full year amortization of CFPI.

     OPERATING LOSS. Our operating loss for 2000 was $1,224,710 compared to an operating loss of $866,363 in 1999. The increase in operating loss is primarily attributable to the increased selling, general and administrative costs associated with the CFPI and CBS-Athletes acquisitions, costs of merging operations and building infrastructure, legal fees, higher investor and public relations expenses, and higher amortization expenses, offset by the receipt of $500,000 in corporate sponsor contributions in 2000.

     NON OPERATING INCOME (EXPENSE). Interest expense for 2000 increased 158% or $64,715 to $105,729 as compared to $41,014 for 1999. The increase in interest expense relates to the financing of the CFPI and CBS-Athletes acquisitions. Our interest expense is directly related to our level of borrowings and related interest rates. Interest expense is expected to increase in fiscal 2001 due to the acquisition of CFPI that was completed in May 2000, the acquisition of TCP that was completed in July 2000, and the third-party debt financing entered into in June 2001 to fund operations and development.

     NET LOSS AND NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS. Net loss for fiscal 2000 was $1,319,820, as compared to $899,043 for 1999. The basic and diluted net loss per share attributable to common stockholders for 2000 was $0.07, as compared to net loss per share of $0.05 for 1999. As of July 31, 2000, the Company has issued options to purchase 3,838,734 shares of its common stock to employees, 445,000 warrants to Swartz, and 2,000,000 shares in common stock held in escrow as collateral on a stockholder note payable, which could potentially dilute diluted earnings per share in the future.

     LIQUIDITY. Management believes that the business is somewhat seasonal; with average number of customer contracts signed declining in the period beginning at Thanksgiving and ending in the first week of January. The months of January, February and March are high productivity months which historically have generated strong cash flow and profitable operations. Management anticipates that sales and profitability will increase significantly during calendar 2001 as the upgrade and integration of products and operations are completed and sales representatives and marketing activities are expanded. April and May 2001 also produced lower sales volumes due to the number of holiday weekends for which the Company does not hold workshops. These activities and the seasonality impact in November, December, early January, April and May have stretched cash resources, which management alleviated by raising bridge financing and a recently completed financing of the Company's open customer contract receivables.

FINANCIAL CONDITION AS OF APRIL 30, 2001 AS COMPARED TO JULY 31, 2000

     Total assets have decreased from $5,430,000 at July 31, 2000 to $4,098,000, a change of approximately $1,332,000, at April 30, 2001. The reduction was primarily due to 1) a decrease of approximately $1,600,000 from collections of amounts due from customer contracts acquired, offset in part by an increase in deferred customer contract expenses of approximately $756,000,
2) an increase in trade receivables of approximately $317,000, and 3) an increase in inventory of approximately $111,000. The remaining decrease in total assets is primarily due to the amortization and depreciation of long-lived assets.

     Total liabilities increased from $4,815,000 at July 31, 2000 to $7,443,000 at April 30, 2001. Current liabilities increased from $2,605,000 at July 31, 2000 to $5,392,000 at April 30, 2001. The increase in current liabilities is primarily a result of: a) an increase of approximately $1,680,000 due to receipts of cash for customer contracts prior to delivery of the services during the nine months ended April 30, 2001; b) an increase in current notes payable and other debt to related parties consisting primarily of $260,000 for working capital loans provided by three officers and an unaffiliated investor; c) an increase in accounts payable primarily due to higher sales volume, professional fees primarily relating to SEC filings and increased payables relating to extending the timing of payments to certain vendors; and, d) an increase in accrued liabilities of approximately $531,000 primarily due to deferred payments on software license of approximately $333,000, salary deferrals, deferred royalties and accrued interest on notes payable. The balance sheet also reflects a decrease in long-term debt from approximately $2,946,000 at July 31, 2000 to approximately $2,846,000 at April 30, 2001, which is primarily due to payments on the notes issued in connection with the CBS-Athletes, TCP and College Foundation Planners, Inc (CFPI) acquisitions.

     Stockholders' equity decreased from approximately $615,000 at July 31, 2000 to a deficit of approximately $3,345,000 at April 30, 2001 primarily because of the net loss during the nine-month period ended April 30, 2001.

     As of April 30, 2001, the Company had a working capital deficit of approximately $3,933,000. Management plans to manage the deficit through deferring certain management salaries, pledging or financing amounts due from open customer contracts, using cash expected to be produced from fourth quarter operations including collections on open customer contracts amounts and accessing the Swartz equity line. In order to obtain funds under the equity line, however, the Company must meet certain conditions precedent and the Company's stock price and volume must reach a point where using the equity line would be beneficial. There can be no assurance that these conditions will be met to access the equity line.

     The Company is currently disputing approximately $712,255 ($554,000 current portion) of long-term debt associated with the acquisition of CBS-Athletes. The Company recently completed a review of purchase price adjustments provided for in the CBS-Athletes acquisition agreement and concluded no further payments are due, and that a refund of prior payments may be due from the sellers of CBS-Athletes. The former owners disagree with the Company's assessment and have filed for arbitration under the Agreement. The Company cannot predict the outcome or timing of the resolution of this matter.

FINANCIAL CONDITION AS OF JULY 31, 2000 AS COMPARED TO JULY 31, 1999

     Total assets increased from $1,623,132 at July 31, 1999 to $5,429,843 for a change of $3,806,711 at July 31, 2000, reflecting our growth, both internally and through acquisitions. The most significant increase occurred on July 31, 2000 when we acquired TCP. With respect to the TCP acquisition $74,683 was recorded in cash, $1,796,784 was recorded in amounts due from customer contracts acquired, $6,615 in other current assets, $271,586 in plant and equipment and $1,145,588 in intangible assets. The increase in total assets related to the acquisition of TCP is $3,295,256. The remaining increase in total assets is primarily due to the acquisition of CFPI in May 2000 which consisted primarily of intangible assets.

     Total liabilities increased from $1,661,193 at July 31, 1999 to $4,814,652 at July 31, 2000. The increase was primarily due to the acquisitions of TCP and CFPI, which were accomplished through the issuance of common stock and notes. Current liabilities increased from $909,217 at July 31, 1999 to $2,604,640 at July 31, 2000. The current liability increase was related to the purchase of TCP and includes current maturities of long-term debt, current portion of capital lease obligations of $290,960, accounts payable of $126,853, accrued expenses of $331,198 and deferred revenue of $353,687. Increases in current liabilities were also due to the maturation of long-term debt to current.

     Other increases occurred primarily in current maturities of long-term debt to related parties, which was related to the note issued in conjunction with the TCP acquisition, accounts payable, which was due to past due accounts payable associated with revenue that did not meet pre-acquisition projections in the CBS-Athletes transaction, accrued liabilities, which was due to an increase in deferred salaries and accrued interest expense from the CBS-Athletes acquisition, and due to related parties, which consists of amounts due to Chartwell International, Inc., a 29% owner of the Company, and others for unpaid royalties, management fees, and trade credits. The balance sheet also reflects an increase in long-term debt to related parties, less current maturities from $751,976 at July 31, 1999 to $2,143,376 at July 31, 2000 which is due to the notes issued in conjunction with the TCP and CFPI acquisitions.

     Stockholders' equity (deficit) increased from a deficit of $38,061 at July 31, 1999, to equity of $615,191 at July 31, 2000. While we issued 5,698,320 shares during the year for cash, services, and acquisitions for total consideration of $1,973,072, this was offset by the net loss of $1,319,820.

LIQUIDITY AND CAPITAL RESOURCES

     Our primary sources of liquidity and capital resources historically have been borrowings and sales of our equity securities. Cash used for payment of operating costs has offset these sources of cash flows.

     In February 2000, we completed the sale of 2,000,000 shares of common stock for $1,000,000 ($974,984 net of offering costs)and in March received a $500,000 corporate contribution. We repaid $210,000 of acquisition-related debt and other debt, approximately $76,000 of deferred compensation and $362,000 of deferred vendor and accounts payable with the proceeds from these transactions. Current assets increased to $2,056,793 as compared to $118,245 at July 31, 1999, due primarily to an increase in amounts due from customer contracts acquired of $1,796,784. Current liabilities increased to $2,604,640 at July 31, 2000 as compared to $909,217 at July 31, 1999, due to higher operating expenses, deferred payments in 2000 and the acquisitions of CFPI and TCP.

     We have plans to raise capital through equity or combined debt and equity financing. Through an investment agreement with Swartz Private Equity, LLC, we have secured an equity line to raise up to $30 million. Our management does not know to what extent we will utilize this method of financing, but believes it to be prudent to have the financing mechanism in place should the need arise. We anticipate raising a minimum of $2 million in capital each year for the next 3 years through the Swartz Private Equity, LLC agreement and/or other alternative economically prudent instruments.

     We entered into the investment agreement with Swartz Private Equity, LLC in May 2000 which was amended in June 2001. The investment agreement entitles us to issue and sell, at our option, common stock for up to an aggregate of $30,000,000 from time to time during a three-year period commencing on the effective date of a registration statement (a "Put Right"). This investment agreement will provide us with a financing alternative that can be evaluated against other financing alternatives available to us. In order to invoke a Put Right, we must have an effective registration statement on file with the Securities and Exchange Commission registering the resale of the common shares that may be issued as a consequence of the invocation of the Put Right.

     If we do not "Put" at least $3,000,000 worth of common stock to Swartz during each eighteen (18) month period following the date on which the Registration Statement is declared effective by the SEC, we must pay Swartz a
non-usage fee.   The fee equals the difference between $300,000 and 10% of the value of the shares of common stock Put to Swartz during each eighteen (18) month period. Each annual non-usage fee is payable to Swartz, in cash or common stock, within five (5) business days of the date it is accrued. We are not required to pay the annual non-usage fee to Swartz in the years we have met the Put requirements. We are also not required to deliver the non-usage payment until Swartz has paid us for all Puts that are due.

     During the term of the investment agreement and for a period of sixty
(60) days after its termination, we are prohibited from issuing or selling any capital stock or securities convertible into our capital stock for cash in private capital raising transactions, without obtaining the prior written approval of Swartz which Swartz has agreed to not unreasonably withhold.

     We preliminarily indicated in our agreement with Swartz that we expect to use the proceeds received from Swartz for working capital, including accelerated debt payments on notes payable to stockholders, strategic alliances (including potential acquisitions), capital expenditures and general corporate purposes. These purposes were established as of the date of the agreement with Swartz, and we have the right to change the purpose for which the funds will be used without giving notice to Swartz. We expect that a portion of the funds received under the Swartz agreement will be used to pay accelerated debt on notes payable to shareholders.

     Effective June 20, 2001, we entered into a Receivables Purchase Agreement ("Agreement") with Monterey Financial Services, Inc. ("MFS"). The Agreement provides for the sale of qualified contracts held by us to MFS for an amount equal to 91.5% of the balance due within 12 months under the purchased contracts. MFS also retains a 15% reserve from the purchase price. MFS also has the obligation to service a substantial portion of our contracts which it does not purchase, and will receive a servicing fee of 10% of funds collected from such contracts.

     The Agreement provides that the contracts placed with MFS are on a full recourse basis. The Agreement is secured by the purchased contracts, the amounts in the reserve account, all non-purchased contracts serviced by MFS and the proceeds of the foregoing. The Agreement is for an initial term of one year.

     The Agreement provides that in connection with the first bulk purchase we must place non-purchased contracts with balances totaling two times the amount of the contracts purchased into servicing with MFS. Thereafter, we must place an amount of non-purchased contracts into servicing by MFS equal to the amount purchased.

     In late June and early July, 2001, we received a total of approximately $780,000 from MFS, net of reserves, upon the placement of qualified contracts with balances totaling $1,031,000. At that time, non-purchased contracts with balances totaling $2,053,000 were also placed into servicing with MFS.

     We anticipate that we will rely on the Agreement with MFS to generate a substantial portion of our cash needs during the next twelve months.

     We have been building our corporate infrastructure since 1997. To fully utilize the infrastructure and the associated expense of maintaining it, we must continue to grow through expansion of product and service lines.

     We have generated a deficit of cash flow from operations. This deficit would have been far worse had we not been able to get individuals to defer compensation, related parties to defer compensation, related parties to defer expenses, and stock issued for services. Additionally, any funds raised are required to be paid to accelerate payments on debt obligations. We recognize that these activities can not occur as a long-term strategy. We need to generate positive cash flows from operations, raise debt and equity financing and corporate sponsors' contributions. We have plans to do this and believe it will all happen, however, there can be no assurance that it will.

     Management believes that our cash requirements through August 1, 2002 will be satisfied by the following sources: (1) the recently completed receivables financing, (2) cash expected to be generated from operations, and
(3) exercising the equity line with Swartz Private Equity, LLC.


                             DESCRIPTION OF BUSINESS

OVERVIEW

     We were organized under the laws of the State of Colorado on July 15, 1993 under the name Winter Park Ventures, Inc. On April 22, 1997, we changed our name to SportsStar Marketing, Inc. On July 13, 1999, we changed our name to College Bound Student Alliance, Inc. after the acquisition of College Bound Student Athletes, Inc. Effective August 1, 2000, we changed our domicile to Nevada. Our offices are located at 333 South Allison Parkway, Suite 100, Lakewood, Colorado 80226-3115, and our telephone number is (303) 804-0155.

     We use contractors and employees nationwide to represent high school students and student-athletes seeking financial, informational, recruiting, and admissions assistance to attend college. We offer assistance to our clients in career planning, college major selection, college selection, college entrance testing, searches for merit awards and financial aid and other higher education aids and learning programs. We market our services through weekend workshops held throughout the United States and a direct sales force. Our principal production facilities are located in the Dallas/Fort Worth metroplex, we have another office in Orange County, California and we are headquartered in Lakewood, Colorado. Our wholly owned subsidiaries include: College Bound Student-Athletes, Inc. ("CBS-Athletes"), College Foundation Planners, Inc.("CFPI"), and The College Partnership, Inc. ("TCP").

     National College Recruiting Association, Inc. ("NCRA"), a wholly owned subsidiary of Chartwell International, Inc., granted us an exclusive license for our use, rights, and interests in and to all of the assets, including brand and trade names and databases, constituting the business of NCRA, along with the rights to sell new and service existing franchises of NCRA and to publish the Blue Chip Illustrated magazine. NCRA owns the rights to a program which promotes high school athletes, in the pursuit of scholarships, to colleges. The program's principal method of promotion is through profiles prepared and distributed to various colleges. A profile is a one-page summary about a student, containing information such as the student's name, address, date of birth, name of high school, academic achievements, standardized test scores, desired major, and photograph of the student, and, in the case of student-athletes, athletic awards, achievements, and statistics.

     NCRA also licenses to us the publishing rights to a magazine, BLUE CHIP ILLUSTRATED, which highlights the leading high school athletes in the country. College coaches and fans are typical subscribers to BLUE CHIP ILLUSTRATED.
The Company suspended publication of the magazine in 1999.

SERVICES OFFERED

     We believe that every person and especially college bound students should have the opportunity to realize their full potential which begins with education preparation and career planning. We offer a placement service to college-bound students, their parents, and college staff, which focuses on matching a student's talents and abilities, via a student profile, with colleges that the student is qualified to attend. Our business model centers around becoming one of the few full-service providers of educational and career planning services. Our academic services are combined with sports and fine arts special interest areas. We strive to develop a trusted advisor relationship with students that complement those with parents, schools, teachers, and counselors.

     Students pay a fee to become one of our clients. From time to time we receive funds from corporate sponsors wishing to underwrite this fee for student clients. Over the last 3 years we have received 125 such corporate sponsorships from national, regional and local organizations. However, during the nine months ended April 30, 2001 we only received approximately $35,000 from corporate sponsors.

     Our original core business has been our College Bound Student Scouting/Profiling program. The program assists high school athletic, fine arts, or academic achievers with the college recruiting process, including completion of a verified profile that is then distributed to our proprietary database of college coaches, athletic directors, and department heads to assist the student in obtaining sports, academic, or fine arts scholarships. We presently charge $995 for our ongoing national program, $795 for our regional program of eight states, $695 for our one-time national program, and $350 for each additional area profiled.

     We offer our products and services directly to students and their parents via networking with high school coaches, direct mail, phone solicitations, our Internet website and seminar programs. We also offer our services through corporate sponsorship programs.

     After signing the contract, our representative forwards the student's information to us for processing. The student's file is then opened and a preliminary profile is prepared. After the preliminary profile has been reviewed, a master version is prepared. We then determine to which colleges the profile will be sent based on the particular package purchased by the student, on certain statistical requirements of the student, and also on nonquantitative factors made on a case-by-case basis pertaining to the student's strengths and weaknesses. The profile is mailed to the selected colleges and the colleges' interest is tracked. The profile is updated periodically and resubmitted if necessary.

     We do not have any dependence on any one or small group of direct customers or suppliers. Since we primarily offer services rather than products, our principal suppliers are office supply companies and those commercial printing companies that supply our brochures. The loss of any one supplier would not adversely affect our operations.

     With the acquisition of CFPI, we offer additional products and services to college bound students set forth below:

1. SAT and ACT Preparation Course that helps identify weak areas in each of the specific areas of math, verbal and writing skills covered on these standardized tests. Our program offers computerized tutorials, educational tools, and personal assistance from one of our "coaches."

2. College Major and Career Search assists the student using computerized analysis and research and personal advice to determine which college major and career a student is best suited for, hence shortening the student's time spent in college.

3. Dream College Search and Selection assists students in learning how to plan early in high school to meet the specific entrance requirements of their dream college.

4. Financial Aid Planning and search for merit money which is a complete course in understanding college financial aid programs, how much college costs, and what to do to reduce the out of pocket cost to the family. The program includes a computerized search of colleges that offer academic scholarships with criteria that match the student's personal qualifications.

5. College Admissions Applications assists the student in emphasizing his/her academic and personal strengths and achievements that match the college admissions profile. The program walks the student through the entire application process and the importance of each of the documents and proper presentation and content.

6. Financial Aid Service program assists students and/or parents in completing federal and private college financial aid applications, while recognizing special circumstances and conditions that may improve the assistance available for particular students. The program also assists with reviews of award letters, appeals applications and loan applications.

7. Becoming a Master Student program maximizes the value students receive from their education by teaching them how to learn in the most effective way possible.

8. College Survival Seminar program helps calm a student's fears about the freshman experience and helps them gain insight from recent college graduates about living away from home and includes a workbook and other information.

     Prior to the CFPI acquisition, a small number of these services were subcontracted out on a limited basis or referred to other professionals.

     The services that we now offer due to the acquisition of TCP assist students in all high school grade levels in pursuing their future educational goals. We market our services through weekend workshops held around the nation. The focus of the workshops is to provide insight into early planning for college selection, meeting college admission criteria and the financial aid process. We serve as a "co-source" to families along with the assistance of school guidance counselors.

     We analyze clients in five different areas. These include academic ability, aptitude, interests, college preferences, and family income and assets. With the data, we create an action plan for each client. Each action plan is unique and specific to each student. Our customer service personnel are available sixteen hours a day, Monday through Friday, fifty-two weeks a year at a toll-free number to advise students and families through all aspects of the college admissions and financial aid process.

     We are hoping to expand our product/service offerings via future acquisitions and the internal development of new products for alternative education or training. Our focus is to greatly broaden our efforts in four distinct markets: the academics, fine arts and athletics assistance markets currently being served by us, and to expand into the vocational studies assistance market.

     We typically charge fees ranging from $195 to $1,195 for each of the services discussed above. Several discount packages that bundle some services are also offered that range from $1,495 to $3,995. Our pricing and service offerings are presently under review. All prices are subject to change without notice. We presently accept various credit cards and installment payments. We offer a no interest three payment plan option for some of CFPI's larger college partnership service packages that bundle together several of our programs/services. Under this plan, payment is made via automatic debits from the customer's checking account. We offer refunds occasionally when a customer feels that he or she has not been provided valuable services in the college recruiting/financial aid process.

     We are presently not operating any student camps or publishing the BLUE CHIP ILLUSTRATED magazine. Upon the receipt of additional financing, we hope to develop plans to start student camps specializing in athletes, fine arts and academically-focused students and to reinitiate publishing and distributing the BLUE CHIP ILLUSTRATED magazine in printed form as well as an e-Magazine published on the Internet. It is likely that the format of the magazine will be revamped to include advertising. The magazine primarily contained profiles of high school student clients and related articles. It was published five times a year during 1997 and early 1998, and monthly until April 1999. College coaches and fans were typical subscribers to the magazine. The magazine was also given to selected college athletic and admissions department personnel at no charge as a part of our sports profiling services. The circulation of BLUE CHIP ILLUSTRATED ranged from approximately 3,000 copies to 60,000 copies per issue when included with STUDENT SPORTS magazine, published by Student Sports, Inc., Anaheim, California.

MARKETING AND SALES

     We market our services largely through seminars, corporate sponsors and through an organization of full and part-time regional directors and sales representatives who live in the local area and who are familiar with the high schools, students, teachers, and coaches in that area. One-on-one sales are generally conducted at the student's home with the student's parents and the student, targeting those students and athletes who meet minimum standards of academic, fine arts, and athletic performance. Seminars are used to present information about our services to large groups and to enroll students as new clients.

     We also engage in activities in the local communities where our offices are located to promote our services. As an example, in February 2000, we provided our college placement service as a contestant prize in a scholarship pageant held in Denver, Colorado.

     In July 2000, we expanded our website (www.cbsa.com) by providing more disclosure about our business plan and the ability to receive potential customer leads and orders for some of our products and services. Additional e-commerce capabilities are planned for future updates to the website.

FRANCHISES

     We previously offered for sale and sold franchises for NCRA businesses, which are the establishing, operating, and promoting of athletic student profiling for college-bound athletes.

    Currently, there are less than 6 franchises active in our program and we have discontinued selling new franchises. We are in the process of phasing out our existing franchises.

TRADEMARKS

     In June 1999, we filed service mark applications with the U.S. Patent and Trademark Office to register the following marks: Career Bound Student Alliance, CBSA, College Bound Student Athletes and College Bound Student Alliance. These applications are pending.

     We acquired the design service mark registration for "CBSA" and "College Bound Student-Athletes," registered on January 24, 1995 with the U.S. Patent and Trademark Office, from CBS-Athletes.

     NCRA has design service marks for "NCRA-National College Recruiting Association" and "Blue Chip Illustrated", which were registered March 9, 1999 with the U.S. Patent and Trademark Office and which are licensed to us.

     As a result of our acquisition of TCP we now own (or are in the application process of owning) the following intellectual property rights;

     Service Marks:
                  COLLEGE FINANCIAL AID SERVICES OF AMERICA
                  CFASA
                  Welcome to the Real World of College Financial Aid PLAN-IT College (applied for)

      Trademarks:
                  FINANCIAL AID ALERT
                  Don't stumble through college...PLAN-IT (applied for) The PLAN-IT College Program (applied for)
                  College Action Plan (applied for)

      Copyrights:
                  Invitation Letter
                  Client Application and Fee for Services Agreement Authorization Agreement for Pre-Authorized Bank Draft Student Financial Information

COMPETITION

     Management believes that we and our competitors are serving less than 5% of the potential market of all potential college bound high school students that would receive as comprehensive an array of services as offered by the Company on a nation-wide basis. There are two primary types of student services: (i) Internet companies where, for a fee, the student places his/her own information on an Internet site, and (ii) companies with operations similar to ours.

     Based on information we informally gathered, management believes that admissions directors, department heads, and coaches do not express a great deal of interest in Internet profiles due to the biased, undocumented and unverified nature of the information presented.

     Management knows of approximately two dozen companies, which appear to offer services similar to ours, but is aware of no one offering as comprehensive an array of services as ours. Management believes that we can continue to grow in spite of this competition, but, we will need to expand our marketing and sales efforts to do so.

     While we believe we are one of the leaders in the industry, there can be no assurance that we will be able to maintain our position in the industry. Barriers to entry into Internet-based businesses are low and the development by others of new, improved or modified programs and/or services could make our products and/or services obsolete. Therefore, even if we develop new and innovative services or products that prove to be commercially feasible, there is no assurance that a new development by a competitor will not supersede any such services or products. We must, therefore, continuously improve our services and develop new products in order to be competitive. In this regard, we may not have sufficient resources to undertake the research and development necessary to remain competitive in the industry.

GOVERNMENT APPROVALS AND REGULATION

     We are involved in investigations and one litigation with federal and state regulatory bodies (See Legal Proceedings Section). Among these cases, we were involved in an investigation by the Federal Trade Commission with respect to the past practices of TCP, prior to our acquiring it, relating to consumer trade practices involving advertising, promotions and sales, and this matter was settled without a significant adverse effect to the Company; and are involved in litigation with the Attorney General of Minnesota regarding similar claims against TCP.

     Few regulations control our business and operations, other than regulations applicable to businesses generally. It is possible, however, that future laws and regulations may be adopted with respect to college financial aid covering such issues as privacy, pricing, quality of services, and libel, among others. Any such new legislation or regulation could have an adverse impact on our business.

     We are subject to state and federal laws regarding our past sales of franchises to a small number of our area regional directors and sales representatives (less than 5% of our area regional directors and sales representatives are franchisees). The last franchise was sold in January 1999. We, however, have discontinued offering franchises.

     The National Collegiate Athletic Association (NCAA) has certain rules and regulations pertaining to college student-athletes, which affect our operations. In particular, we may not act as an "agent" for the student or "negotiate" a scholarship on a student's behalf. Management believes that our operations, as an athletic profiling resume service, are in compliance with NCAA rules.

EMPLOYEES

     As of June 30, 2001, we had a total of 67 employees (57 full-time and 10 part-time) in our Colorado, Texas and California offices. In addition, we have approximately 200 independent regional directors and sales representatives located throughout the country paid on a commission basis.

     Our future success depends in significant part upon the service of our key senior management personnel and our continuing ability to attract and retain highly qualified technical and managerial personnel. The time that the officers and directors devote to our business affairs and the skill with which they discharge their responsibilities will substantially impact our success. To the extent the services of these individuals would be unavailable to us for any reason, we would be required to identify, hire, train and retain other highly qualified technical and managerial personnel to manage and operate our affairs. Our business could be adversely affected to the extent such key individuals could not be replaced.

DESCRIPTION OF PROPERTY

     We have a lease agreement with a non-affiliated third party to lease approximately 6,140 square feet of office space at 333 South Allison Parkway, Suite 100, Lakewood, Colorado. The lease term commenced August 1, 2000 and expires July 31, 2005. Monthly rent is $9,460.

     CFPI leases approximately 2,010 square feet of office space from a non-affiliated third party at 14081 South Yorba, Suite 106 and 112, Tustin, California 92780. The lease requires monthly rent of $2,714 and expires July 31, 2004.

     TCP leases approximately 13,357 square feet of office space from a non-affiliated third party at Bank America Tower, 8801 West Freeway, Grand Prairie, Texas 75051. The lease requires monthly rent of $17,231.

LEGAL PROCEEDINGS

    On May 26, 2000, the Federal Trade Commission ("FTC") commenced an investigation against TCP with respect to its past (prior to our acquisition of it) consumer trade practices involving advertising, promotions and sales. FTC staff and our counsel agreed to a settlement and all parties have signed a Stipulated Final Order for Permanent Injunction and Settlement of Claims for Monetary Relief, which has been filed with the U.S. District Court for the Northern District of Texas. As part of the settlement, we made a solely remedial equitable monetary payment of $40,000, which was expressly deemed not to be a fine, penalty, punitive assessment, or forfeiture. This settlement did not have an adverse effect on the business or our financial position.

     On September 19, 2000, the Attorney General of Minnesota filed suit in District Court, Second Judicial District, County of Ramsey, against TCP alleging deceptive trade practices, consumer fraud and false advertising. The plaintiffs in the case are seeking injunctive and other relief. If this case proceeds to trial, we are confident that we will ultimately prevail on the merits. Our legal counsel is involved in ongoing settlement discussions with the State of Minnesota. Based on these discussions management currently hopes to settle the matter by signing a cease and desist order with no admission of liability and by possibly paying a small settlement amount. Accordingly, no amounts have been accrued.

     On February 19, 2001, Mr. Wayne Gemas filed a Petition for Order Directing Arbitration in Circuit Court, Milwaukee County, State of Wisconsin. The Court has ordered the parties to arbitration. The parties expect the arbitration proceedings to commence by October 2001. The dispute between Wayne Gemas and CBSA relates to CBSA's purchase of all the outstanding stock in College Bound Student-Athletes ("CBS-Athletes"), then owned by Mr. Gemas. Payment for the stock was installment based and tied to certain performance thresholds of CBS-Athletes. We contend the purchase price was overvalued as of the purchase date, that the remaining performance thresholds have not been met and, therefore, the corresponding performance payments are not due, and that a return of previous payments may be required. Accordingly, no further amounts have been accrued. Although we believe we have meritorious defenses to the claims asserted by Mr. Gemas, we have accounted for the full purchase price amount of this acquisition (except for certain additional payments for incentives which Mr. Gemas claims are due to him). We believe, however, that a credit on the purchase price may be due if we prevail.

     On February 23 and February 28, we terminated Wayne Gemas' consulting agreement and Kevin Gemas' employment agreement, respectively. On March 1, 2001, we filed suit against Mr. Wayne Gemas and Mr. Kevin Gemas in District Court, Arapahoe County, State of Colorado, alleging breach of contract, breach of covenant of good faith and fair dealing, breach of fiduciary duty, aiding and abetting a breach of a fiduciary duty, civil conspiracy by the Gemas' and requested exemplary damages, actual damages, attorneys fees and other relief deemed proper by the Court. The Arapahoe County action has been stayed pending the resolution of the arbitration proceeding in Wisconsin. Management believes we will prevail and accordingly no amounts have been accrued. However, if we do not prevail on the merits of this case, we may be required to pay damages or court fees.

     On March 1, 2001, Mr. Kevin Gemas filed suit against us in Circuit Court, Ozaukee County, State of Wisconsin, alleging breach of executive employment agreement and seeks money damages in the amount of $540,000 plus attorney fees and other costs. We terminated the agreement with Mr. Gemas pursuant to the terms of an employment agreement. We believe that we have meritorious defenses as to the entire amount sought. Accordingly, no amounts have been accrued. However, if Plaintiff prevails we may be required to pay damages.

     The Company is also involved in claims, legal actions, regulatory inquiries and interpretations arising in the ordinary course of business. and is also the subject of investigations in the States of Kansas and Illinois. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                                 MANAGEMENT

     The officers and directors of the Company are as follows:

Name                           Age       Position
----                           ---       --------

Jerome M. Lapin                71        Chief Executive Officer, Chairman
                                         of the Board and Director

Janice A. Jones                53        Executive Vice President - Corporate
                                         Development, Corporate Secretary and
                                         Director

John J. Grace                  57        Chief Financial Officer

Rick N. Newton                 48        Director

Peter Lambert                  49        Director

Harris Ravine                  58        Director

     There is no family relationship between any Director or Executive Officer of the Company except that Janice A. Jones and John J. Grace are married to each other.

     Effective December 1, 2000, the Company established an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Harris Ravine and Peter Lambert. The Compensation Committee currently consists of Rick N. Newton and Peter Lambert.

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     JEROME M. LAPIN has been Chief Executive Officer and a Director since August 1999, and Chairman of the Board since December 1, 2000. From January 1994 to July 1999, Mr. Lapin was President, CEO and Chairman of the Board of Directors of American Coin Merchandising Corporation, a publicly traded company, (symbol ACMI), based in Boulder, Colorado. Mr. Lapin was a co-founder of International House of Pancakes in 1958. In 1966, he retired to Australia where he pursued private business interests including World Hosts Pty, Ltd., which owned Caprice Restaurant and established Orange Julius in Australia. In 1978 Mr. Lapin returned to the United States and became President and CEO of Topsy's International, Inc., Kansas City, Missouri, which acquired the Tastee Freez chain of 800 units. He was also President of Sanwa Foods, Inc., a soup manufacturer in Los Angeles that was subsequently acquired by Campbell Soups.

     JANICE A. JONES, Ph.D., is our co-founder, and has been a Director since 1997 and our corporate secretary since 1998. She was appointed Vice-President
- Corporate Development in March 2000. In addition, she founded and has been a director of Chartwell International, Inc. since its inception in 1984 and its Chief Executive Officer since 1990, as well as President and a director of National College Recruiting Association, Inc. In 1979 she formed The Chartwell Group, Inc., an investment banking and financial relations firm serving emerging growth companies. Dr. Jones was engaged in investor relations for several companies from 1973 to 1982 including Cameron & Associates from 1976 to 1980. Dr. Jones holds Ph.D., 1980, and Masters, 1976, degrees in Social Sciences from Yeshiva University, and a B.A., 1973, from Hunter College. She received the Hunter College Hall of Fame Award in 1986. Dr. Jones devotes her full-time to our business and that of Chartwell.

     RICK N. NEWTON has been a Director since April 1999, and served as Chairman of the Board from April 1999 to December 2000. From November 1996 to March 1999, he was Director of Corporate Finance Services at American Express Co., Denver, Colorado. From April 1990 to October 1996, he was CEO of Systems Science Institute. Mr. Newton has more than 28 years of multi-industry experience ranging from start-up to Fortune 500 companies, and he played a significant role (as an outside advisor) in our acquisition of CBS-Athletes. He graduated from the University of Colorado with a Degree in Engineering. Mr. Newton devotes approximately 5% of his time to our business.

     PETER LAMBERT has been a Director since May 2000. Since May 1999, Mr. Lambert has been the Executive Vice President and Chief Financial Officer of Century Media, Inc., a television advertising agency based in Santa Monica, California. From 1973 to 1997, Mr. Lambert was a commercial banker, primarily with Lloyds Bank (1973 to 1978), The Bank of California (1978 to 1986), and Imperial Bank (1992 to 1997), handling a wide variety of businesses including real estate developers, commercial property owners, service companies, sports teams, high net-worth individuals, talent agencies, production companies, restaurateurs, and collectors of corporate jets and thoroughbreds. Since 1997, Mr. Lambert has been the Chief Financial Officer, and one of the principal owners, of Century Entertainment, LLC, which provides consulting services to entrepreneurs in the film services business that is highly concentrated in Los Angeles. Mr. Lambert has an MBA from Loyola Marymount University in Los Angeles, and a Bachelor's Degree in Business Administration from the University of Southern California. Mr. Lambert also graduated from Stanford's Graduate School of Credit and Financial Management and the University of Oklahoma's National Commercial Lending School.

     HARRIS RAVINE has been a Director since December 1, 2000. Mr. Ravine became a partner of In_Fusion, an advisory services firm, in June 2000. From May 1997 to January 2000, Mr. Ravine was the Chairman and Chief Executive Officer of Andataco/IPL Systems Inc. Mr. Ravine had been Managing Director of BI Capital, Limited and Technology Investment Officer with The Broe Companies, a real estate investment company from June 1994 to April 1997. Prior thereto, Mr. Ravine was employed by Storage Technology Corporation, a computer manufacturer, in various capacities, including Executive Vice President, Chief Administrative Officer and Group Officer for Midrange Markets from June 1992 to January 1994.

     JOHN J. GRACE is co-founder of our Company and became our Chief Financial Officer in September 2000. Mr. Grace has worked with us in an advisory capacity since inception on a variety of matters including acquisitions, development of products and services, managerial appointments and finance. Prior to 1993, Mr. Grace was a trustee at the Center for the New West, a think tank, and was a Senior Fellow there in 1995-1996 and the Executive Director in 1996 before joining Chartwell and our Company in senior advisor roles. Prior to this, Mr. Grace was a Managing Partner at Price Waterhouse Coopers where he spent 28 years in various senior positions.

     The Company's Directors hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

     During the fiscal year ended July 31, 2000, the Company's Board of Directors held six formal meetings. Each Director was in attendance at least 75% of the meetings of the Board of Directors held during the period they were Directors, except that William R. Willard, a former Director, attended 67% of the meetings held.

     The term of office of each our officers ends at the next annual meeting of our Board of Directors, which is expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualified. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors or nominees was selected as an officer or director or nominee for director of the Company.

     Dr. Jones may be deemed to be our "promoter" within the meaning of the Rules and Regulations under federal securities laws.

EXECUTIVE COMPENSATION

     The following table sets forth information for all persons who have served as the chief executive officer during the fiscal years ended July 31, 2000, 1999 and 1998:

                                                        SUMMARY COMPENSATION TABLE

                                    Annual Compensation                  Long-Term Compensation
                            -------------------------------------   ---------------------------------
                                                                          Awards              Payouts
                                                                    -----------------------   -------
                                                        Other       Restricted   Securities
                                                        Annual        Stock      Underlying              All Other
Name and Principal                                   Compensation    Award(s)     Options/     LTIP     Compensation
    Position         Year   Salary ($)   Bonus ($)       ($)           ($)        SARS (#)    Payouts       ($)
------------------   ----   ----------   ---------   ------------   ----------   ----------   -------   ------------

Jerome M. Lapin (1)  2000    $80,000       $-0-          $-0-        $-0-         550,000       $-0-        $-0-
 Chief Executive
 Officer and
 Director

Kevin Gemas (2)      1999    $90,000       $-0-          $-0-        $-0-         $-0-          $-0-        $-0-
 Interim President

William Kroske (3)   1999    $62,000       $-0-          $-0-        $-0-         $-0-          $-0-        $-0-
 President           1998    $64,500       $-0-          $-0-        $-0-         $-0-          $-0-        $-0-


--------------------------

(1) Mr. Jerome M. Lapin became our Chief Executive Officer in August 1999.

(2) Mr. Kevin Gemas served as our Interim President from April 1999 to August 1999.

(3) Mr. William Kroske was our President from June 1997 to April 1999.

                          OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                     Individual Grants

                        Number of       % of Total
                        Securities      Options/SARs
                        Underlying      Granted to      Exercise or
                        Options/SARs    Employees in    Base Price     Expiration
      Name              Granted(#)      Fiscal Year     $/Share)       Date
      ----              ------------    ------------    -----------    -----------
Jerome M. Lapin           500,000           42%           $.272        08/09/2004
 Chief Executive           50,000            4%           $.50         08/09/2003
 Officer and
 Director

                                      36


                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                  Securities
                                                  Underlying        Value of Unexer-
                         Shares                   Unexercised       cised in-the
                         Acquired                 Options           Money Options/
                         On                       SARs at FY-End    SARs at FY-End
                         Exercise   Value         Exercisable/      Exercisable/
          Name           (Number)   Realized      Unexercisable     Unexercisable
          ----           --------   --------      --------------    ---------------

     Jerome M. Lapin      -0-        -0-          250,000/300,000    $2,313/$2,313
      Chief Executive
      Officer and
      Director


COMPENSATION OF DIRECTORS

      From April 1997 to May 2000, we issued 8,000 restricted shares of common stock quarterly to each of Janice Jones, William Willard, and John Grace as compensation for their services as directors and advisors. Beginning in May 2000, we have paid each of the Company's Directors $500 per quarter and agreed to issue them, at their choice, either options to purchase 3,000 shares of common stock exercisable at $0.50 per share or 1,500 shares of common stock, for each quarter they serve.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In April 1999, we entered into an employment agreement with Rick Newton, Chairman of the Board of Directors. Pursuant to the terms of the agreement, Mr. Newton received 55,000 restricted shares of common stock upon acceptance of his employment and an option to purchase up to 1,000,000 shares of common stock at $0.50 per share. The option is exercisable for a five-year period and vests at the rate of 200,000 shares per year. Upon reaching operating profitability of $100,000 per year, Mr. Newton will receive an annual salary of $25,000. On August 10, 1999, the Board of Directors rescinded the five-year option to purchase up to 1,000,000 shares, but granted Mr. Newton the option to purchase up to 60,000 shares at $0.50 per share, this amount vested on the commencement of his employment. This option expires April 16, 2004. On April 19 and May 31, 2000, Mr. Newton was granted five-years option to purchase up to 250,000 shares at $0.50 per share. These options are fully vested.

     On August 9, 1999, we entered into an Employment and Stock Option Agreement with Jerome M. Lapin, the Chief Executive Officer. Mr. Lapin's employment agreement renews automatically for successive one-year terms unless his employment is terminated. He was initially paid an annual salary of $60,000 and was granted five-year options to purchase 500,000 shares of common stock at $0.272 per share, half of which vested on August 9, 1999 and the remainder of which vested August 9, 2000. Mr. Lapin has agreed that during his employment with us and for a period of three years from the termination of his employment that he will not directly or indirectly, own, manage, operate, control, be employed by, perform services for, consult with, solicit business for, participate in, or be connected with the ownership, management, operation, or control of (i) any business which is materially similar to or competitive with our business in the United States or (ii) any of our then existing vendors, affiliates, or customers in the United States. Mr. Lapin's salary was increased effective March 1, 2000 to $80,000 per year. He was also granted an additional option to acquire 50,000 shares exercisable at $0.50 per share, which vested March 1, 2001. Mr. Lapin has deferred payment of a portion of his salary. At July 31, 2000, $67,053 in salary had been accrued and deferred. Effective September 1, 2000, Mr. Lapin's salary was increased to $170,000, a portion of which is deferred up to November 1, 2002. In January 2001, Mr. Lapin opted to convert $85,500 of his deferred salary into 684,000 shares of the Company's common stock. At April 30, 2001, salary deferred and accrued totaled $28,333.

     On August 16, 2000, we entered into a letter agreement with John J. Grace, the spouse of Janice Jones and an officer, director, and principal shareholder, with regard to his compensation for services rendered July 1, 1999 through December 31, 1999. Mr. Grace billed us for actual time worked at the rate of $100 as follows: $25 per hour payable upon receipt of billings, $50 per hour payable upon receipt of financing of $500,000 or more, and $25 per hour in stock. For the fiscal years ended July 31, 1999 and July 31, 2000, Mr. Grace earned $-0- and $107,750, respectively, and received $22,000 in March 2000. Mr. Grace agreed to become our CFO commencing September 1, 2000. His salary structure is substantially the same. Effective September 1, 2000, one half of Mr. Grace's salary is to be paid with the other half being deferred up to November 1, 2002. In January 2001, Mr. Grace opted to convert $82,292 of his deferred salary into 658,333 shares of the Company's common stock. At April 30, 2001, salary deferred and accrued totaled $32,650.

     Beginning March 2000, Dr. Jones was paid an annual salary of $50,000. Effective January 1, 2001, Dr. Jones' salary increased to $60,000. In January 2001, Dr. Jones opted to convert $10,000 of deferred salary into 80,000 shares of the Company's common stock. At April 30, 2001, salary deferred and accrued totaled $4,167.

     On May 5, 2000 in connection with the acquisition of College Foundation Planners, Inc (CFPI), we entered into an Employment Agreement with Constance Cooper. Under the terms of the Agreement, Ms. Cooper is to be employed by us for an initial term of three years, with annual extensions thereafter by mutual consent of the parties, at an annual salary of $54,000, beginning on March 1, 2001. Ms. Cooper is entitled to a bonus equal to 50% of CFPI's annual pre-tax cash flow (Net Income) from $50,000 to $150,000 and a bonus equal to 25% of pre-tax Cash Flow (Net Income) over $150,000 to $300,000. In addition, Ms. Cooper receives a car allowance of $380 per month. She was also granted four-year option to purchase 500,000 shares of common stock at $0.50 per share or the then current market value up to $1.00, that vest at a rate of 166,666 shares per year over a three year period from the date of grant, providing certain milestones are met.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the common stock, as of July 27, 2001:

                                                                Percent of
Name and Address of Owner           Number of Shares Owned      Class (1)
-------------------------           ----------------------      ----------

Chartwell International, Inc. (2)       7,330,369               29.08%
333 South Allison Parkway, Ste 100
Lakewood, CO 80226

Janice A. Jones                        11,093,170 (3)           44.01%
333 South Allison Parkway, Ste 100
Lakewood, CO 80226
Vice President - Corporate
 Development, Secretary and
 Director

John J. Grace                           4,562,801 (4)            18.10%
333 South Allison Parkway, Ste 100
Lakewood, CO 80226
Chief Financial Officer

Scott G. Traynor                        2,000,000                 7.93%
5690 Buckleigh Point
Suwanee, GA  30024

Kevin W. Gemas                          1,352,000 (5)             5.26%
1001 W. Glen Oaks Lane
Suite 108
Mequon, WI 53092

Jerome M. Lapin                         1,244,100 (6)             4.85%
333 South Allison Parkway, Ste 100
Lakewood, CO 80226
CEO and Director

Rick N. Newton                            365,500 (7)             1.43%
333 South Allison Parkway, Ste 100
Lakewood, CO 80226
Director

Peter Lambert                              25,500 (8)               --
3130 Wilshire Boulevard, 4th Floor
Santa Monica, CA 90400
Director

Harris Ravine                              25,000                   --
333 South Allison Parkway, Ste 100
Lakewood, CO 80226
Director

Officers and Directors as a group      12,753,270                49.06%
(6 Persons)
--------------------

(1) This table is based on 25,207,729 shares of common Stock outstanding on July 27, 2001. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from July 27, 2001, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. The numbers of shares shown in this table do not include shares or options which are to be issued to officers and directors under compensation arrangements under which they are entitled, at their choice, to receive either shares of common stock or options to purchase common stock. As of July 27, 2001, the following persons are entitled to receive either the number of shares or the number of options set forth:

                 Name           Number of Shares    Number of Options
                 ----           ----------------    -----------------

            Janice A. Jones           7,000               14,000
            John J. Grace             7,500               15,000
            Peter Lambert             7,000               14,000
            Jerome M. Lapin           7,000               14,000
            Rick N. Newton            3,500                7,000
            Harris Ravine             4,000                8,000

(2) Dr. Janice A. Jones is the beneficial owner of 46% of the common stock of Chartwell International, Inc. ("Chartwell"). Dr. Jones is an officer and director of Chartwell and may be deemed to have beneficial ownership of the shares owned by record by Chartwell.

(3) Includes 7,330,369 shares held by Chartwell, 188,500 shares held directly, 1,074,301 shares owned of record by John J. Grace (the spouse of Janice A. Jones), 1,500,000 shares owned of record by Family Jewels II Limited Partnership (an entity owned and controlled by Dr. Jones), and the right to convert debt into 1,000,000 shares held by The Chartwell Group, Inc. (a company owned and controlled by Dr. Jones). Dr. Jones disclaims beneficial ownership of the shares beneficially held by her husband John J. Grace.

(4) Includes 1,074,301 shares owned of record by John J. Grace, 188,500 shares held of record by Janice A. Jones, his wife, shares issuable upon an option held by Mr. Grace to purchase 200,000 shares from Chartwell, shares issuable upon an option held by Janice A. Jones to purchase 600,000 share from Chartwell, 1,500,000 shares owned of record by Family Jewels II Limited Partnership (an entity owned and controlled by Janice A. Jones), and the right to convert debt into 1,000,000 shares held by the Chartwell Group, Inc. (a company owned and
       controlled by Janice A. Jones).   Mr. Grace disclaims beneficial
       ownership of shares beneficially owned by his wife.

(5) These shares are owned of record by Kevin W. Gemas and Wayne O. Gemas as joint tenants. Includes shares issuable upon exercise of an option to purchase 500,000 shares. Includes 352,000 shares held in escrow to secure payment of certain notes.

(6) Includes 794,100 shares held directly and 450,000 shares issuable under currently exercisable options.

(7) Includes 55,500 shares held directly and 310,000 shares issuable under an option.

(8) Includes 500 shares held directly and 25,000 shares issuable under an option.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1997, we entered into an agreement with National College Recruiting Association, Inc. ("NCRA"), a wholly-owned subsidiary of Chartwell International, Inc. Chartwell International was at the time and still is one of our principal shareholders. Chartwell became our sole stockholder in early 1996 when it acquired our stock. Dr. Janice A. Jones, a CBSA officer and director, is and was at the time the Agreement was entered into, an officer, director and principal shareholder of Chartwell. NCRA granted us an exclusive license for the use, rights, and interests in and to all of the assets constituting the business of NCRA, along with the rights to sell new and service existing franchises of NCRA and to publish the Blue Chip Illustrated magazine. The term of the Agreement is for five years, with unlimited five-year renewals under the same terms and conditions. As consideration for the license, we paid NCRA $310,000 plus 2.5% of gross revenue. This agree-ment was amended on August 1, 2000. Under the amended agreement we guarantee a monthly royalty payment of $12,500 on annual Company revenues up to $10,000,000 and 1.0% for revenue that exceed ten ($10) million dollars per annum. In addition, NCRA has agreed to defer one half of its royalty fee during the first year until November 1, 2002, or earlier, if sufficient funds are available. As of July 31, 2000, $21,000 of the $310,000 was still owed to NCRA for license fee payments and is included in notes payable and due to related parties. As of April 30, 2001, $13,000 was still owed to NCRA under the license agreement and $56,250 of the royalty fees was deferred and accrued.

     Since June 1997 and through July 31, 2000, we leased office space on a month-to-month basis from Chartwell International, Inc. Rental expense was $80,319 and $37,545 for the years ended July 31, 2000 and 1999, respectively.

     On February 26, 1998, we entered into a Management Services Agreement with Chartwell International, Inc. Chartwell agreed to raise capital for us as required; provide accounting and financial services; provide acquisition services; communicate with major investors, business partners and legal counsel; assist in the utilization of trade credits; assist in the preparation of business plans; and assist with external promotional announcements. We agreed to pay Chartwell $7,500 per month beginning February 1, 1998 until our revenue exceeds $4,000,000 per year. At that time, Chartwell's fee would increase to 2-1/2% of total revenue. We also agreed to reimburse Chartwell for its out of pocket expenses incurred by Chartwell on our behalf. Management fee expense was $52,500 and $90,000 for the years ended July 31, 2000 and 1999, respectively. This agreement was terminated February 29, 2000.

     On March 29, 1999, in connection with the acquisition of CBS-Athletes, we entered into an Employment Agreement with Kevin Gemas. Under the terms of the Agreement, Mr. Gemas was to be employed by us for an initial term of five years, with annual extensions thereafter by mutual consent of the parties, at an annual salary of $90,000, subject to annual review. In addition, Mr. Gemas received a standard benefit package (health insurance, vacation pay, sick pay, etc.) and an automobile allowance of $1,100 per month. Mr. Gemas' employment agreement was terminated effective February 28, 2001.

     We have a note payable for the value $38,365 to Chartwell for borrowed trade credits. As of April 30, 2001 it totaled $43,721.

     We have a total of $75,000 in notes payable to Wayne Gemas for advances and loans he made to CBS-Athletes prior to our acquisition of that Company.

     On June 15, 1999, we also borrowed $5,000 from Chartwell International. The related promissory note was due December 15, 1999 with simple interest at the rate of 10% per annum. This note was paid in February 2000.

     On June 15, 1999, we borrowed $5,000 from Arthur E. Harrison, who was then our Chief Financial Officer. The related promissory note was due December 15, 1999 with simple interest at the rate of 10% per annum. Rick N. Newton and Janice A. Jones, officers and directors, personally guaranteed the payment of the note. This note was paid in February 2000.

     On July 28, 1999, we borrowed $50,000 from Spring Sun Holdings, Ltd., a non-affiliated third party. The related promissory note was guaranteed by Chartwell International, Inc. and secured by 135,135 shares of our common stock owned by Chartwell. The note accrued interest at the rate of 10% per annum and was due January 28, 2000. We tendered payment of this note at maturity.

     On January 28, 2000 and February 1, 2000, we borrowed $52,500 and $17,500, respectively, from Chartwell International, Inc., one of our principal shareholders and a company of which Janice Jones is an officer, director and principal shareholder. Janice Jones is also an officer and director for us, and one of our principal shareholders. The notes are unsecured and accrue interest at the rate of 10% per annum. These loans are still outstanding and Chartwell has agreed to extend the maturity date of these loans to November 1, 2002.

     On December 20, 2000, Jerome Lapin, John Grace and Janice Jones made six month working capital loans totaling $120,000 ($40,000 each) to the Company collateralized by the Company's open customer contracts. The interest rate on these notes is 14% per annum, compounded monthly and payable quarterly. In June 2001, the lenders extended the term for an additonal six months and subordinated their collateral interests to those of Monterey Financial.

     We believe that the terms of transactions with affiliates are the same as terms we would be able to negotiate with unaffiliated third parties.

                           SELLING SECURITY HOLDER

     Common stock registered for resale under this Prospectus constitutes approximately 47.6% of our issued and outstanding common shares as of July 30, 2001. The shares offered by this Prospectus are being offered by Swartz.

SWARTZ
------

     This Prospectus covers 11,989,500 shares of common stock issuable to Swartz under the Investment Agreement and shares issuable upon exercise of the warrants we previously issued to Swartz. Swartz is engaged in the business of investing in publicly-traded equity securities for its own use.

     Swartz does not beneficially own any of our common stock or any other of our securities as of the date of this Prospectus other than 489,500 shares underlying the warrant we issued to Swartz in connection with the closing of the Investment Agreement. Other than its obligations to purchase common stock under the Investment Agreement, it has no other commitments or arrangements to purchase or sell any of our securities.

     Swartz is an underwriter for the sale of its shares. As an underwriter, Swartz is generally liable to pay damages to purchasers of shares if any part of this registration statement has any untrue statement of a material fact in it or if it does not have in it a material fact that is either required to be disclosed or that would be needed to make any of the statements made in this registration statement not misleading. Swartz has not had any relationship with us, any predecessor or affiliate within the past three years.

                    The CBSA -Swartz Investment Agreement

     - OVERVIEW

     In May, 2000, we entered into an Investment Agreement, which was subsequently amended by the Amended and Restated Investment Agreement dated July 11, 2001, with Swartz Private Equity, LLC (the "Investment Agreement"). The Investment Agreement entitles us to issue and sell up to $30 million of our common stock to Swartz, subject to a formula based on our stock price and trading volume, from time to time over a three year period following the effective date of this registration statement. We refer to each election by us to sell stock to Swartz as a "Put."

     As partial consideration for executing the Letter of Agreement, Swartz was issued a warrant to purchase 445,000 shares of common stock exercisable until April 4, 2005, and 44,500 shares of common stock exercisable until July 11, 2006, which is referred to as the commitment warrants. The commitment warrants are initially exercisable at $0.50 per share and have standard anti-dilution provisions.

     The warrant exercise price per share shall initially equal $0.50. If the warrant is exercised more than six (6) months after the date it is issued, the exercise price shall be reset to equal the lower of (i) the exercise price then in effect, or (ii) the "lowest reset price," as that term is defined below. On each six-month anniversary from the date the warrant was issued its exercise price shall reset. The reset price shall equal the lowest closing bid price of the common stock for the five (5) trading days prior to the ending of such six-month anniversary date. The "lowest reset price" shall equal the lowest reset price determined on any six-month anniversary date preceding the date of exercise.

     On each six month anniversary of the date of issuance of the commitment warrant continuing throughout the term of the commitment warrant, we will issue to Swartz additional warrants for the number of shares of common stock such that the sum of the number of the commitment warrants and the number of additional warrants shall equal at least 1.75% (this percentage will decrease by .3% each six month period thereafter) of the number of fully diluted shares of our common stock on the six month anniversary date. Beginning with the second six month anniversary and for each six month period thereafter, the 1.75% shall decrease by .3%. The additional warrants shall be exercisable at the same price as the current price of the commitment warrant and shall have the same reset provisions and piggyback registration rights.

     - PUT RIGHTS

     We may begin exercising Puts on the date of effectiveness of this Prospectus and continue for a three-year period. We currently do not intend to issue any shares to Swartz under the Investment Agreement until we obtain shareholder approval. To exercise a Put, we must have an effective registration statement on file with the Securities and Exchange Commission covering the resale to the public by Swartz of any shares that it acquires under the Investment Agreement. Also, we must give Swartz at least 10, but not more than 20, business days advance notice of the date on which we intend to exercise a particular Put right. The notice must indicate the date we intend to exercise the Put and the maximum number of shares of common stock we intend to sell to Swartz. At our option, we may also specify a maximum dollar amount (not to exceed $2 million) of common stock that we will sell under the Put. We may also specify a minimum purchase price per share at which we will sell shares to Swartz. The minimum purchase price cannot exceed 80% of the closing bid price of our common stock on the date we give Swartz notice of the Put.

     The number of common shares we sell to Swartz may not exceed 15% of the aggregate daily reported trading volume of our common shares during the 20 business days before and 20 days after the date we exercise a Put. Further, we cannot issue additional shares to Swartz that, when added to the shares Swartz previously acquired under the Investment Agreement during the 31 days before the date we exercise the Put, will result in Swartz holding over 9.99% of our outstanding shares upon completion of the Put.

     Swartz will pay us a percentage of the market price for each share of common stock under the Put. The market price of the shares of common stock during the 20 business days immediately following the date we exercise a Put is used to determine the purchase price Swartz will pay and the number of shares we will issue in return. This 20 day period is the pricing period. For each share of common stock, Swartz will pay us the lesser of:

         -    the market price for each share, minus $.075; or

         -    91% of the market price for each share.

     The Investment Agreement defines market price as the lowest closing bid price for our common stock during the 20 business day pricing period. However, Swartz must pay at least the designated minimum per share price, if any, that we specify in our notice. If the price of our common stock is below the greater of the designated minimum per share price plus $.075, or the designated minimum per share price divided by .91 during any of the 20 days during the pricing period, that day is excluded from the 15% volume limitation described above. Therefore, the amount of cash that we can receive for that Put may be reduced if we elect to a minimum price per share and our stock price declines.

     We must wait a minimum of five business days after the end of the 20 business day pricing period for a prior Put before exercising a subsequent Put. We may, however, give advance notice of our subsequent Put during the pricing period for the prior Put. We can only exercise one Put during each pricing period.


     - LIMITATIONS AND CONDITIONS TO OUR PUT RIGHTS

     Our ability to Put shares of our common stock, and Swartz's obligation to purchase the shares, is subject to the satisfaction of certain conditions. These conditions, among others, include:

         - we have satisfied all obligations under the agreements entered into between us and Swartz in connection with the investment agreement;

         - our common stock is listed and traded on Nasdaq or an exchange, or quoted on the O.T.C. Bulletin Board;

         - our representations and warranties in the Investment Agreement are accurate as of the date of each Put;

         - we have reserved for issuance a sufficient number of shares of our common stock to satisfy our obligations to issue shares under any Put and upon exercise of warrants;

         - the registration statement for the shares we will be issuing to Swartz must remain effective as of the Put date and no stop order with respect to the registration statement is in effect;

         - shareholder approval is required by Nasdaq rules in connection with a transaction other than a public offering involving the sale by the issuer of common stock at a price less than the greater of book or market value which, together with sales by officers, directors or substantial shareholders of the issuer, equals 20% or more of common stock outstanding before the issuance.

         - shareholder approval is required by the Investment Agreement if the number of shares Put to Swartz, together with any shares previously Put to Swartz, would equal 20% of all shares of our common stock that would be outstanding upon completion of the Put.

     Swartz is not required to acquire and pay for any additional shares of our common stock once it has acquired $30 million worth of Put Shares. Additionally, Swartz is not required to acquire and pay for any shares of common stock with respect to any particular Put for which, between the date we give advance notice of an intended Put and the date the particular Put closes:

         - we announced or implemented a stock split or combination of our common stock;

         -    we paid a dividend on our common stock;

         - we made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock; or

         - we consummated a major transaction, such as a sale of all or substantially all of our assets or a merger or tender or exchange offer that results in a change in control.

     We may not require Swartz to purchase any subsequent Put shares if:

         - we, or any of our directors or executive officers, have engaged in a transaction or conduct related to us that resulted in:

         - a Securities and Exchange Commission enforcement action, administrative proceeding or civil lawsuit; or

         - a civil judgment or criminal conviction or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

         - the aggregate number of days which this registration statement is not effective or our common stock is not listed and traded on Nasdaq or an exchange or quoted on the O.T.C. Bulletin Board exceeds 120 days;

         - we file for bankruptcy or any other proceeding for the relief of debtors; or

         -     we breach covenants contained in the Investment Agreement.

     - COMMITMENT AND TERMINATION FEES

     If we do not Put at least $3,000,000 worth of common stock to Swartz during each eighteen (18) month period following the effective date of the Investment Agreement, we must pay Swartz a non-usage fee. This fee equals the difference between $300,000 and 10% of the value of the shares of common stock we Put to Swartz during the eighteen (18) month period. The fee is due and
payable on the last business day of each one year period.    We are not
required to pay the non-usage fee to Swartz in years that we have met the Put requirements. We are also not required to deliver the non-usage fee payment until Swartz has paid us for all Puts that are due.

     If the Investment Agreement is terminated, we must pay Swartz the greater of (I) the non-usage fee described above, or (ii) the difference between $200,000 and 10% of the value of the shares of common stock Put to Swartz during all Puts to date.

     Each non-usage or termination fee is payable to Swartz, in cash or common stock, at our option, within five (5) business days of the date it accrued.

     - SHORT SALES

     The Investment Agreement prohibits Swartz and its affiliates from engaging in short sales of our common stock unless Swartz has received a Put notice and the amount of shares involved in the short sale does not exceed the number of shares we specify in the Put notice. In addition, in accordance with Section 5(b)(2) of the Securities Act of 1933, Swartz must deliver a Prospectus when they enter into a short position.

   - CANCELLATION OF PUTS

     We must cancel a particular Put if:

         - we discover an undisclosed material fact relevant to Swartz's investment decision;

         - the registration statement registering resales of the common shares becomes ineffective; or

         - our shares of common stock are delisted from Nasdaq, the O.T.C. Bulletin Board or an exchange.

If we cancel a Put, it will continue to be effective, but the pricing period for the Put will terminate on the date we notify Swartz that we are canceling the Put. Because the pricing period will be shortened, the number of shares Swartz will be required to purchase in the canceled Put may be smaller than it would have been had we not canceled the Put.

     - TERMINATION OF INVESTMENT AGREEMENT

     We may terminate our right to initiate further Puts or terminate the Investment Agreement at any time by providing Swartz with written notice of our intention to terminate. However, any termination will not affect any other rights or obligations we have concerning the Investment Agreement or any related agreement.

     - CAPITAL RAISING LIMITATIONS

     During the term of the Investment Agreement and for a period of sixty
(60) days after the termination of the Investment Agreement, we are prohibited from entering into certain private capital raising transactions without obtaining Swartz's prior written approval.

     We may engage in and issue securities in the following transactions without notifying or obtaining approval from Swartz;

         -     issue or sell equity securities, in certain circumstances;

         - in connection with a merger, consolidation, acquisition, or sale of assets;

         - in connection with a strategic partnership or joint venture, the primary purpose of which is not simply to raise money;

         - in connection with our disposition or acquisition of a business, product or license;

         - upon exercise of options by employees, consultants or directors;

         -     in an underwritten public offering of our common stock;

         - upon conversion or exercise of currently outstanding options, warrants or other convertible securities;

         - under any option or restricted stock plan for the benefit of employees, directors or consultants;

         - upon the issuance of debt securities with no equity feature for working capital purposes; or

         - until October 15, 2001, upon the issuance of convertible debt or equity securities that is no less than the greater of 30% of the market price or $0.50.

     - SWARTZ'S RIGHT OF INDEMNIFICATION

     We have agreed to indemnify Swartz, including its owners, employees, investors and agents, from all liability and losses resulting from any misrepresentations or breaches we make in connection with the Investment Agreement, the registration rights agreement, other related agreements, or the registration statement. We have also agreed to indemnify these persons for any claims based on violation of Section 5 of the Securities Act caused by the integration of the private sale of our common stock to Swartz and the public offering under the registration statement.

     - EFFECT ON OUTSTANDING COMMON STOCK

     The issuance of common stock under the Investment Agreement will not affect the rights or privileges of existing holders of common stock except that the issuance of shares will dilute the economic and voting interests of each shareholder. See "Risk Factors."

     As noted above, we cannot determine the exact number of shares of our common stock issuable under the Investment Agreement and the resulting dilution to our existing shareholders, which will vary with the extent to which we utilize the Investment Agreement, the market price of our common stock, and exercise of the related warrants. The potential effects of any dilution on our existing shareholders include the significant dilution of the current shareholders' economic and voting interests in us.

     The Investment Agreement provides that we cannot issue shares of common stock that would exceed 20% of the outstanding stock on the date of a Put unless and until we obtain shareholder approval of the issuance of common stock.

     The table below includes information regarding ownership of our common stock by Swartz on July 31, 2001 and the number of shares that they may sell under this Prospectus. The actual number of shares of our common stock issuable upon exercise of warrants to Swartz and our Put rights is subject to adjustment and could be materially less or more than the amount contained in the table below, depending on factors which we cannot predict at this time, including, among other factors, the future price of our common stock. There are no material relationships with Swartz other than as indicated below.

                              Shares                  Shares      Percent
                           Beneficially            Beneficially   of Class
                           Owned Prior             Owned After     Owned
                              to the     Shares        the        After the
                             Offering   Offered(1)   Offering     Offering
                           ------------ ---------- ------------- ----------

Swartz Private Equity(2)    489,500     11,989,500     -0-          -0-


(1) Assumes that Swartz will sell all of the shares of common stock offered by this Prospectus. We cannot assure you that Swartz will sell all or any of these shares.

(2) Represents 489,500 shares issuable to Swartz under the Swartz commitment warrant and up to 11,500,000 shares ("Put Shares")of common stock issuable to Swartz under the Investment Agreement; however, we are not obligated to sell any Put Shares to Swartz nor do we intend to sell any Put Shares to Swartz unless it is beneficial to us. The Put Shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz. If we were to sell all of the 11,500,000 Put Shares to Swartz and if Swartz exercised all of its warrants and did not resell any of the shares, Swartz would own 13.1% of our outstanding common stock based on the number of shares that we currently have issued and outstanding. It is expected, however, that Swartz will not beneficially own more than 9.9% of our outstanding stock at any one time.

                          DESCRIPTION OF SECURITIES

COMMON STOCK

     Each share of common stock has one vote with respect to all matters voted upon by the shareholders. The shares of common stock do not have cumulative voting rights.

     Holders of common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor. We have never declared a dividend on our common stock and have no present intention of declaring any dividends in the future.

     Holders of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of our affairs, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities.

     Our outstanding shares of common stock are fully paid and non-assessable.

     The registrar and transfer agent for the Company's common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

                             PLAN OF DISTRIBUTION

     The Selling Shareholder and its successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. Swartz may effect the distribution of the common stock in one or more of the following methods:

         - ordinary brokers transactions, which may include long or short sales;

         - transactions involving cross or block trades or otherwise on the open market;

         - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

         - "at the market" to or through market makers or into an existing market for the common stock;

         - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         - through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

         - any combination of the above, or by any other legally available means.

     In addition, Swartz or its successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the Swartz. Swartz or its successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the Swartz and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     Swartz and any broker-dealers acting in connection with the sale of the common stock by this prospectus may be deemed to be, an underwriter within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of common stock as principals may be underwriting compensation under the Securities Act. Neither we nor Swartz can presently estimate the amount of such compensation. We do not know of any existing arrangements between Swartz and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common stock.

     Swartz and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the Selling Shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. Swartz has, before any sales, agreed not to effect any offers or sales of the common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase common stock in violation of Regulation M under the Exchange Act. All of the foregoing may affect the marketability of the securities offered by this prospectus.

     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.

     We cannot assure you that Swartz will sell any or all of the shares of common stock it offers.

     In order to comply with the securities laws of certain states, if applicable, Swartz will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, Swartz may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


                                   EXPERTS

     The consolidated financial statements of College Bound Student Alliance, Inc. and subsidiaries as of July 31, 2000 and 1999, and for the years then ended and, the financial statements of College Resource Management, Inc. as of July 31, 2000 and 1999 and for the years then ended, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by the law firm of Krys, Boyle, Freedman & Sawyer, P.C., 600 17th Street, Suite 2700S, Denver, Colorado 80202.

                            ADDITIONAL INFORMATION

     We file reports with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.



                        Index to Financial Statements



I.   Annual Financial Statements

     College Bound Student Alliance, Inc. and Subsidiaries

     Historical Consolidated Financial Statements:
       Independent Auditors' Report                                      F-3
       Consolidated Balance Sheets as of July 31, 2000 and 1999          F-4
       Consolidated Statements of Operations for the years ended
         July 31, 2000 and 1999                                          F-5
       Consolidated Statements of Changes in Stockholders' Equity
         (Deficit) for the years ended July 31, 2000 and 1999            F-6
       Consolidated Statements of Cash Flows for the years ended
         July 31, 2000 and 1999                                          F-7
       Notes to Consolidated Financial Statements                        F-8


II.  Interim Financial Statements

     College Bound Student Alliance, Inc. and Subsidiaries

       Condensed Consolidated Balance Sheets as of April 30, 2001
         and July 31, 2000                                               F-25
       Condensed Consolidated Statements of Operations for the
         three and nine month periods ended April 30, 2001 and 2000 F-26 Condensed Consolidated Statements of Cash Flows for the nine
         month periods ended April 30, 2001 and 2000                     F-27
     Notes to Condensed Consolidated Financial Statements                F-28


III. Financial Statements of Business Acquired

     College Resource Management, Inc.

     Historical Financial Statements:
       Independent Auditors' Report                                      F-34
       Balance Sheets as of July 31, 2000 and 1999                       F-35
       Statements of Operations for the years ended July 31, 2000
         and 1999                                                        F-36
       Statements of Stockholders' Deficit for the years ended
         July 31, 2000 and 1999                                          F-37
       Statements of Cash Flows for the years ended July 31, 2000
         and 1999                                                        F-38
       Notes to Financial Statements                                     F-39

IV. Pro Forma Financial Information

    College Bound Student Alliance, Inc.

    Pro Forma Combined Consolidated Financial Statements (Unaudited):
       Pro Forma Combined Consolidated Statement of Operations
         for the year ended July 31, 2000                                F-47
       Pro Forma Combined Consolidated Statement of Operations
         for the year ended July 31, 1999                                F-48
       Notes to Pro Forma Combined Consolidated Financial Statements     F-49

                        Independent Auditors' Report


Board of Directors
College Bound Student Alliance, Inc. and subsidiaries:

We have audited the accompanying consolidated balance sheets of College Bound Student Alliance, Inc. and subsidiaries (Company) as of July 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of College Bound Student Alliance, Inc. and subsidiaries as of July 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




                                      /s/KPMP LLP

                                      KPMG LLP


Denver, Colorado
October 5, 2000

                     COLLEGE BOUND STUDENT ALLIANCE, INC.
                              AND SUBSIDIARIES

                        Consolidated Balance Sheets

                           July 31, 2000 and 1999

                                                                          2000           1999
                                                                      ------------   ----------
                    Assets
Current assets:
 Cash                                                                 $    231,271       82,383
 Amounts due from customer contracts acquired                            1,796,784           --
 Accounts receivable, net of allowance for doubtful accounts
  of $100,000 and $28,000 in 2000 and 1999, respectively                    18,398       21,052
 Other current assets                                                       10,340       14,810
                                                                      ------------   ----------
     Total current assets                                                2,056,793      118,245

Property and equipment, net                                                494,791      151,699
Licensing rights, net of accumulated amortization of $147,089
 and $91,000 in 2000 and 1999, respectively                                175,072      119,000
Intangible and other assets, net of accumulated amortization
 of $193,367 and $49,939 in 2000 and 1999, respectively                  2,703,187    1,234,188
                                                                      ------------   ----------
     Total assets                                                     $  5,429,843    1,623,132
                                                                      ============   ==========
                    Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
 Notes payable                                                        $      5,511       50,000
 Current maturities of long-term debt to related parties                   803,006      132,348
 Current portion of capital lease obligation                                25,975        3,372
 Notes payable and due to related parties                                  249,826      184,340
 Accounts payable                                                          555,552      374,252
 Accrued liabilities                                                       541,130      128,697
 Deferred revenue                                                          423,640       36,208
                                                                      ------------   ----------
     Total current liabilities                                           2,604,640      909,217
                                                                      ------------   ----------
Long-term liabilities:
 Long-term debt to related parties, less current maturities              2,143,376      751,976
 Capital lease obligation, less current portion                             66,636           --
                                                                      ------------   ----------
     Total liabilities                                                   4,814,652    1,661,193

Commitments and contingencies

Stockholders' equity (deficit):
 Preferred stock, $.001 par value, 10,000,000 shares authorized,
  none issued or outstanding                                                    --           --
 Common stock, $.001 par value, 40,000,000 shares authorized;
  25,483,068 issued and 23,483,068 shares issued and outstanding at July 31, 2000, and 17,784,748 shares issued and outstanding
  at July 31, 1999                                                          23,482       17,785
 Additional paid-in capital                                              3,521,489    1,531,936
 Deferred compensation                                                     (22,178)          --
 Accumulated deficit                                                    (2,907,602)  (1,587,782)
                                                                      ------------   ----------
     Total stockholders' equity (deficit)                                  615,191      (38,061)
                                                                      ------------   ----------
     Total liabilities and stockholders' equity (deficit)             $  5,429,843    1,623,132
                                                                      ============   ==========

See accompanying notes to consolidated financial statements.

                   COLLEGE BOUND STUDENT ALLIANCE, INC.
                           AND SUBSIDIARIES

                     Consolidated Statements of Operations

                     Years ended July 31, 2000 and 1999


                                                               2000               1999
                                                           ------------       ----------
Revenue:
   Student services                                        $  1,285,779          499,154
   Franchise fees                                                    --          156,627
   Corporate sponsor contributions                              535,665           31,000
   Other                                                         34,582           20,105
                                                           ------------       ----------
                                                              1,856,026          706,886
Cost of services                                              1,081,468          413,015
                                                           ------------       ----------
        Gross profit                                            774,558          293,871

Selling, general and administrative expenses                  1,756,919        1,049,174
Depreciation and amortization                                   242,349          111,060
                                                           ------------       ----------
                                                              1,999,268        1,160,234
                                                           ------------       ----------
        Loss from operations                                 (1,224,710)        (866,363)

Interest expense                                               (105,729)         (41,014)
Other income, net                                                10,619            8,334
                                                           ------------       ----------
        Net loss                                             (1,319,820)        (899,043)

Fair value of warrants issued                                  (124,278)              --
                                                           ------------       ----------
        Net loss attributable to common stockholders       $ (1,444,098)        (899,043)
                                                           ============       ==========
Net loss per share attributable to common stockholders -
   basic and diluted$                                             (0.07)           (0.05)
                                                           ============       ==========
Weighted average number of common shares outstanding
   basic and diluted                                         19,562,120       16,863,226
                                                           ============       ==========




See accompanying notes to consolidated financial statements.

                    COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES
      Consolidated Statements of Changes in Stockholders' Equity (Deficit)
                       Years ended July 31, 2000 and 1999

                                                                                                                         TOTAL
                                     COMMON STOCK               ADDITIONAL                                        STOCKHOLDERS'
                              ---------------------------         PAID-IN          DEFERRED       ACCUMULATED         EQUITY
                                SHARES           AMOUNT           CAPITAL        COMPENSATION       DEFICIT         (DEFICIT)
                              -----------      -----------      -----------      ------------     -----------     -------------
Balance at July 31, 1998       15,986,800      $    15,987        1,077,103             --           (688,739)         404,351

Common stock issued
  for cash                         42,000               42           12,269             --               --             12,311
Common stock issued to
  directors for services          236,001              236           37,160             --               --             37,396
Common stock issued to
  employees in lieu
  of cash compensation            173,656              174           79,612             --               --             79,786
Common stock issued for
  services                        471,795              472           66,201             --               --             66,673
Common stock issued for
  acquisition                     522,500              522          198,412             --               --            198,934
Common stock options issued
  for acquisition                    --               --             61,531             --               --             61,531
Common stock held in escrow       351,996              352             (352)            --               --               --
Net loss                             --               --               --               --           (899,043)        (899,043)
                              -----------      -----------      -----------      -----------      -----------      -----------
Balance at July 31, 1999       17,784,748           17,785        1,531,936             --         (1,587,782)         (38,061)

Common stock issued for cash,
  net of offering costs         2,000,000            2,000          972,984             --               --            974,984
Common stock issued to
  directors for services           64,000               64           22,832             --               --             22,896
Common stock issued to
  employees in lieu
  of cash compensation             38,347               38           18,198             --               --             18,236
Common stock issued for
  services                      1,071,473            1,071          282,410             --               --            283,481
Common stock issued for
  acquisitions                  2,524,496            2,524          658,004             --               --            660,528
Cancellation of common
  stock held in escrow           (351,996)            (352)             352             --               --               --
Reissuance of common stock
  held in escrow                  352,000              352             (352)            --               --               --
Fair value of warrants
  issued for common stock
  put agreement                      --               --            124,278             --               --            124,278
Warrants issued in exchange
  for common stock
  put agreement                      --               --           (124,278)            --               --           (124,278)
Issuance of common stock
  and common stock
  option awards                      --               --             35,125          (35,125)            --               --
Amortization of common
  stock and common
  stock option awards                --               --               --             12,947             --             12,947
Net loss                             --               --               --               --         (1,319,820)      (1,319,820)
                              -----------      -----------      -----------      -----------      -----------      -----------
Balance at July 31, 2000       23,483,068      $    23,482        3,521,489          (22,178)      (2,907,602)         615,191
                              ===========      ===========      ===========      ===========      ===========      ===========



See accompanying notes to consolidated financial statements.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                               AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                      Years ended July 31, 2000 and 1999

                                                                                      2000              1999
                                                                                 --------------      ----------
Cash flows from operating activities:
   Net loss                                                                      $   (1,319,820)      (899,043)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Provision for doubtful accounts                                                   100,000         18,000
      Depreciation and amortization                                                     242,349        111,060
      Issuance of common stock for director services                                     22,896         37,396
      Issuance of common stock for employee compensation                                 18,236         79,786
      Issuance of common stock for services                                             283,481         66,673
      Loss on impairment of assets                                                           --          1,009
      Amortization of deferred compensation                                              12,947             --
   Changes in operating assets and liabilities:
      Accounts receivable                                                               (97,346)         6,225
      Other current assets                                                               11,085         (4,858)
      Accounts payable                                                                   (6,902)       301,354
      Accrued liabilities                                                                82,442        (46,113)
      Deferred revenue                                                                   33,745             --
                                                                                 --------------      ---------
               Net cash used in operating activities                                   (616,887)      (328,511)
                                                                                 --------------      ---------
Cash flows from investing activities:
   Purchase of property and equipment                                                    (3,669)        (2,000)
   Cash acquired in purchase of College Resource Management, Inc.                        74,683             --
   Cash paid for purchase of College Foundation Planners, Inc.                          (24,119)            --
   Cash acquired in purchase of College Bound Student-Athletes, Inc.                         --         24,446
   Purchase of licenses                                                                (100,000)            --
   Other assets                                                                              --        (29,970)
                                                                                 --------------      ---------
               Net cash used in investing activities                                    (53,105)        (7,524)
                                                                                 --------------      ---------
Cash flows from financing activities:
   Payments on capital leases                                                           (11,469)        (1,291)
   Proceeds from notes payable                                                               25         50,000
   Payments on notes payable                                                           (191,372)            --
   Proceeds from payables to related parties                                            126,073        158,853
   Collections on notes receivable                                                           --         24,713
   Payments on related party payables                                                   (79,361)            --
   Common stock issued for cash                                                         974,984         12,311
                                                                                 --------------      ---------
               Net cash provided by financing activities                                818,880        244,586
                                                                                 --------------      ---------
               Net increase (decrease) in cash                                          148,888        (91,449)

Cash at beginning of year                                                                82,383        173,832
                                                                                 --------------      ---------
Cash at end of year                                                              $      231,271         82,383
                                                                                 ==============      =========
Supplemental disclosure of cash flow information -
   cash paid during the year for interest                                        $       24,941          2,340
                                                                                 ==============      =========
Supplemental disclosures of non-cash investing and financing activities:
   The Company purchased all of the outstanding stock of
     College Resource Management, Inc. and College Foundation Planners, Inc.
     in 2000 and College Bound Student-Athletes, Inc. in 1999.
     Assets acquired and liabilities assumed were as follows:
       Net cash acquired                                                         $       50,564         24,446
       Fair value of assets acquired                                                  3,801,903      1,479,889
       Debt assumed                                                                    (410,696)      (283,888)
       Other liabilities assumed                                                       (696,341)      (274,546)
                                                                                 --------------      ---------
               Purchase price of acquisitions                                    $    2,745,430        945,901
                                                                                 ==============      =========
   Common stock issued as additional purchase price for College Bound
     Student-Athletes, Inc.                                                      $        8,028             --
                                                                                 ==============      =========

See accompanying notes to consolidated financial statements.
                                    F-7


                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


(1)  Organization, Operations and Summary of Significant Accounting Policies

(a)  History and Business Activity

College Bound Student Alliance, Inc. and subsidiaries (the "Company") provides services to qualified students and assists parents and students who have the opportunity to qualify for financial aid opportunities. This is the Company's only business segment. The Company offers assistance to its clients in career planning, college major selection, college selection, college entrance testing, searches for merit awards and financial aid and other higher education aids and learning programs. The Company markets its services through weekend workshops held throughout the United States and through a direct sales force. The Company's principal production facilities are located in the Dallas/Fort Worth metroplex, and it has other offices in Cedarburg, Wisconsin, Orange County, California and is headquartered in Lakewood, Colorado.

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries: College Bound Student-Athletes, Inc., College Foundation Planners, Inc. and College Resource Management, Inc. All intercompany balances and transactions have been eliminated in consolidation.

(b)  Revenue Recognition

The Company recognizes student services revenue as the services are performed. Deferred revenue is recorded for cash received in advance for services the Company is obligated to perform. The Company recognizes franchise fee revenue from an individual franchise sale when all the initial services of the Company, as required by the franchise agreement, have been performed. Corporate sponsor contributions, which are not restricted as to use by the sponsor, are recognized as revenue when received in accordance with Statement of Financial Accounting Standards No. 116, Accounting for Contributions Received and Contributions Made.

The amounts due from customer contracts acquired reflect the future cash flows of College Resource Management, Inc.'s (CRM) contracts acquired less amounts which are not expected to be collected. Deferred revenue of $353,687 relating to the CRM contracts is reflected at its estimated fair value which was estimated to be the present value of costs that are expected to be incurred to deliver the future services on such contracts plus an allowance for normal profit on those services.

(c)  Property and Equipment

Property and equipment are recorded at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation on property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets. Property and equipment under capital leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

                     COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


(d)  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(e)  Licensing Rights

Licensing rights are recorded at cost and are amortized on a straight-line basis over the term of the agreement, which is five years.

(f)  Intangible and Other Assets

Intangible and other assets consist primarily of intangible assets, recruiting systems technology and a covenant not to compete acquired in business combinations. Intangible assets and recruiting systems technology which represent the excess of purchase price over fair value of net assets acquired are amortized on a straight-line basis over 10 years and the covenant not to compete is being amortized on a straight-line basis over the covenant period of three years. The Company assesses the recoverability of intangible assets by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of intangible assets will be impacted if estimated future operating cash flows are not achieved.

(g)  Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


(h)  Net Loss Per Share

The Company computes earnings (loss) per share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 (SFAS No.
128), Earnings Per Share. SFAS No. 128 requires the disclosure of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding increased for potentially dilutive common shares outstanding during the period. The dilutive effect of stock options, warrants and their equivalents is calculated using the treasury stock method.

Net loss attributable to common stockholders basic and diluted is computed based on the weighted average number of shares of common stock outstanding during the year. Basic loss attributable to common stockholders and loss attributable to common stockholders assuming dilution, are the same for the years ended July 31, 2000 and 1999, because of the antidilutive effect of stock options and awards when there is a net loss. As of July 31, 2000, the Company has issued options to purchase 3,838,734 shares of its common stock, warrants to purchase 445,000 shares of its common stock and 2,000,000 shares of common stock held in escrow as collateral for note payable to stockholder which is considered issued but not outstanding common stock, which could potentially dilute basic earnings per share in the future.

Net loss attributable to common stockholders reflects the fair value of the warrants issued in exchange for the common stock put agreement.

(i)  Stock Options

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company has adopted Statement of Financial Accounting Standards No. 123 (SFAS No.
123), Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123 for stock options issued to employees. All equity instruments issued to non-employees are accounted for using the provisions of SFAS No. 123.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999

(j)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

(k)  Reclassifications

Certain financial statement reclassifications have been made of 1999 amounts to conform to the 2000 presentation.

(2)  Liquidity

In May 2000, the Company entered into a common stock put agreement with Swartz Private Equity, LLC that entitles the Company to issue and sell, at its option, common stock for up to an aggregate of $30,000,000 from time to time during a three-year period commencing on the effective date of a registration statement (see note 13). Management of the Company believes the cash received from the sale of common stock less accelerated debt payments that will be required, expected cash from corporate sponsor contributions, cash expected to be generated from operations, and payment extensions on related party advances, notes and debt, if necessary, will be sufficient to allow the Company to meet its obligations as they come due through at least July 31, 2001.

(3)  Business Combinations

(a)  Acquisition of College Resource Management, Inc.

On July 31, 2000, the Company acquired all of the issued and outstanding common stock of College Resource Management, Inc. (CRM), a private company based in Grand Prairie, Texas and incorporated in Delaware, from its sole stockholder (seller). The purchase price totaled $2,311,016 which is comprised of a $2 million promissory note payable to the seller over 10 years, 2,000,000 restricted shares of the Company's common stock with a fair value of $504,000 and acquisition costs of $118,458. The promissory note payable to seller has a stated interest rate of 7.5% which has been discounted at 11.5% for purposes of calculating the purchase price. This rate reflects effective interest rates management believes are available to the Company for debt obligations with similar terms and features. The present value of amounts to be paid under the note totaled $1,688,558. The common stock of the Company valued at $504,000 at the date of acquisition reflects the fair value of the stock based on the closing price of the Company's stock on July 31, 2000, in the over-the-counter market less a 10% discount given the restricted nature of the shares issued.

The acquisition has been accounted for by the purchase method and the excess of cost over the fair value of acquired net tangible assets of $1,145,588 was recognized as intangible assets and is being amortized on a straight-line basis over 10 years. The results of operations of CRM will be included in the Company's consolidated financial statements starting August 1, 2000.

                     COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


(b)  Acquisition of College Foundation Planners, Inc.

On May 5, 2000, the Company acquired College Foundation Planners, Inc. (CFPI) for $434,414 consisting of 500,000 restricted shares of the Company's common stock with a fair value of $148,500, $241,541 in promissory notes payable to seller and $44,373 in direct acquisition costs. Of the 500,000 shares of restricted common stock issued, 250,000 shares were delivered at closing and the remaining 250,000 shares have been placed in escrow with an independent agent and will be released upon CFPI achieving certain performance thresholds for the one year period ending May 5, 2001. The Company believes it is probable that such performance thresholds will be met, accordingly the purchase price includes this contingent consideration.

The acquisition has been accounted for by the purchase method and the results of operations of CFPI have been included in the Company's consolidated financial statements from May 1, 2000. The purchase price was allocated to the fair value of identifiable assets and liabilities as of April 30, 2000. In connection with the purchase, the Company recorded an intangible asset for recruiting systems technology of $470,972 which is being amortized on a straight-line basis over ten years.

(c)  Acquisition of College Bound Student-Athletes, Inc.

On April 15, 1999, the Company acquired all of the issued and outstanding common stock of College Bound Student-Athletes, Inc. (CBS Athletes), for $945,901. During 2000, the Company issued 22,500 shares of common stock valued at $8,028 as additional purchase price consideration. The purchase price is comprised of a $600,000 note payable to the seller, a $176,000 covenant not to compete, 522,500 shares of the Company's common stock valued at $198,934, options to purchase 500,000 shares of the Company's common stock at $0.50 per share valued at $61,531 and $10,000 in direct acquisition costs. The note payable to seller and covenant not to compete were non-interest bearing, which the Company discounted at 8% for purposes of calculating the purchase price. The present value of amounts to be paid under the note and covenant not to compete totaled $675,436. Additional payments of up to $1.1 million and options to purchase 500,000 shares of the Company's common stock could be made upon CBS Athletes achieving certain performance thresholds. It is presently not probable that such performance thresholds will be met. Additional consideration, if any, would be recognized at the point that meeting the thresholds becomes probable.

The acquisition has been accounted for by the purchase method and the results of operations of CBS Athletes have been included in the Company's consolidated financial statements from April 15, 1999. The purchase price was allocated to the fair value of identifiable assets and liabilities. In connection with the purchase, the Company recorded three intangible assets: a covenant not to compete valued at $147,485 which is being amortized over the covenant period of three years on a straight-line basis; software of $73,300 which is being amortized on a straight-line basis over five years; and recruiting systems technology of $1,057,108 which is being amortized on a straight-line basis over ten years.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


(d)  Pro Forma Financial Information (Unaudited)

The following unaudited pro forma financial information presents the combined results of operations of the Company, CRM, CFPI and CBS Athletes as if the acquisitions had occurred at the beginning of fiscal 1999, after giving effect to certain adjustments including amortization of intangible assets, additional depreciation expense, increased interest expense on debt related to the acquisition and additional compensation expense. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the Company, CRM, CFPI and CBS Athletes constituted a single entity during such periods.

                                               Year ended July 31,
                                           ---------------------------
                                               2000           1999
                                           ------------    -----------

Revenue                                    $ 8,013,306      8,599,368
Net loss                                    (2,400,419)    (1,547,998)
Net loss attributable to common
 stockholders                               (2,524,697)    (1,547,998)
Net loss per share - basic and diluted            (.12)        (.08)
Weighted average number of common shares
 outstanding - basic and diluted            21,942,676     19,363,226


(4)  Property and Equipment

Property and equipment at July 31, 2000 and 1999, consisted of the following:

                                                              Estimated
                                                                useful
                                           2000        1999      lives
                                         --------    --------  ----------

Furniture and equipment                  $439,929     89,659   5-7 years
Computer software                         108,954     73,300   5 years
Vehicle                                    14,076     14,076   3 years
                                         --------    -------
                                          562,959    177,035
  Less accumulated depreciation and
   amortization                           (68,168)   (25,336)
                                         --------    -------
  Property and equipment, net            $494,791    151,699
                                         ========    =======


Depreciation and amortization for the years ended July 31, 2000 and 1999, was $42,832 and $16,606, respectively.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


(5)  Notes Payable
                                                     2000      1999
                                                  --------   ---------
Note payable to a third party with interest
 at 10%, principal and accrued interest
 repaid in January 2000                           $      -     50,000
Other, due on demand                                 5,511          -
                                                  --------   --------
                                                  $  5,511     50,000
                                                  ========   ========

Aggregate maturities of notes payable for each year subsequent to July 31, 2000: $5,511 in 2001.

(6)  Notes Payable and Due to Related Parties
                                                     2000      1999
                                                  ---------  --------
Note payable to stockholder, with interest at
 10% payable monthly, due on March 15, 2001       $ 15,000     15,000
Note payable to stockholder, non-interest
 bearing, due March 15, 2001                        60,000     60,000
Notes payable to Chartwell International,
 Inc. with interest at 10% payable monthly,
 principal payable on the earlier of March
 15, 2001 or receipt of long-term financing,
 as defined in the agreements                       81,906          -
Note payable to National Collegiate Recruiting
 Associates, Inc., a wholly owned subsidiary
 of Chartwell International, Inc., with
 interest at 10%, $1,000 payable monthly, or
 payable on the earlier of March 15, 2001 or
 receipt of long-term financing, as defined
 in the agreement                                   21,000          -
Note payable to Chartwell International, Inc.
 with interest at 10% compounded quarterly,
 the principal and accrued interest is payable
 on the earlier of March 15, 2001 or receipt
 of long-term financing, as defined in the
 agreement.  Cumulative principal and interest
 payable in trade credits or in cash at the
 discretion of the Company                          38,365          -
Note payable to Chartwell International, Inc.
 with interest at 10% payable monthly, due
 on demand                                           6,000          -
Note payable to stockholder with interest at
 10% payable monthly, principal payable on
 November 4, 2000                                    4,186      5,000
Non-interest bearing advances from related
 parties, due on demand                             29,369     98,340
                                                  --------    -------
     Notes payable and due to related parties     $249,826    184,340
                                                  ========    =======

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999

Aggregate maturities of notes payable and due to related parties for each year subsequent to July 31, 2000: $249,826 in 2001.

(7)  Long-Term Debt to Related Parties
                                                       2000          1999
                                                    ----------    ---------
Note payable to stockholder for acquisition of
 CBS Athletes (a)                                   $  400,621      527,951
Note payable to stockholder assumed in connection
 with acquisition of CBS Athletes (b)                  196,462      208,888
Note payable to stockholder for agreement not
 to compete in connection with the acquisition of
 CBS Athletes (c)                                      127,444      147,485
Note payable to stockholder for acquisition of
 CRM (d)                                             1,688,558            -
Notes payable to stockholder for acquisition of
 CFPI (e)                                              240,586            -
Unsecured note payable to stockholder assumed
 in connection  with the acquisition of CFPI,
 non-interest bearing, due in bi-weekly install-
 ments through May 31, 2001                             60,580            -
Unsecured notes payable to stockholder assumed in
 connection with the acquisition of CRM, with an
 effective interest rate of 12.5%; due in bi-weekly
 and monthly installments through December 2001
 and March 2002, respectively (f)                      152,940            -
Unsecured note payable to related party assumed
 in connection with the acquisition of CRM, with
 an effective interest rate of 12.5%; due in
 monthly installments through January 2002 (f)          79,191            -
                                                    ----------     --------
     Long-term debt to related parties               2,946,382      884,324

Less: current maturities of long-term debt to
 related parties                                      (803,006)    (132,348)
                                                    ----------     --------
     Long-term debt to related parties, less
       current maturities                           $2,143,376      751,976
                                                    ==========     ========

(a) $600,000 non-interest bearing note and $75,000 other note, unsecured, discounted by the Company at 8% to reflect the present value of amounts to be paid under the notes: $160,000 in principal was repaid in March 2000 and the remainder of the unpaid balance is due upon receiving an additional $3,500,000 in financing or $20,000 on July 1, 2000; $20,000 on October 1, 2000; $20,000 on January 1, 2001; $20,000 on March 1, 2001,
     and the balance on March 15, 2001.

(b) $208,888 unsecured note, with interest at 8%, final payment due November 15, 2004: 60 equal monthly installments of interest and principal of $4,446 beginning December 15, 1999.

(c) $176,000 non-interest bearing note, discounted by the Company at 8% to reflect the present value of amounts to be paid under the note: 36 equal monthly installments of $4,889 beginning December 15, 1999, secured by 352,000 shares of the Company's stock held in escrow.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999

(d) $2,000,000 note payable with a stated interest rate of 7.5% which the Company discounted at 11.5% for purposes of calculating the purchase price. The 11.5% rate reflects effective interest rates management believes are available to the Company for debt obligations with similar terms and features. The present value of amounts to be paid under the note totaled $1,688,558 at July 31, 2000. The note is payable in 120 equal monthly installments of principal and interest of $23,740, and matures July 31, 2010. If the Company obtains additional long-term financing as defined in the agreement, 50% of the net proceeds of such financing must be used to prepay the principal of this note. This note is secured by 2,000,000 shares of the Company's common stock currently held in escrow by a third party.

(e) Notes payable with interest rates ranging from 7.1% to 12.9%, principal and interest payments ranging from $228 to $1,401 per month, due May 5, 2003. The present value of amounts to be paid under these notes approximate the carrying value of these notes. If the Company obtains additional long-term financing, principal payments on this debt could be accelerated based on the terms of the agreement.

(f) Stated interest rates ranging from 5.75% to 6% which were discounted at 12.5% at the purchase date to reflect fair value of amounts to be paid under the notes.

The aggregate maturities of long-term debt to related parties for each year subsequent to July 31, 2000, assuming the Company does not obtain additional financing which causes acceleration of the payment of debt, follow:

     July 31:
       2001                                         $  803,006
       2002                                            310,704
       2003                                            398,220
       2004                                            184,542
       2005                                            170,439
       Thereafter                                    1,079,471
                                                    ----------
                                                    $2,946,382
                                                    ==========

(8)  Related Party Transactions

The Company entered into a consulting agreement with the former owner of CBS Athletes for $1,500 per month for five years beginning as of the date when the first $100,000 payment is made on the note payable to stockholder for acquisition of CBS Athletes. In March 2000, $160,000 was paid against the purchase price, which triggered payments to start under the consulting agreement. The first $1,500 payment was made April 2000 and are to be made monthly for the next five years.

The Company leased office space on a month-to-month basis through July 31, 2000 from Chartwell International, Inc. (Chartwell), a significant investor in the Company. Rental expense under this agreement was $80,319 and $37,545 for the years ended July 31, 2000 and 1999, respectively.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


Beginning February 1, 1998, the Company entered into a three-year agreement with Chartwell whereby Chartwell's management performed certain management functions for the Company in exchange for $7,500 per month. Management fee expense was $52,500 and $90,000 for the years ended July 31, 2000 and 1999, respectively. The management agreement was cancelled February 29, 2000.

The Company has acquired licensing rights through an agreement with National College Recruiting Association, Inc. (NCRA), which is a wholly owned subsidiary of Chartwell. The license provides the Company with exclusive use, rights and interest in all of the assets, including brand and trade names and databases, constituting the business of NCRA, along with the rights to sell new and service existing franchises of NCRA and to publish the Blue Chip Illustrated magazine. Blue Chip Illustrated highlights the leading high school athletes in the country. College coaches and fans are typical subscribers to Blue Chip Illustrated. NCRA owns the rights to a program which promotes high school athletes, in the pursuit of scholarships, to colleges. The term of the licensing rights agreement is five years, which is renewable for an unspecified number of five-year terms. The fee for the NCRA license includes a payment of $310,000 to NCRA, plus 2.5% of gross revenue from licensed operations. The Company paid $75,000 in 2000, negotiated a note payable of $25,000 in 2000 and paid $210,000 in 1999, which amounts are included in licensing rights, net of accumulated amortization.

The terms of an agreement with the seller of CRM provide for reductions in debt to the seller for the settlement of certain regulatory matters which arose prior to the acquisition. Amounts expected to be paid to resolve regulatory matters are reclassified from note payable to stockholder to accrued expenses.

(9)  Corporate Sponsor Contributions

During March 2000, the Company received an unrestricted contribution from an unrelated corporation totaling $500,000 and $35,665 from other unrelated parties. During 1999, the Company received unrestricted contributions from three unrelated corporations totaling $31,000.

(10)  Income Taxes

Current and deferred income tax was zero for the years ended July 31, 2000 and 1999, as the Company recorded a full valuation allowance on deferred tax assets.

In the allocation of the purchase price of CRM, net deferred income tax liabilities of $405,710 were created which have been offset by the use of the Company's existing net operating loss carryforwards. As a result no deferred taxes have been recorded and the Company's valuation allowance increased by $24,527.

                       COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


Income tax benefit differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax loss as a result of the following:

                                                   2000        1999
                                                ----------    -------

Computed "expected" tax benefit                 $  448,739    305,675
Increase (reduction) in income taxes
 resulting from:
  Deferred tax liabilities assumed in CRM
   acquisition                                    (405,710)         -
  Permanent differences                            (56,565)         -
  State income taxes, net of federal income
   tax benefit                                      43,554     29,668
  Increase in valuation allowance                  (24,527)  (335,343)
  Other                                             (5,491)         -
                                                 ---------   --------
                                                 $       -          -
                                                 =========   ========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at July 31, 2000 and 1999, are presented below:

                                                   2000        1999
                                                ----------   --------

Deferred tax assets:
 Allowance for doubtful accounts receivable      $  36,883     10,444
 Deferred compensation                              48,915          -
 Accrued vacation                                    5,968          -
 Deferred revenue                                   17,356     13,506
 Cash to accrual adjustments for CRM               170,853          -
 Fair value of CRM deferred revenue acquired       131,925          -
 Net operating loss carryforwards                  861,040    515,975
                                                ----------    -------
     Total deferred tax assets                   1,272,940    539,925

Deferred tax liabilities:
 Amounts due from CRM customer contracts
  acquired                                        (670,200)         -
 Property and equipment acquired from CRM          (35,821)         -
 Prepaid expenses acquired from CRM                 (2,467)         -
                                                ----------   --------
     Total deferred tax liabilities               (708,488)         -
                                                ----------   --------
     Total net deferred tax assets                 564,452    539,925
Less valuation allowance                          (564,452)  (539,925)
                                                ----------   --------
                                                $        -   $      -
                                                ==========   ========

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


The valuation allowance for deferred tax assets was $564,452 and $539,925 as of July 31, 2000 and 1999, respectively. The increase in the valuation allowance was $24,527 and $335,343 for the years ended July 31, 2000 and 1999, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income of $2,308,416 prior to the expiration of the net operating loss carryforwards as follows: $608,822 in 2013, $774,487 in 2019 and $925,107 in 2020. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences to the extent that these future deductions offset against the scheduled reversals of deferred tax liabilities. The amount of the deferred tax asset considered realizable, however, could be changed in the near term if estimates of future taxable income during the carryforward period are changed.

(11)  Stockholders' Equity (Deficit)

The Company has 10,000,000 shares of authorized preferred stock, par value $.001, issuable from time to time in different series with rights and privileges to be determined by the Board of Directors. No specific series of preferred stock have yet been established.

Common stock issued but not outstanding of 2,000,000 shares represents the shares issued in the Company's name that are held in escrow by a third party.

In February 2000, the Company sold 2,000,000 shares of common stock at $.50 per share for $974,984, net of offering costs of $25,016 to various investors.

The Company issued options to an employee to purchase 50,000 shares of common stock at an exercise price of $.50 when the fair value of the common stock was $1.00 per share. Pursuant to APB 25, the Company recorded a charge to compensation expense during the year ended July 31, 2000, of $10,416. The remaining unamortized portion of this deferred compensation of $14,584 is reported as a reduction of equity.

In conjunction with the CFPI acquisition, the Company will issue 40,000 restricted shares valued at $10,125 of the Company's common stock, to be awarded at the discretion of CFPI's COO to selected employees of CFPI on May 5, 2001. The compensation expense for the period May 1, 2000 to July 31, 2000 of $2,531 is included in selling, general and administrative expenses and the remaining unamortized portion of deferred compensation totaling $7,594 is reported as a reduction of equity.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


(12)  Employment Agreements

On July 31, 2000, the Company entered into 4-year employment agreements with five key employees of CRM. Primary provisions of the contracts include: minimum annual base salary requirements, 6-12 months severance for without cause terminations and stock options. These employees will be granted options to purchase up to a total of 1,000,000 shares of the Company's common stock as part of their employment contracts. The Company will grant a total of 250,000 options at the end of each annual anniversary date, at an exercise price of $1.00. The options will vest annually on each twelve month anniversary date and may be exercised at any time before five years after the date of grant, at which time the options will expire.

On April 20, 2000, the Company entered into a 3-year employment agreement with the former owner and operator of CFPI. Primary provisions of the contract include: minimum annual salary requirements, performance based bonuses and stock options. The Company granted options to purchase 500,000 shares of the Company's common stock which vest and become exercisable only to the extent CFPI achieves contractual performance thresholds over the next three years. The options may be exercised commencing one year from the closing date of May 5, 2000, in increments of 166,666 shares annually, at an exercise price of $
 .50 per share, to the extent CFPI achieves certain performance thresholds in each of the next three years. In the event CFPI does not achieve the performance thresholds, the 166,666 shares will be adjusted downward to reflect the percentage of the performance thresholds met. The options expire 4 years from the date of grant.

In August 1997, the Chairman of the Board entered into an agreement which gives the Chairman a five-year option to purchase 1,000,000 shares of the Company's common stock at $.50 per share which was the fair value of the common stock on the grant date. The agreement was later modified and the number of options were reduced and were granted as follows: options to purchase 311,233 shares to the former Chairman (all vested), 200,000 shares to the existing Chairman, vested as of April 19, 2000, and 110,000 shares for the period April 19, 2000 to November 6, 2000 which are scheduled to vest April 19, 2001.

The employment agreements referred to above, collectively require the Company to pay $479,902 in minimum salary requirements during 2001.

(13)  Common Stock Put Agreement

In May 2000, the Company entered into an investment agreement with Swartz Private Equity, LLC (Swartz). The investment agreement entitles the Company to issue and sell, at its option, common stock for up to an aggregate amount of $30,000,000 from time to time during a three-year period commencing on the effective date of a registration statement (a Put Right). The terms of the investment agreement limit Swartz's obligation to purchase shares to 9.99% of the number of shares of the Company's common stock outstanding on a fully

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


diluted basis. In order to invoke a Put Right, the Company must have an effective registration statement on file with the Securities and Exchange Commission registering the resale of the common shares that may be issued as a consequence of the invocation of the Put Right. If the Company does not use the Put Right financing, it will still be obligated to pay a non-usage fee of a maximum of $300,000 over the three-year period. During the term of the investment agreement and for one year after its termination, the Company is prohibited from issuing or selling any capital stock or securities convertible into the Company's capital stock for cash in private capital raising transactions, without obtaining the prior written approval of Swartz which Swartz has agreed to not unreasonably withhold. In addition, Swartz has the option for 10 days after receiving notice, to purchase such securities on the same terms and conditions. This right of first refusal does not apply to acquisitions, option plans or strategic partnerships or joint ventures.

In consideration for the Put Right, the Company issued warrants to purchase 445,000 shares of its common stock at, initially, a purchase price of $.50 per share. The purchase price may be adjusted on each six month anniversary of the date of issuance to the lower of the then exercise price or the lowest closing price for the five trading days ending on such six month anniversary. The Company has recorded the fair value of the warrants as an offering cost which is included in stockholders' equity (deficit) based on the following assumptions: no expected dividend yield, risk free interest rate of 6.75%, volatility of 117%, and expected lives ranging from 4 to 5 years. The fair value of these warrants will be adjusted at each six month anniversary date.

(14)  Stock Options

The Company applies APB Opinion No. 25 in accounting for its stock options issued to employees and directors for services in the normal course and $12,947 of compensation expense has been recognized in the accompanying financial statements for the year ended July 31, 2000. No compensation expense has been recognized in the accompanying financial statements for the year ended July 31, 1999 as the options have been granted at the then market price of the underlying common stock.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have increased to the pro forma amounts indicated below:

                                                 2000           1999
                                             -----------      --------

     Net loss as reported                    $(1,319,820)     (899,043)
                                             ===========      ========
     Net loss, pro forma                     $(1,556,336)     (918,540)
                                             ===========      ========
     Net loss per share - basic and
      diluted pro forma                      $      (.08)        (.05)
                                             ===========      =======

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


The above pro forma disclosures are not necessarily representative of the effect on the reported net loss for future periods because options vest over several years and additional awards are generally made each year. The per share weighted average fair value of stock options granted during 2000 and 1999 was $.23 and $.24, respectively, on the date of grant using the Black-Scholes option pricing model with the following assumptions for 2000: no expected dividend yield, risk free interest rates ranging from 5.5% to 6.75%, volatility ranging from 117% to 174% and expected option lives ranging from .7 to 6.1 years; and the following assumptions for 1999: no expected dividend yield, risk free interest rate ranging from 4.75% to 6.00%, volatility ranging from 117% to 174%, and expected option lives ranging from .5 to 3.7 years.

Stock option activity was as follows:
                                              Number of        Range of
                                               shares      exercise prices
                                              ---------    ---------------
Balance at July 31, 1998                        311,233       $    .50
 Granted                                        870,000        .50 - 1.00
                                              ---------
Balance at July 31, 1999                      1,181,233        .50 - 1.00

 Granted                                      2,682,501        .27 - 1.00
 Canceled                                       (25,000)           .50
                                              ---------
Balance at July 31, 2000                      3,838,734        .27 - 1.00
                                              =========
Number of options exercisable at July 31,
 2000                                         1,313,733
                                              =========

Canceled options are a result of employee terminations or forfeitures.

                                          Weighted
                                          average
                                         remaining            Number
                        Number        contractual life    exercisable at
Exercise Price        outstanding         (years)         July 31, 2000
--------------        -----------     ----------------    --------------
$   0.27                 500,000           4.50                     -
    0.50               2,078,734           2.58             1,303,733
    1.00               1,260,000           5.00                10,000
                       ---------                            ---------
                       3,838,734                            1,313,733
                       =========                            =========

(15)  Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of cash, amounts due from customer contracts acquired, accounts receivable, notes payable, accounts payable, accrued liabilities and

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999


notes payable and due to related parties approximate fair value because of the short maturity or duration of these instruments. The carrying amount of long-term debt approximates fair value as the interest rates are considered market rates. For long-term debt which is not interest bearing, the discount used for financial reporting purposes is the incremental borrowing rate and, accordingly, discounted value approximates fair value.

(16)  Leases

The Company is obligated under capital leases for certain equipment that expires through 2005. At July 31, 2000, the gross amount of equipment and the related accumulated amortization recorded under capital leases totaled $112,317 and $12,835, respectively.

Amortization of assets held under capital leases is expensed on a straight-line basis and is included with depreciation expense. The Company also has noncancelable operating leases for its offices and certain equipment that expire over the next five years.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of July 31, 2000, are:

                                                    Capital     Operating
                                                    leases        leases
                                                   --------     ----------
Year ending July 31:
  2001                                             $ 38,798      1,207,750
  2002                                               36,542      1,539,296
  2003                                               20,583      1,523,036
  2004                                                9,184      1,311,239
  2005                                                2,679        446,886
                                                   --------     ----------
    Total minimum lease payments                    107,786     $6,028,207
                                                                ==========

Less amounts representing interest at implicit
 interest rates ranging from 10% to 11%             (15,175)
                                                   --------
    Present value of net minimum capital lease
     payments                                        92,611

Less current portion of capital lease obligations   (25,975)
                                                   --------
Obligations under capital leases, excluding
 current portion                                   $ 66,636
                                                   ========

Total rent expense associated with operating leases was $102,080 and $53,111 for the years ended July 31, 2000 and 1999, respectively.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                             July 31, 2000 and 1999

(17)  Legal Proceedings

The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(18)  Allowance for Doubtful Accounts

The allowance for doubtful accounts included the following 2000 and 1999 activity:

         Balance at    Expense       Write-offs of      Balance at
         beginning      for          uncollectible        end of
          of year       year           accounts            year
         ----------    ---------     --------------     ----------

2000      $(28,000)    (100,000)        28,000           (100,000)
1999             -      (28,000)             -            (28,000)

                    COLLEGE BOUND STUDENT ALLIANCE, INC.
                            AND SUBSIDIARIES

                   Condensed Consolidated Balance Sheets

                                 (Unaudited)



                                                                        April 30,     July 31,
                                                                           2001         2000
                                                                      ------------   ----------
                       Assets

Current assets:
  Cash                                                                $     92,073      231,271
  Amounts due from customer contracts acquired                             165,000    1,796,784
  Accounts receivable, net                                                 335,031       18,398
  Deferred customer contract expenses                                      755,638           --
  Inventory                                                                111,025           --
  Other                                                                         --       10,340
                                                                      ------------   ----------
               Total current assets                                      1,458,767    2,056,793

Property and equipment, net                                                401,872      494,791
Licensing rights, net                                                      125,675      175,072
Intangible and other assets, net                                         2,111,822    2,703,187
                                                                      ------------   ----------
               Total assets                                           $  4,098,136    5,429,843
                                                                      ============   ==========
                      Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Notes payable                                                       $    145,040        5,511
  Current maturities of long-term debt to former owners                    837,438      803,006
  Current portion of capital lease obligation                               37,939       25,975
  Notes payable and other debt due to related parties                      320,258      249,826
  Accounts payable                                                         879,404      555,552
  Accrued liabilities                                                    1,071,860      541,130
  Deferred revenue                                                       2,099,910      423,640
                                                                      ------------   ----------
               Total current liabilities                                 5,391,849    2,604,640
                                                                      ------------   ----------
Long-term liabilities:
  Long-term debt to former owners, less current maturities               2,008,069    2,143,376
  Capital lease obligation, less current portion                            43,016       66,636
                                                                      ------------   ----------
               Total liabilities                                         7,442,934    4,814,652

Stockholders' equity (deficit):
  Common stock, $0.001 par value, 40,000,000 shares authorized;
    27,142,062 issued and 25,142,062 outstanding at April 30, 2001, and 25,483,068 issued and 23,483,068 outstanding
    at July 31, 2000                                                        25,142       23,483
  Additional paid-in capital                                             3,746,697    3,521,488
  Deferred compensation                                                         --      (22,178)
  Accumulated deficit                                                   (7,116,637)  (2,907,602)
                                                                      ------------   ----------
               Total stockholders' equity (deficit)                     (3,344,798)     615,191
                                                                      ------------   ----------
               Total liabilities and stockholders' equity (deficit)   $  4,098,136    5,429,843
                                                                      ============   ==========

See accompanying notes to condensed consolidated financial statements.

                  COLLEGE BOUND STUDENT ALLIANCE, INC.
                           AND SUBSIDIARIES

              Condensed Consolidated Statements of Operations

        Three and nine month periods ended April 30, 2001 and 2000

                                 (Unaudited)

                                                   Three months ended          Nine months ended
                                                        April 30,                  April 30,
                                             ---------------------------    ------------------------
                                                  2001           2000          2001          2000
                                             -------------     ---------    ----------    ----------

Revenue:
 Student services                            $   1,779,135       361,574     3,820,530       988,400
 Corporate sponsor contributions                    25,575       510,665        35,345       535,665
 Other, net                                            450            --           551         3,584
                                             -------------     ---------    ----------    ----------
     Total revenue                               1,805,160       872,239     3,856,426     1,527,649

Cost of services                                   373,001       308,314     1,065,740       743,401
                                             -------------     ---------    ----------    ----------
     Gross profit                                1,432,159       563,925     2,790,686       784,248

Selling, general and administrative              2,191,407       408,905     6,327,104     1,131,676
Depreciation and amortization                      145,188        62,245       438,465       165,710
                                             -------------     ---------    ----------    ----------
     Operating income (loss)                      (904,436)       92,775    (3,974,883)     (513,138)
                                             -------------     ---------    ----------    ----------
Interest expense, net                              (82,436)      (15,397)     (246,831)      (69,407)
Other income                                            --            --        12,679            --
                                             -------------     ---------    ----------    ----------
     Net income (loss)                       $    (986,872)       77,378    (4,209,035)     (582,545)
                                             =============     =========    ==========    ==========
Net income (loss) per share -
 basic and diluted                           $       (0.04)           --         (0.17)        (0.03)
                                             =============     =========    ==========    ==========
Weighted average number of common shares
 outstanding - basic                         $  25,157,940    19,188,227    24,161,144    18,863,459
                                             =============     =========    ==========    ==========
Weighted average number of common shares
 outstanding - diluted                       $  25,157,940    19,960,181    24,161,144    18,863,459
                                             =============     =========    ==========    ==========


See accompanying notes to condensed consolidated financial statements.

                   COLLEGE BOUND STUDENT ALLIANCE, INC.
                             AND SUBSIDIARIES

               Condensed Consolidated Statements of Cash Flows

               Nine month period ended April 30, 2001 and 2000

                               (Unaudited)


                                                                                        2001            2000
                                                                                    ------------     ---------

Net loss                                                                            $ (4,209,035)     (582,545)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization                                                           438,465       165,710
 Amortization of deferred compensation                                                    22,178            --
 Change in allowance for doubtful accounts                                                85,151       (28,000)
 Gain on sale of fix assets                                                              (12,679)           --
 Non-cash stock issuances                                                                     --       233,407
 Changes in operating assets and liabilities                                           3,415,402       (74,598)
                                                                                    ------------     ---------
     Net cash used by operating activities                                              (260,518)     (286,026)

Net cash used in investing activities                                                     (5,670)     (120,823)

Net cash provided (used) by financing activities:
 Proceeds (repayments) of advances payable, notes payable and long-term
  debt to related parties, net                                                           127,630      (209,447)
 Common stock issued, net of cancellations                                                26,304     1,083,780
 Repayments on capital lease obligations                                                 (26,944)       (3,372)
                                                                                    ------------     ---------
     Net cash provided by financing activities                                           126,990       870,961
                                                                                    ------------     ---------
     Net increase (decrease) in cash                                                    (139,198)      464,112

Cash at beginning of period                                                              231,271        82,383
                                                                                    ------------     ---------
Cash at end of period                                                               $     92,073       546,495
                                                                                    ============     =========
Supplemental disclosure of non-cash information:
 The Company issued common stock to employees and a director in lieu of
  cash compensation                                                                 $    200,564            --
                                                                                    ============     =========
 The Company surrendered fixed assets to a former owner in lieu of debt repayment   $     18,544            --
                                                                                    ============     =========
 The Company entered into a capital lease for equipment                             $     15,288            --
                                                                                    ============     =========
 The Company cancelled shares previously issued in lieu of cash compensation        $     17,664            --
                                                                                    ============     =========
Supplemental disclosure of cash flow information -
 cash paid during the period for interest                                           $    169,330        20,305
                                                                                    ============     =========

See accompanying notes to condensed consolidated financial statements.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                                 April 30, 2001
                                  (Unaudited)


(1)  Basis of Preparation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed consolidated financial statements be read in connection with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended July 31, 2000.

In the Company's opinion, the accompanying unaudited condensed consolidated financial statements include all adjustments (consisting of normal recurring accruals and adjustments) required to present fairly the Company's financial position at April 30, 2001 and July 31, 2000, and the results of operations for each of the three and nine month periods ended April 30, 2001 and 2000, and cash flows for each of the nine month periods ended April 30, 2001 and 2000.

On July 31, 2000, the Company acquired all of the issued and outstanding common stock of College Resource Management, Inc., which subsequently changed its name to The College Partnership, Inc. (TCP). The results of operations of TCP are included in the Company's consolidated financial statements starting August 1, 2000. Accordingly, the prior periods presented are not comparable with the three and nine months ended April 30, 2001.

The operating results for the three and nine month periods ended April 30, 2001 are not indicative of the results that may be expected for the year ended July 31, 2001.

(2)  Liquidity

In May 2000, as amended in June 2001, the Company entered into a common stock put agreement with Swartz Private Equity, LLC that entitles the Company to issue and sell, at the Company's option, common stock for up to an aggregate of $30,000,000, from time to time during a three year period commencing on the effective date of a registration statement, which registration statement has not yet been filed with the Securities and Exchange Commission. Effective June 22, 2001, the Company completed a financing of a portion of the open customer contract receivables, which provided the Company with $780,000, net of holdbacks and fees. Management believes the cash received from the financing of amounts due from active customer contracts, the sale of common stock less accelerated debt payments that will be required, expected cash from corporate sponsor contributions, cash expected to be generated from operations, and payment extensions on related party advances, notes and debt, if necessary, will be sufficient to allow the Company to meet non-deferrable obligations through calendar 2001. Management also plans to raise additional bridge financing to continue to fund the upgrades and integration of products and operations, and to expand marketing activities and the number of sales representatives.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                                 April 30, 2001
                                  (Unaudited)

(3)  Amounts Due From Active Customer Contracts

As of April 30, 2001, management estimates amounts due from active TCP customer contracts, including off-balance sheet amounts, to be $3,228,561, net of reserves. This balance compares to $1,796,784, net of reserves at July 31, 2000.

During the nine month period ended April 30, 2001, the Company collected approximately $174,000 in excess of the estimated amounts due from customer contracts acquired from TCP of $1,796,784. Additionally, the Company expects to collect an additional $165,000 from those contracts. Accordingly, the Company adjusted the purchase price allocation for the TCP acquisition to reduce goodwill by $339,000. Deferred revenue of $59,225 and $353,687 as of April 30, 2001 and July 31, 2000, respectively, relates to the TCP contracts acquired on July 31, 2000 and is reflected at its estimated fair value which was estimated to be the present value of costs that are expected to be incurred to deliver the future services on such contracts plus an allowance for normal profit on those services. Deferred revenue from the acquired TCP contracts is amortized into income over the remaining term of those contracts.

(4)  Revenue Recognition

Revenue is recognized consistent with Staff Accounting Bulletin No. 101(SAB
101). For customer agreements where there are multiple deliverables and fair value of the deliverables is not determinable, revenue is recognized over the service period on the straight-line basis. Prior to January 1, 2001, the multiple deliverables contracts included a service component that was contractually available over the one-year contract period. Customers paid the contracted fees at the beginning of the contract, in four equal installments in the first four months of the contract, monthly over the contract period, or weekly over the contract period. For those that paid at the beginning of the contract, revenue is deferred and recognized ratably on a straight-line basis over 12 months. For those that pay over four months, a portion of the first payment is deferred and all payments thereafter are deferred and revenue is recognized ratably on a straight-line basis over the contract period. For those that pay in monthly or weekly installments, revenue is recognized consistent with contractual collections and, accordingly, receivables and deferred revenues are not recognized at contract initiation. Effective January 1, 2001, the Company introduced a new customer agreement that does not contain multiple deliverables. The Company no longer offers the multiple deliverables customer agreements effective January 1, 2001. The new customer agreements obligate the Company to deliver a product called The College Action Plan (TM) (CAP). The CAP is typically delivered within 90 days. Revenue is recognized when the CAP is delivered.

Management estimates that approximately 90 percent of the direct costs of performing its obligations under the multiple deliverable agreements is incurred in the first 60 days after contract initiation. Direct and incremental costs in acquiring contracts are deferred and recognized over the contract period for multiple deliverables contracts and upon delivery of the CAP for the new contracts. Management estimates that approximately 70 percent

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                                 April 30, 2001
                                  (Unaudited)

of the total direct and indirect costs of performing its obligations are expensed in the first 60 days after contract initiation. Accordingly, expenses recognized historically have been disproportionately high as compared to reported revenue.

Revenue for services under the multiple deliverables contracts, other than those services offered as a result of the TCP acquisition, are recognized as the services are delivered as the fair value of those services are readily determinable based on established price lists, and there is no continuing service obligation after delivery of the customer selected service.

The accounting method described above varies from the principles used in valuing the assets and deferred revenue in the acquisition of TCP at July 31, 2000 as provided by APB Opinion 16. Such differences relate principally to the Amounts Due from Customer Contracts Acquired, for which collections are applied against said balances rather than recognized in revenue as collected, and differences in computing deferred revenue during the nine month period ended April 30, 2001 as provided by SAB 101. This difference will gradually be eliminated over the remainder of the current calendar year.

Given the significant variance in accounting principles applied in purchase accounting versus those applied subsequent to the July 31, 2000 acquisition of TCP, the Company has provided the following supplementary information to assist the reader of the condensed consolidated financial statements in understanding the operating results for the nine month period ended April 30, 2001.

                                     Three        Three        Three         Three
                                     months       months       months        months
                                     ended        ended        ended         ended
                                    April 30,   January 31,  October 31,    July 31,
                                      2001        2001          2000          2000
                                    ----------  -----------  -----------  -----------
                                                                          (Pro Forma)
Number of TCP contracts sold, net
 of cancellations                        3,692       2,115         2,646       2,494
Estimated value of TCP contracts
 sold, less estimated reserves       3,296,612   1,763,898     1,895,289    1,753,561
                                    ==========   =========     =========    =========
Open TCP customer contract
 receivables, net of reserves       $3,228,561   1,901,809     1,926,000    1,796,784
                                    ==========   =========     =========    =========
Cash collected from TCP customers
 in period                          $2,397,361   1,746,289     1,942,261    1,839,551
                                    ==========   =========     =========    =========
Number of open TCP customer
 contracts                          $    7,205       6,041         6,360        5,974
                                    ==========   =========     =========    =========
Estimated value of contracts
 entered into, less estimated
 reserves for all company student
 services                           $3,604,248   2,162,918     2,327,675    2,050,940
                                    ==========   =========     =========    =========

                                        F-30

                     COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                                 April 30, 2001
                                  (Unaudited)


The number of weekend workshops varies from quarter to quarter depending on holidays; there were 12, 10, 12 and 9 workshop weekends in the fiscal quarters ended April 30, 2001, January 31, 2001, October 31, 2000, and July 31, 2000,
respectively. Numbers of contracts sold during the three and nine months ended April 2001 are higher than that experienced by TCP prior to the acquisition in its prior year due to a higher unit selling price and higher unit sales volume occurring with the introduction of an upgraded service package beginning January 1, 2001.

(5)  Common Stock Changes

During the three months ended April 30, 2001, 70,656 shares previously issued in lieu of cash compensation of approximately $17,664 were canceled in settlement of a dispute. The Company reduced equity and reduced compensation expense during the three months ended April 30, 2001 to reflect the resolution of this dispute.

(6)  Net Income (Loss) Per Share

Net loss per share - basic and diluted is computed on the weighted average number of shares of common stock outstanding during the three and nine-month periods ended April 30, 2001. Basic net loss per share and net loss per share assuming dilution, are the same for the three months ended April 30, 2001 and the nine month periods ended April 30, 2001 and 2000, because of the anti-dilative effect of stock options and awards when there is a loss. The net income reported for the three months ended April 30, 2000 did not result in any basic earnings per share or earnings per share assuming dilution.

Calculation of Weighted Average Shares Outstanding

     Number of shares at beginning of three month period
      January 31, 2001                                        25,212,718
     Weighted average shares issued, net of cancellations,
      during the three month period ended April 30, 2001         (54,778)
                                                              ----------
        Weighted average shares outstanding for the three
         month period ended April 30, 2001                    25,157,940
                                                              ==========

     Number of shares at beginning of nine month period
      July 31, 2000                                           23,483,068
     Weighted average shares issued, net of cancellations
      during the nine month period ended April 30, 2001          678,076
                                                              ----------
         Weighted average shares outstanding for the nine
          month period ended April 30, 2001                   24,161,144
                                                              ==========

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                                 April 30, 2001
                                  (Unaudited)


(7)  Deferred Customer Contract Expenses

Deferred customer contract expenses are comprised of actual sales commissions, production and delivery expenses incurred subsequent to the signing of the customer contract. These expenses represent the direct incremental expenses incurred by the Company related to the fulfillment of customer contracts. The expenses are amortized on the straight-line basis over the twelve-month term of the contract for multiple deliverables contracts and upon delivery of the CAP for the new contracts.

(8)  Legal Proceedings

On May 26, 2000, the Federal Trade Commission (FTC) commenced an investigation against TCP with respect to consumer trade practices involving advertising, promotions and sales that allegedly had occurred. These allegations concern matters arising prior to the acquisition of TCP by CBSA. A settlement order has been executed by the FTC, TCP and CBSA. This settlement will not have an adverse effect on the business or the Company's financial statements.

On September 19, 2000, the Attorney General of Minnesota filed suit in District Court, Second Judicial District, County of Ramsey, against TCP alleging deceptive trade practices, consumer fraud and false advertising. The plaintiffs in the case are seeking injunctive and other relief. The Company's legal counsel is involved in ongoing settlement discussions with the plaintiffs. Based on these discussions management currently anticipates that the Company will settle the matter by signing a cease and desist order and possibly involving a settlement amount. If settlement discussions are not successful and the case proceeds and the plaintiffs ultimately prevail on the merits, which management and the Company's counsel think is not likely, the Company may be fined or other administrative action could be taken. No amounts have been accrued as the probability of loss is not determinable.

On February 19, 2001, Mr. Wayne Gemas filed a Petition for Order Directing Arbitration in Circuit Court, Milwaukee County, State of Wisconsin, directing the Company to attend court ordered arbitration pertaining to a dispute related to the Company's purchase of all outstanding stock in College Bound Student Athletes (CBS-Athletes), formerly owned by Mr. Gemas. Payment for the stock was installment based and tied to certain performance thresholds of CBS-Athletes. On February 27, 2001, the Company formally advised Mr. Gemas that the purchase price was overvalued as of the purchase date, that the remaining performance thresholds had not been met and, therefore, the corresponding performance payments are not due, and that a return of previous payments to him may be required. Although management believes the Company has meritorious defenses to the claims asserted by Mr. Gemas, the Company has accounted for the full purchase price amount of this acquisition (except for certain additional payments for incentives which Mr. Gemas claims are due to him), and management believes that a credit on the purchase price may be due to the Company if it prevails. Accordingly, no amounts have been accrued.

                      COLLEGE BOUND STUDENT ALLIANCE, INC.
                                AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements
                                 April 30, 2001
                                  (Unaudited)


On February 23 and February 28, 2001 we terminated Wayne Gemas' consulting agreement and Kevin Gemas' employment agreement, respectively. On March 1, 2001, the Company filed a suit against Mr. Wayne Gemas and Mr. Kevin Gemas in District Court, Arapahoe County, State of Colorado, alleging breach of contract, breach of covenant good faith and fair dealing, breach of fiduciary duty, aiding and abetting a breach of a fiduciary duty, civil conspiracy by the Gemas' and requested exemplary damages, actual damages, attorney fees and other relief deemed proper by the Court. If the Company does not prevail on the merits of this case, the Company may be required to pay damages or court fees.

On March 1, 2001, Mr. Kevin Gemas filed suit against the Company in Circuit Court, Ozaukee County, State of Wisconsin, alleging breach of executive employment agreement and seeking money damages in the amount of $540,000 plus attorney fees and other costs. The Company terminated the agreement with Plaintiff pursuant to the terms of the agreement. Management believes that the Company has meritorious defenses as to the entire amount sought. Accordingly, no amounts have been accrued. However, if the Plaintiff prevails the Company may be required to pay damages.

The Company is also involved in regulatory inquiries and interpretations arising in the ordinary course of business, and investigations in the States of Kansas and Illinois. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                          Independent Auditors' Report





The Board of Directors
College Resource Management, Inc.:

We have audited the accompanying balance sheets of College Resource Management, Inc. (Company) as of July 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of College Resource Management, Inc. as of July 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                    /s/KPMP LLP

                                    KPMG LLP


Denver, Colorado
October 5, 2000

                     COLLEGE RESOURCE MANAGEMENT, INC.

                              Balance Sheets

                          July 31, 2000 and 1999


                       Assets                          2000          1999
                                                   -----------    ----------
Current assets:
   Cash                                            $    74,683        95,467
   Prepaid and other current assets                      6,615        16,763
                                                   -----------    ----------
            Total current assets                        81,298       112,230

Property and equipment, net                            271,586       284,598
                                                   -----------    ----------
                                                   $   352,884       396,828
                                                   ===========    ==========

                       Liabilities and Stockholders' Deficit

Current liabilities:
   Current portion of related party long-term
     debt and capital lease obligation             $   193,872       192,138
   Accounts payable                                    126,853       160,925
   Accrued expenses                                    212,740        70,384
   Deferred revenue                                  1,599,937       760,297
                                                   -----------    ----------
            Total current liabilities                2,133,402     1,183,744

Related party long-term debt and capital lease
     obligation, excluding current portion             125,651       313,047
                                                   -----------    ----------
            Total liabilities                        2,259,053     1,496,791
                                                   -----------    ----------

Stockholders' deficit:
   Common stock, no par value, 1,000 shares
     authorized, issued and outstanding                  1,000         1,000
   Accumulated deficit                              (1,907,169)   (1,100,963)
                                                   -----------    ----------
  Total stockholders' deficit                       (1,906,169)   (1,099,963)
                                                   -----------    ----------

Commitments and contingencies

                                                   $   352,884       396,828
                                                   ===========    ==========


See accompanying notes to financial statements.

                     COLLEGE RESOURCE MANAGEMENT, INC.

                         Statements of Operations

                    Years ended July 31, 2000 and 1999



                                              2000            1999
                                         --------------   -----------

Revenue                                  $    5,823,305     6,808,346
Cost of revenue                               1,886,099     1,968,593
                                         --------------   -----------
    Gross profit                              3,937,206     4,839,753

Selling, general and administrative           3,537,140     3,911,796
CRM owner expenses                              717,645       988,824
Depreciation and amortization                    90,180        79,351
                                         --------------   -----------
    Operating loss                             (407,759)     (140,218)

Interest expense                                (27,317)      (15,625)
                                         --------------   -----------

    Net loss                             $     (435,076)     (155,843)
                                         ==============   ===========





See accompanying notes to financial statements.

                     COLLEGE RESOURCE MANAGEMENT, INC.

                    Statements of Stockholders' Deficit

                       Years ended July 31, 2000 and 1999



                               Common stock
                              ---------------     Accumulated
                              Shares   Amount       deficit       Total
                              ------   -------    -----------  -----------

Balances at July 31, 1998      1,000   $ 1,000      (945,120)    (944,120)

Net loss                          --        --      (155,843)    (155,843)
                               -----   -------    ----------   ----------

Balances at July 31, 1999      1,000     1,000    (1,100,963)  (1,099,963)

Net loss                          --        --      (435,076)    (435,076)
Stockholder distributions         --        --      (371,130)    (371,130)
                               -----   -------    ----------   ----------

Balances at July 31, 2000      1,000   $ 1,000    (1,907,169)  (1,906,169)
                               =====   =======    ==========   ==========




See accompanying notes to financial statements.

                      COLLEGE RESOURCE MANAGEMENT, INC.

                          Statements of Cash Flows

                     Years ended July 31, 2000 and 1999



                                                                        2000           1999
                                                                   -----------      ---------
Cash flows from operating activities:
  Net loss                                                         $  (435,076)      (155,843)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities:
      Depreciation and amortization                                     90,180         79,351
      Changes in assets and liabilities:
        Prepaid and other current assets                                10,148         (9,027)
        Accounts payable                                               (34,072)       104,950
        Accrued expenses                                               102,356        (74,496)
        Deferred revenue                                               839,640       (775,664)
                                                                   -----------      ---------
  Net cash provided by (used in) operating activities                  573,176       (830,729)
                                                                   -----------      ---------
Cash flows used in investing activities:
  Capital expenditures                                                 (18,232)       (67,595)
  Proceeds from the sale of equipment                                    2,000             --
                                                                   -----------      ---------
  Net cash used in investing activities                                (16,232)       (67,595)
                                                                   -----------      ---------
Cash flows from financing activities:
  Repayments of long-term debt and capital lease obligations          (215,939)        (7,708)
  Proceeds from borrowings on long-term debt and capital
    lease obligations                                                       --        512,893
  Stockholder distributions                                           (361,789)            --
                                                                   -----------      ---------
  Net cash provided by (used in) financing activities                 (577,728)       505,185
                                                                   -----------      ---------
  Net decrease in cash                                                 (20,784)      (393,139)

Cash at beginning of year                                               95,467        488,606
                                                                   -----------      ---------
Cash at end of year                                                $    74,683         95,467
                                                                   ===========      =========
Supplemental cash flow information
  cash paid during the year for interest                           $    28,558         10,445
                                                                   ===========      =========
Supplemental disclosure of noncash financing and investing
  activities:
    Capital lease for new equipment                                $    70,277             --
                                                                   ===========      =========

    Equipment distributed to stockholder                           $     9,341             --
                                                                   ===========      =========

    Reclassification of debt to accrued expenses (see note 7)      $    40,000             --
                                                                   ===========      =========

See accompanying notes to financial statements.

                       COLLEGE RESOURCE MANAGEMENT, INC.

                         Notes to Financial Statements

                            July 31, 2000 and 1999


(1)   General and Summary of Significant Accounting Policies

     (a)   Business and Organization

     College Resource Management, Inc. (Company) assists students in all high school grade levels in pursuing their future educational goals. The Company markets its services through weekend workshops held around the nation. The focus of the workshops is to provide insight into early planning for college selection, meeting college admission criteria and the financial aid process. The Company considers itself a "co-source" to families along with the assistance of school guidance counselors.

     The Company analyzes clients in five different areas. These include academic ability, aptitude, interests, college preferences, and family income and assets. With this data, the Company creates an action plan. Each action plan is unique and specific to each student. The Company's advisors are available sixteen hours a day, Monday through Friday, fifty-two weeks a year at a toll-free number to advise students/families through all aspects of the college admission and financial aid process.

     The Company had historically maintained its financial statements on the cash basis and excess cash was distributed to its stockholders.

     On July 31, 2000, College Bound Student Alliance, Inc. acquired all of the issued and outstanding stock of the Company from its founder and sole stockholder (seller) for a purchase price totaling $2,311,016.

     (b)   Revenue Recognition

     The Company recognizes College Action Plan fee revenue from students on a straight-line basis over the term of the contract. Customers have the option to pay the full contract price when the contract is signed, or in four equal installments payable the first four months of the contract, or in twelve equal monthly installments. Amounts due under contracts are not recorded until cash is received. Amounts due from customer contracts, which reflect the future cash flows of contracts at July 31, 2000, less amounts which are not expected to be collected is $1,796,784. If a customer paying in four equal installments terminates their contract, all deferred revenue at that time is recognized as revenue. Customers have the right to terminate the contract for a full refund within three days. Contracts terminated within three days of July 31 are excluded from revenue. Deferred revenue is recorded for cash received in advance for services the Company is obligated to perform. The Company expenses direct workshop marketing costs, which are included in selling, general and administrative expenses in the statement of operations, prior to delivering action plans to customers. Those costs include obtaining potential customer lists, invitations to customers, postage, workshop site

                       COLLEGE RESOURCE MANAGEMENT, INC.

                         Notes to Financial Statements

                            July 31, 2000 and 1999


rental fees, sales commissions, travel and marketing representative fees. For the contracts included in deferred revenue, these costs have already been expensed. After the customer signs the contract the Company's remaining services to fulfill its contractual obligations include producing the College Action Plan and continuing support as discussed below.

     The College Action Plan contract is a multiple-element arrangement with two service elements; 1) a tailored profile (the College Action Plan ) to assist the client in selecting a college and 2) continuing support, generally for a one year period, in assisting clients in understanding the output as presented in the profile, guidance in the college application process and assistance in identifying sources of educational financial assistance. These services are not separately priced nor can customers select only one service. The action plan is generally delivered approximately 60 days after initiation of the client contract.

     (c)   Property and Equipment

     Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments.

     Depreciation on property and equipment is calculated on the straight-line basis over the estimated useful lives of the assets, ranging from five to seven years. Property and equipment under capital leases and leasehold improvements are amortized on the straight line basis over the shorter of the lease term or estimated useful life of the asset.

     (d)   Impairment of Long-Lived Assets and Long-Lived Assets to Be
           Disposed Of

     The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                       COLLEGE RESOURCE MANAGEMENT, INC.

                         Notes to Financial Statements

                            July 31, 2000 and 1999


     (e)   Income Taxes

     The Company was incorporated as a S Corporation in the State of Delaware in February 1996, under the name College Resource Management, Inc. The Company operates as an S Corporation for federal and state income tax purposes. No provision for income taxes is recorded by the Company as the Company's income is taxable to its stockholders. The Company did not engage in any activities during the years ended July 31, 2000 or 1999 which management believes would invalidate the Company's S Corporation status. The Company's S Corporation election terminated on July 31, 2000 in conjunction with College Bound Student Alliance, Inc.'s purchase of the Company.

     (f)   Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

(2)   Property and Equipment

     A summary of property and equipment as of July 31, 2000 and 1999 is as follows:

                                                                Estimated
                                            2000       1999    useful lives
                                         ---------    -------  ------------

      Computers and software             $  64,470     64,470    5 years

      Equipment and furniture              402,915    341,588    5-7 years

      Leasehold improvements                16,666     16,666    Lease term
                                         ---------    -------  ------------
                                           484,051    422,724
      Less accumulated depreciation
        and amortization                  (212,465)   138,126)
                                         ---------    -------
           Property and equipment, net   $ 271,586    284,598
                                         =========    =======



(3)  Related Party Long-term Debt and Capital Lease Obligation

     Related party long-term debt and capital lease obligation as of July 31, 2000 and 1999 is summarized as follows:

                       COLLEGE RESOURCE MANAGEMENT, INC.

                         Notes to Financial Statements

                            July 31, 2000 and 1999


                                                        2000         1999
                                                      ---------    --------
     Unsecured notes payable to stockholder,
        with interest at 5.75% and 6%; due in
        bi-weekly and monthly installments through
        December 2001 and March 2002, respectively    $ 171,757     250,000

     Unsecured note payable to related party,
        with interest at 5.75%; due in weekly
        installments through December 2000; balance
        paid in full on July 31, 2000                        --     142,292

     Unsecured note payable to related party,
        with interest at 5.75%; due in monthly
        installments through January 2002                88,936     100,000

     Capital lease obligation, at an implicit
        interest rate of 11%, due in monthly
        installments through December 2002               58,357          --

     Other                                                 473      12,893
                                                      ---------    --------
                                                        319,523     505,185
      Less current portion                             (193,872)   (192,138)
                                                      ---------    --------
                                                      $ 125,651     313,047
                                                      =========    ========

     The aggregate maturities of long-term debt and capital lease obligations for each year subsequent to July 31, 2000 are as follows:


                        2001          $  193,872
                        2002             114,457
                        2003              11,194
                                      ----------
                                      $  319,523
                                      ==========

(4)  Leases

     The Company is obligated under a capital lease for certain equipment that expires December 2002. At July 31, 2000, the gross amount of equipment and the related accumulated amortization recorded under capital leases totaled $70,277 and $8,199, respectively.

     Amortization of assets held under capital leases is charged to expense on a straight-line basis and is included with depreciation expense.

                       COLLEGE RESOURCE MANAGEMENT, INC.

                         Notes to Financial Statements

                            July 31, 2000 and 1999


     The Company also has noncancelable operating leases for its offices and certain equipment that expire over the next five years.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of July 31, 2000 are:

                                              Capital      Operating
                                               leases        leases
                                              --------    ----------

     Year ending July 31:
            2001                              $ 27,358       407,814
            2002                                27,358       746,471
            2003                                11,399       740,238
            2004                                    --       733,907
            2005                                    --       212,290
                                              --------    ----------
              Total minimum lease payments      66,115    $2,840,720
                                                          ==========
     Less amounts representing interest at
        an implicit interest rate of 11%        (7,758)
                                              --------
     Present value of net minimum capital
        lease payments                          58,357

     Less current portion of capital lease
        obligation                             (22,292)
                                              --------
     Obligations under capital leases,
        excluding current portion             $ 36,065
                                              ========

     Total rent expense associated with operating leases for the years ended July 31, 2000 and 1999 was $182,000 and $177,000, respectively.

(5)  CRM Owner Expenses

     CRM owner expenses consist of expenses incurred on behalf of the Company's major stockholder and entities he controls as follows:

                                               2000        1999
                                            ---------     -------

      Salary and related payroll taxes      $ 698,374     572,893
      Benefits                                 19,271      15,931
      Consulting fees                              --     400,000
                                            ---------     -------
                                            $ 717,645     988,824
                                            =========     =======

                       COLLEGE RESOURCE MANAGEMENT, INC.

                         Notes to Financial Statements

                            July 31, 2000 and 1999


     Effective with the sale of the Company to CBSA on July 31, 2000, the major stockholder is no longer employed by the Company and, accordingly, there are no commitments for salary and related payroll taxes, benefits, and consulting fees.

(6)  Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at July 31, 2000. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                         Carrying        Fair
                                          amount         value
                                        ----------      --------
      Financial assets--cash            $   74,683        74,683

      Financial liabilities:
         Long-term debt obligations        261,166       232,603
         Capital lease obligations          58,357        58,357
         Accounts payable                  126,853       126,853
         Accrued expenses                  212,740       212,740


     The carrying amounts shown in the table are included in the July 31, 2000 balance sheet under the indicated captions.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

      - Cash, accounts payable and accrued expenses: The carrying amounts approximate fair value because of the short maturity of these instruments.

      - Capital lease obligations: The carrying amount approximates fair value because of the proximity of the stated rate to the assumed fair value interest rate for similar debt instruments.

      - Long-term debt: The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates management believes are available to the Company for debt obligations with similar terms and features.

(7)  Noncash Financing and Investing Activity

     The Company reclassified $40,000 from long-term debt to accrued expenses to reflect a provision for a loss contingency. The terms of an agreement with the Company's stockholder and College Bound Student Alliance, Inc. provides for reductions in the stockholder's debt for the settlement of certain regulatory matters which arose prior to the acquisition of the Company by College Bound Student Alliance, Inc.

                       COLLEGE RESOURCE MANAGEMENT, INC.

                         Notes to Financial Statements

                            July 31, 2000 and 1999


(8)  Legal Proceedings

     The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(9)  Related Party Transactions

     During 1999, prepaids and other current assets included two notes receivable due from stockholders of the Company which were repaid in full during 2000.

     During 1999, the Company entered into an agreement with Superior Market Research, Inc., a company owned by the Company's stockholder to provide consulting services in the areas of international marketing, research and development. The amount paid and expensed during 1999 for these services totaled $400,000.

                    COLLEGE BOUND STUDENT ALLIANCE, INC.

           Pro Forma Combined Consolidated Financial Statements

                              (Unaudited)


The following unaudited pro forma combined consolidated statements of operations have been prepared to give effect to the acquisition of College Resource Management, Inc. which is described below.

On July 31, 2000, College Bound Student Alliance, Inc. and subsidiaries (Company) acquired all of the issued and outstanding common stock of College Resource Management, Inc. (CRM). CRM assists students in all high school grade levels to pursue their future educational goals. CRM markets its services through weekend workshops held around the nation. The focus of the workshops is to provide insight into early planning for college selection, meeting college admission criteria and the financial aid process. CRM considers itself a "co-source" to families along with the assistance of school guidance counselors. The transaction will be accounted for as a purchase and the results of operations of CRM will be included in the consolidated financial statements of the Company beginning August 1, 2000. The annual financial statements of College Bound Student Alliance, Inc. and subsidiaries as of July 31, 2000, reflect the purchase of CRM on July 31, 2000. The pro forma combined consolidated statements of operations for the years ended July 31, 2000 and 1999, assume the acquisition was consummated on July 31, 1998.

In management's opinion, all adjustments necessary to reflect the acquisition are presented in the pro forma adjustments for the years ended July 31, 2000 and 1999, which are based upon the Company's best estimates at this time. Amounts reflect the acquisition using a preliminary allocation of fair value to the net assets acquired and may be subject to adjustment. The pro forma statements do not purport to present the Company's results of operations that would have resulted had the acquisition been consummated as of the date or for the periods indicated and do not purport to project the Company's results of operations at any future date or for any future period.

                   COLLEGE BOUND STUDENT ALLIANCE, INC.

         Pro Forma Combined Consolidated Statement of Operations

                        Year ended July 31, 2000

                              (Unaudited)


                                                 College Bound  College Resource                Pro Forma
                                                    Student       Management,    Pro Forma        combined
                                                 Alliance, Inc.      Inc.        adjustments    consolidated
                                                 -------------- ---------------- -----------    ------------

Revenue                                          $  1,856,026     5,823,305                       7,679,331
Cost of services                                    1,081,468     1,886,099                       2,967,567
                                                 ------------    ----------      ---------       ----------
       Gross profit                                   774,558     3,937,206                       4,711,764

Selling, general and administrative
   expenses                                         1,756,919                    3,537,140        5,294,059
CRM owner expenses                                         --       717,645                        717,645
Depreciation and amortization                         242,349        90,180        114,559 (a)      447,088
                                                 ------------    ----------      ---------       ----------
       Operating loss                              (1,224,710)     (407,759)      (114,559)      (1,747,028)

Interest expense                                     (105,729)      (27,317)      (198,225)(b)     (331,271)
Other income, net                                      10,619            --             --           10,619
                                                 ------------    ----------      ---------       ----------
       Net loss                                    (1,319,820)     (435,076)      (312,784)      (2,067,680)
                                                                 ==========      =========       ==========
Fair value of warrants issued                        (124,278)
                                                 ------------

       Net loss attributable to common
         stockholders                            $ (1,444,098)
                                                 ============

Net loss attributable to common stockholders -
   basic and diluted$                                    (.07)      (435.08)                           (.10)
                                                 ============    ==========                      ==========

Weighted average number of common shares
   outstanding - basic and diluted                 19,562,120         1,000                      21,562,120
                                                 ============    ==========                      ==========



See accompanying notes to pro forma combined consolidated financial statements.

                     COLLEGE BOUND STUDENT ALLIANCE, INC.

           Pro Forma Combined Consolidated Statement of Operations

                          Year ended July 31, 1999

                                 (Unaudited)

                                                 College Bound  College Resource                Pro Forma
                                                    Student       Management,    Pro Forma        combined
                                                 Alliance, Inc.      Inc.        adjustments    consolidated
                                                 -------------- ---------------- -----------    ------------

Revenue                                          $    706,886     6,808,346                       7,515,232
Cost of services                                      413,015     1,968,593                       2,381,608
                                                 ------------    ----------      ---------       ----------
Gross profit                                          293,871     4,839,753                       5,133,624

Selling, general and administrative expenses        1,049,174     3,911,796                       4,960,970
CRM owner expenses                                                  988,824                         988,824
Depreciation and amortization                         111,060        79,351        114,559 (a)      304,970
                                                 ------------    ----------      ---------       ----------
Operating loss                                       (866,363)     (140,218)      (114,559)      (1,121,140)

Interest expense                                      (41,014)      (15,625)      (207,857)(b)     (264,496)
Other income, net                                       8,334            --             --            8,334
                                                 ------------    ----------      ---------       ----------

Net loss                                         $   (899,043)     (155,843)      (322,416)      (1,377,302)
                                                 ============    ==========      =========       ==========

Net loss per basic and diluted share             $       (.05)      (155.84)                           (.07)
                                                 ============    ==========                      ==========
Weighted average shares outstanding -
  basic and diluted                              $ 16,863,226         1,000                      18,863,226
                                                 ============    ==========                      ==========



See accompanying notes to pro forma combined consolidated financial statements.

                       COLLEGE BOUND STUDENT ALLIANCE, INC.

         Notes to Pro Forma Combined Consolidated Financial Statements

                                   (Unaudited)

(1)  Basis of Presentation

     On July 31, 2000, College Bound Student Alliance, Inc. (Company) acquired all of the issued and outstanding common stock of College Resource Management, Inc. (CRM), a private company based in Grand Prairie, Texas and incorporated in Delaware, from its sole stockholder (seller). The purchase price totaled $2,311,016 which is comprised of a $2 million promissory note payable to the seller over 10 years, 2,000,000 restricted shares of the Company's common stock with a fair value of $504,000 plus acquisition costs of $118,458. The promissory note payable to seller has a stated interest rate of 7.5% which has been discounted at 11.5% for purposes of calculating the purchase price. This rate reflects effective interest rates management believes are available to the Company for debt obligations with similar terms and features. The present value of amounts to be paid under the note totaled $1,688,558. The common stock of the Company valued at $504,000 at the date of acquisition reflects the fair value of the stock based on the closing price of the Company's stock on July 31, 2000 in the over-the-counter market less a 10% discount given the restricted nature of the shares issued. The acquisition was accounted for as a purchase and the excess of cost over the fair value of acquired net tangible assets of $1,145,588 was recognized as intangible assets and is being amortized on a straight-line basis over 10 years.

(2)  Pro Forma Adjustments

     The following pro forma adjustments give effect to the Acquisition of College Resource Management, Inc.

     (a) Reflects the amortization of intangible assets recorded as a result of the Acquisition. The excess of cost over the fair value of acquired net tangible assets of $1,145,588 is being amortized on a straight-line basis over 10 years.

     (b) Reflects the increase in interest expense due to the $2,000,000 promissory note payable to seller issued to finance the College Resource Management, Inc. acquisition at an assumed interest rate of 11.5% plus an increase in interest expense due to fair value adjustments recorded on debt assumed in the purchase. Stated interest rates on the unsecured debt assumed ranged from 5.75%-6.00% versus an assumed interest rate of 12.5%.

(3)  CRM Owner Expenses

     The unaudited pro forma combined consolidated statements of operations do not reflect expected cost reductions of College Resource Management, Inc. under the Company's management. Management has identified costs of approximately $1,089,000 in 2000 ($718,000 in CRM owner expenses plus stockholder distributions of $371,000) and $989,000 in 1999 incurred by the previous owner and management that would not have been incurred under College Bound Student Alliance, Inc.'s management if the acquisition had occurred as of July 31, 1998. The Company expects to realize these cost savings related to salary and related payroll taxes, benefits, consulting fees and stockholder distributions. However, there can be no assurance that these cost savings will be realized.

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.7502 of the Nevada Revised Statutes and Article VIII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Offering are estimated as follows:

                   Attorneys Fees                $ 25,000
                   Accountants Fees              $ 45,000
                   Registration Fees             $    289
                   Printing                      $  2,500
                   Other Expenses                $  2,211
                                                 --------
                          TOTAL                  $ 75,000
                                                 ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, we have sold shares of common stock which were not registered under the Securities Act of 1933, as amended, as follows:

     On June 16, 1997, 400,000 shares of common stock were authorized for issuance to officers, directors, and other of our founders, for a total value of $500.

     On June 27, 1997, we issued 11,646,000 shares of common stock to Chartwell International, Inc., an affiliate, for cash and other assets valued at $69,000.

     In July 1997, we sold 1,350,000 shares of common stock to 19 investors for cash of $118,000, net of offering costs, pursuant to the exemption from registration contained in Rule 504 promulgated under the Securities Act of 1933.

     In August and September 1997, 750,000 shares of common stock were issued to the principals of Corporate Relations Group for cash and services valued at $75,000.

     In September 1997, 100,000 shares of common stock were issued to 2 investors, Olympus Capital, Inc. and Pow Wow, Inc., in consideration for making bridge loans to us. The shares were valued at $10,000.

     From August 1997 through May 1998, 75,632 shares of common stock were issued to officers and directors for services valued at $15,816.

     In January 1998, we sold 1,540,000 shares of common stock to 40 investors for cash of $745,000, net of offering costs, pursuant to the exemption from registration contained in Rule 504 promulgated under the Securities Act of 1933.

     In October 1997, 23,500 shares of common stock were issued to 10 individuals to buy back franchises. The shares were valued at $8,302.

     In July 1998, we accrued 101,668 shares for issuance to employees. The shares were valued at $72,389 and were actually issued in December 1998.

     From December 1998 to May 1999, we issued 236,001 shares of common stock to directors (William Willard, Janice Jones, and William Kroske) and an advisor, who now serves as our Chief Financial Officer, (John Grace) for services valued at $28,718.

     From December 1998 to March 1999, we issued 173,656 shares of common stock to employees for compensation in the amount of $21,272.

     From December 1998 to March 1999, we issued 471,795 shares of common stock to certain parties for services valued at $56,387 and to secure the payment of certain amounts owed by us. The shares issued as security for payment (450,100) are held in escrow.

     In February 1999, we issued 42,000 shares of common stock to 4 persons for cash in the amount of $16,619, net offering costs, pursuant to the exemption from registration contained in Rule 504.

     In April 1999, we issued 500,000 shares of common stock to Wayne and Kevin Gemas as part of the purchase price for CBS-Athletes, and 22,500 shares of common stock to 6 employees and consultants of CBS-Athletes. The shares were valued at $179,579. In addition, options to purchase 500,000 shares of common stock at $0.50 per share, and additional options to purchase 500,000 shares of common stock contingent upon attaining certain performance thresholds were issued to Wayne and Kevin Gemas. The issued options at $0.50 were valued at $61,531. An additional 25,000 shares, valued at $7,462, were issued to one of the CBS-Athletes consultants in August 1999.

     In May 1999, 351,996 shares of common stock were issued and held in escrow to secure the payment of a note in the amount of $176,000. These shares were not valued since they are held in escrow. These shares were canceled in January 2000 and 352,000 shares were reissued in the names of Kevin and Wayne Gemas. The shares are still held in escrow.

     In August 1999, we issued 42,990 shares of common stock to officers, directors, and an advisor (Art Harrison, Janice Jones, William Willard, and John Grace) for compensation of $21,387.

     In August 1999, we issued 1,347 shares of common stock to Marcus McCarty for compensation of $536.

     In August 1999, we issued 30,000 shares of common stock to Michael Johnson for compensation of $11,880.

     In August 1999, we issued 55,000 shares of common stock to The Taxin Network for services valued at $16,417.

     In August 1999, we issued 22,500 shares of common stock to the John and Sue Brodie Trust as additional purchase price for CBS-Athletes.

     In October 1999, we issued 125,000 shares of common stock to Patrick Darrel Hackman for investor relation services valued at $27,134.

     In November 1999, we issued 360,000 shares of common stock to Johnson & Associates for investor/public relations services valued at $71,633.

     In January 2000, we issued 140,000 shares of common stock to Charlie Jarvis for website creation services valued at $50,649.

     In February 2000, we issued 145,033 shares of common stock to officers, directors and advisors of the Company (Arthur Harrison, Janice Jones, William Willard, and John Grace) for compensation of $35,814.

     In February 2000, we issued 3,278 shares of common stock to Daniel J. Miske in lieu of legal fees of $1,068.

     In February 2000, we offered and sold 2,000,000 shares of common stock at $.50 per share for a total of $1,000,000 pursuant to Rule 504 of Regulation D to 8 persons in the State of Nevada and one accredited investor in the State of Colorado. The offering was registered by qualification in the State of Nevada. No underwriters were used in connection with the offering. The purchasers in descending order of our February 2000 504 offering were as follows:

             Investor Name                 Shares Purchased       Proceeds
     ----------------------------         ----------------       --------

      1.  Oriental New Investments             1,000,000        $   500,000
      2.  Michael Chueh                          300,000        $   150,000
      3.  Diane Marie Wiley                      233,000        $   116,500
      4.  Rocio Trujillo                         224,000        $   112,000
      5.  Wall Street Partners                   200,000        $   100,000
      6.  Angela Gornec                           20,000        $    10,000
      7.  Arthur Gearhart                         10,000        $     5,000
      8.  Terry McGowan                            8,000        $     4,000
      9.  Marion Porter                            5,000        $     2,500
                                               ---------        -----------
               TOTAL                           2,000,000        $ 1,000,000
                                               =========        ===========

     In February 2000, we issued 8,000 shares of common stock to Serena Riedel, an employee, for compensation of $5,861.

     In May 2000, we issued 500,000 shares of common stock to Constance J. Cooper as part of the purchase price for CFPI. The shares were valued at $161,174. In addition, options to purchase 500,000 shares of common stock at the higher of $0.50 per share or market value on September 5, 2000, contingent upon CFPI attaining certain performance thresholds were issued to Constance J. Cooper.

     In May 2000, we issued 2,000 shares of common stock each to Anthony Shouse, our controller, and John Grace, in consideration for their agreement to defer part of their compensation. The shares were valued at $1,148. Also in May 2000, we issued 51,990 shares of common stock to officers, directors, and advisors (Arthur Harrison, Janice Jones, William Willard, and John Grace) for compensation of $20,149.

     In May 2000, we issued 10,000 shares and 150,000 shares of common stock to Lovelock79.com and Maple, Poplar & Ash Ltd., respectively, as payment for services. The shares were valued at $3,256 and $48,841, respectively.

     In May 2000, we granted to Swartz Private Equity, LLC warrants to purchase 445,000 shares of common stock during a five-year period at an exercise price of the lower of $.50 per share or the lowest reset price. The terms of the warrants provide that the purchase price will be reset every six months.

     In July 2000, we issued 23,182 shares of common stock to John Grace for compensation of $6,885.

     In July 2000, we issued 17,000 shares of common stock to Jack Renkens for his services valued at $5,049.

     In July 2000, we issued 10,000 shares of common stock to Lawrence Berggoetz in lieu of payment for services valued at $2,970.

     In July 2000, we issued 2,000,000 shares of common stock to the sole stockholder, Mr. Scott G. Traynor, of College Resource Management, Inc. in connection with our acquisition of the Company. The shares were valued at $504,000.

      No underwriters were used in connection with any of the stock transactions described above. Except for those transactions for which we relied upon the exemption from registration contained in Rule 504, we have relied upon Section 4(2) of the Securities Act of 1933 for exemption from registration. All of the purchasers were deemed to be sophisticated with respect to an investment in securities of the Company by virtue of their financial condition and/or relationship to members of management. We affixed appropriate legends to the stock certificates issued in the transactions.

     On October 24, 2000, Jerome M. Lapin, our Chief Executive Officer, exercised options to purchase 100,000 shares of our common stock. The exercise price was $0.275 per share, which yielded $27,500.

     In connection with this issuance we relied on Section 4(2) of the Securities Act of 1933 for exemption from registration. The purchaser is an accredited investor. We affixed an appropriate legend on the stock certificate issued.

     During the quarter ended January 31, 2001 we issued 9,600 and 684,000 shares of common stock to Mr. Jerome Lapin in exchange for services valued at $2,400 and $85,500, respectively. These issuances were effective October 24, 2000 and January 11, 2001, respectively.

     During the quarter ended January 31, 2001 we issued 36,023, 35,313, and 658,333 shares of common stock to Mr. John J. Grace in exchange for services valued at $4,203, $4,413, and $82,292, respectively. These issuances were effective November 30, 2000, December 31, 2000 and January 11, 2001, respectively.

     During the quarter ended January 31, 2001 we issued 80,000 shares of common stock to Dr. Janice Jones in exchange for services valued at $10,000. This issuance was effective January 11, 2001.

     During the quarter ended January 31, 2001 we issued 35,381 shares of common stock to Mr. Anthony L. Shouse in exchange for services valued at $4,423. This issuance was effective January 11, 2001.

     During the quarter ended January 31, 2001 we issued 25,000 shares of common stock to Mr. Harris Ravine in exchange for services valued at $7,030. This issuance was effective August 9, 2000.

     During the quarter ended January 31, 2001 we issued an aggregate of 66,000 shares to three individuals for the repurchase of our franchises with an aggregate value of $16,468.

     In May 2001, we issued an aggregate of 65,667 shares of our common stock to twelve persons in exchange for services valued at $14,000. Included in these shares were 23,167 shares issued to John J. Grace; 500 shares issued to Jerome M. Lapin; 500 shares issued to Dr. Janice Jones; 500 shares issued to Peter Lambert and 500 shares issued to Rick M. Newton.

     With respect to these transactions, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The investors were given complete information concerning the Company. The appropriate restrictive legend was placed on the certificates and stop transfer instructions were issued to the transfer agent.

ITEM 27.  INDEX TO EXHIBITS.

Exhibit
No.       Description
-------   -----------

  2.1 Stock Purchase Agreement with Wayne O. Gemas as incorporated by reference to Exhibit 2.1 from the Company's registration on Form 10-SB.

  2.2 Amendments to Stock Purchase Agreement with Wayne O. Gemas as incorporated by reference to Exhibit 2.2 from the Company's registration on Form 10-SB/A No. 2.

  2.3 Agreement to Acquire College Foundation Planners, Inc. by College Bound Student Alliance, Inc. as incorporated by reference to Exhibit
          2.3 from the Company's registration on Form 10-SB/A No.2.

  2.4 Stock Purchase Agreement dated July 31, 2000, with Scott G. Traynor as incorporated by reference to Exhibit 2.1 from the Company's Report on Form 8-K dated July 31, 2000.

  3.1 Amended and Restated Articles of Incorporation as incorporated by reference to Exhibit 3.1 from the Company's registration on Form 10-SB.

  3.2 Bylaws as incorporated by reference to Exhibit 3.2 from the Company's registration on Form 10-SB.

  5       Opinion of Krys, Boyle, Freedman & Sawyer, P.C.
          Filed herewith electronically.

 10.1 Agreement with National College Recruiting Association as incorporated by reference to Exhibit 10.1 from the Company's registration on Form 10-SB.

 10.2 Management Services Agreement with Chartwell International, Inc. as incorporated by reference to Exhibit 10.2 from the Company's registration on Form 10-SB.

 10.3 Office Lease with Chartwell International, Inc. as incorporated by reference to Exhibit 10.3 from the Company's registration on Form 10-SB.

 10.4 Office Lease with The Intrepid Company as incorporated by reference to Exhibit 10.4 from the Company's registration on Form 10-SB.

 10.5 Consulting Agreement with Wayne O. Gemas as incorporated by reference to Exhibit 10.5 from the Company's registration on Form 10-SB.

 10.6 Executive Employment Agreement with Kevin Gemas as incorporated by reference to Exhibit 10.6 from the Company's registration on Form 10-SB.

 10.7 Employment Agreement with Arthur D. Harrison as incorporated by reference to Exhibit 10.7 from the Company's registration on Form 10-SB.

 10.8 Employment Agreement with Rick N. Newton as incorporated by reference to Exhibit 10.8 from the Company's registration on Form 10-SB.

 10.9 Promissory Note to Arthur D. Harrison dated June 15, 1999 as incorporated by reference to Exhibit 10.9 from the Company's registration on Form 10-SB.

 10.10 Employment and Stock Option Agreement with Jerome M. Lapin dated August 9, 1999 as incorporated by reference to Exhibit 10.10 from the Company's registration on Form 10-SB.

 10.11 Promissory Note to Chartwell International, Inc. dated January 28, 2000, as amended as incorporated by reference to Exhibit 10.11 from the Company's registration on Form 10-SB.

 10.12 Promissory Note to Chartwell International, Inc. dated February 1, 2000 as amended as incorporated by reference to Exhibit 10.12 from the Company's registration on Form 10-SB.

 10.13 Amendment to Agreement with National College Recruiting Association as incorporated by reference to Exhibit 10.13 from the Company's registration on Form 10-SB/A No.2.

 10.14 Investment Agreement with Swartz Private Equity, LLC as incorporated by reference to Exhibit 10.14 from the Company's registration on Form 10-SB/A No.2.

 10.15 Promissory Notes and Security Agreement to Constance J. Cooper as incorporated by reference to Exhibit 10.15 from the Company's registration on Form 10-SB/A No.2.

 10.16 Employment Agreement with Constance J. Cooper as incorporated by reference to Exhibit 10.16 from the Company's registration on Form 10-SB/A No.2.

 10.17 Office lease with SanTom Holdings, L.L.C. as incorporated by reference to Exhibit 10.17 from the Company's registration on Form 10-SB/A No. 2.

 10.18 Custom Software Development and License Agreement dated March 1, 1998 between College Resource Management, inc., and International Business Consulting, Inc. as incorporated by reference to Exhibit
          10.18 from the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.

 10.19 Executive Employment Agreement dated July 31, 2000 by and between CRM and Richard L. Sechrist II as incorporated by reference to
          Exhibit 10.19 from the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.

 10.20 Executive Employment Agreement dated July 31, 2000 by and between CRM and David L. Russell as incorporated by reference to
          Exhibit 10.20 from the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.

 10.21 Executive Employment Agreement dated July 31, 2000 by and between CRM and Marilu Hall as incorporated by reference to Exhibit 10.21 from the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.

 10.22 Executive Employment Agreement dated July 31, 2000 by and between CRM and Richard V. Wilson as incorporated by reference to
          Exhibit 10.22 from the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.

 10.23 Executive Employment Agreement dated July 31, 2000 by and between CRM and Timothy William White Executive as incorporated by reference to Exhibit 10.23 from the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.

 10.24 Cook Covington Operating Lease Agreement as incorporated by reference to Exhibit 10.24 from the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.

 10.25 Receivables Purchase Agreement dated June 20, 2001, by and among the Company, The College Partnership, Inc. and Monterey Financial Services, Inc. as incorporated by reference to
          Exhibit 10.1 from the Company's Report on Form 8-K dated
          June 20, 2001.

 10.26 Amended and Restated Investment Agreement dated July 11, 2001 between College Bound Student Alliance and Swartz Private Equity, LLC. as incorporated by reference to Exhibit 10.2 from the Company's Report on Form 8-K dated June 20, 2001.

 10.27    Amended and Restated Registration Rights Agreement dated
          July 11, 2001 between College Bound Student Alliance and Swartz Private Equity, LLC. as incorporated by reference to
          Exhibit 10.3 from the Company's Report on Form 8-K dated
          June 20, 2001.

 10.28 Warrant to Purchase Common Stock issued to Swartz Private Equity, LLC. as incorporated by reference to Exhibit
          10.4 from the Company's Report on Form 8-K dated June 20, 2001.

 10.29 Amended and Restated Agreement dated July 11, 2001 between College Bound Student Alliance and Swartz Private Equity, LLC. (Warrant Side Agreement) as incorporated by reference to
          Exhibit 10.5 from the Company's Report on Form 8-K dated
          June 20, 2001.

 10.33 Form of Warrant to Purchase Common Stock to be issued to Swartz Private Equity, LLC. as incorporated by reference to
          Exhibit 10.6 from the Company's Report on Form 8-K dated
          June 20, 2001.

  21      Subsidiaries of the Registrant as incorporated by reference to
          Exhibit 21 from the Company's registration on Form 10-SB/A No. 2.

 23.1     Consent of Krys Boyle Freedman & Sawyer, P.C. *

 23.2     Consent of KPMG LLP.  Filed herewith electronically.
________________________

*   Contained in the legal opinion filed as Exhibit 5 herewith




UNDERTAKINGS

     We undertake and commit as follows:

A. 1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act.

         (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. We will, for determining any liabilities under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Issuer under Rule 424 (b) (1), or (4) or 497 (h), under the Securities Act (Sections 230.424(b)(1),4 or 230.497(h)) as part of this Registration Statement as of the time the Commission declared it effective.

     We will also, for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on August 2, 2001.


                              COLLEGE BOUND STUDENT ALLIANCE, INC.


Date: August 2, 2001          By:/s/Jerome M. Lapin
                                 ----------------------------------
                                 Jerome M. Lapin
                                 Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.


Date: August 2, 2001          By:/s/ Jerome M. Lapin
                                 -------------------------------------
                                 Jerome M. Lapin
                                 Chief Executive Officer and Chairman
                                 of the Board


Date: August 2, 2001          By:/s/ John J. Grace
                                 -------------------------------------
                                 John J. Grace
                                 Chief Financial Officer


Date: August 2, 2001          By:/s/ Janice Jones
                                 -------------------------------------
                                 Janice Jones
                                 Executive Vice President-Corporate
                                   Development, Secretary and Director

Date: August 2, 2001          By:/s/ Rick Newton
                                 -------------------------------------
                                 Rick Newton
                                 Director

Date: August 2, 2001          By:/s/ Peter Lambert
                                 -------------------------------------
                                 Peter Lambert
                                 Director


Date: August 2, 2001          By:/s/ Harris Ravine
                                 -------------------------------------
                                 Harris Ravine
                                 Director